UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to § 240.14a-12

HOUGHTON MIFFLIN HARCOURT COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 27, 2020

Dear Stockholders:

I would like to invite you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Houghton Mifflin Harcourt Company on Tuesday, May 19, 2020, at 8:00 a.m., Eastern Time. We have adapted a virtual format for our Annual Meeting to provide a consistent and convenient experience to all stockholders regardless of location, and to support the health and well-being of our stockholders, employees and directors in light of the recent coronavirus (COVID-19) outbreak.  There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person.  You may attend the Annual Meeting virtually via the Internet where you will be able to vote electronically and submit questions.  In order to attend, you must register in advance at www.proxydocs.com/HMHC prior to the deadline of May 15, 2020 at 5:00 p.m. Eastern Time.  Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.  Please be sure to follow instructions found on your proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email. The accompanying notice of the Annual Meeting and proxy statement set forth the details regarding the Annual Meeting and the business to be conducted.

At the Annual Meeting, we will ask you to elect the nine director nominees listed in the proxy statement, consider a non-binding advisory vote to approve the compensation of our named executive officers, consider a non-binding advisory vote to recommend the frequency of the non-binding, advisory vote on the compensation of our named executive officers, vote to approve the adoption of our Amended and Restated 2015 Omnibus Incentive Plan and ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2020. We will also act upon any other business matters properly brought before the Annual Meeting. The attached proxy statement explains our voting procedures, describes the business we will conduct at the Annual Meeting and provides information about Houghton Mifflin Harcourt Company that you should consider when you vote your shares at the Annual Meeting. Further information about how to attend the Annual Meeting online, vote your shares electronically during the meeting and submit questions online during the meeting is included in the accompanying proxy statement.

It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the virtual Annual Meeting, we encourage you to complete, sign, date and return a proxy card or, for shares held in “street name,” voting instruction form, promptly so that your shares will be represented at the Annual Meeting. You may also access the proxy materials and vote via the Internet as described in the instructions included in the Notice of Internet Availability of Proxy Materials that you will receive, or vote by telephone. Your proxy is revocable at any time before it is voted and will not affect your right to vote electronically if you attend the virtual Annual Meeting.

I hope you will attend the Annual Meeting virtually. Thank you for your ongoing support of Houghton Mifflin Harcourt Company.

Very truly yours,

John J. Lynch, Jr.

President and Chief Executive Officer

125 High Street

Boston, Massachusetts 02110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, MAY 19, 2020, 8:00 A.M. (EASTERN TIME)

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Houghton Mifflin Harcourt Company (the “Company”) will be held on Tuesday, May 19, 2020, at 8:00 a.m., Eastern Time, or at any subsequent time that may be necessary by virtue of any adjournment or postponement of the Annual Meeting.  The Annual Meeting will be a virtual stockholders meeting. The purpose of the Annual Meeting is for the stockholders to consider and vote upon the following matters:

(1)

To elect nine (9) directors to the board of directors (the “Board”), each to serve until the Company’s next annual meeting of stockholders and until their successors are elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal;

(2)	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;
(3)	recommend, on a non-binding, advisory basis, the frequency of the non-binding, advisory vote regarding the compensation of the Company’s named executive officers;
(4)	To approve the adoption of the Company’s Amended and Restated 2015 Omnibus Incentive Plan;
(5)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and
(6)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on March 20, 2020 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Representation of at least a majority of the voting power represented by all outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Accordingly, it is important that your shares be represented at the Annual Meeting.

In order to attend the virtual Annual Meeting, you must register in advance at www.proxydocs.com/HMHC prior to the deadline of May 15, 2020 at 5:00 p.m. Eastern Time.  Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the meeting and will permit you to submit questions.  You will not be able to attend the Annual Meeting in person.

We will be using the Securities and Exchange Commission’s Notice and Access model (“Notice and Access”), which allows us to deliver proxy materials via the Internet, as the primary means of furnishing proxy materials. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about March 27, 2020, we will mail to stockholders holding shares in “street name” a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2019 (our “2019 Annual Report”) online and how to vote via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive paper copies of the proxy materials and our 2019 Annual Report.

Houghton Mifflin Harcourt Company	2020 Proxy Statement	i

By Order of the Board of Directors,

William F. Bayers

Executive Vice President, Secretary and General Counsel

Boston, Massachusetts

March 27, 2020

YOUR VOTE IS IMPORTANT

We urge you to vote using telephone or Internet voting, if available to you, or if you received these proxy materials by mail, by completing, signing, dating and returning a proxy card or voting instruction form promptly. Please note that if your shares are held by a bank, broker or other recordholder and you wish to vote them at the virtual Annual Meeting, you must obtain a legal proxy from that recordholder.

Important Notice Regarding the Availability of

Proxy Materials for the 2020 Annual Meeting of Stockholders

To Be Held on May 19, 2020.

The Notice of Annual Meeting, proxy statement and the 2019 Annual Report are available at www.hmhco.com.

Houghton Mifflin Harcourt Company	2020 Proxy Statement	ii

PROXY VOTING METHODS

If, at the close of business on March 20, 2020, you were a stockholder of record, you may vote your shares by proxy on the Internet, by telephone or by mail, or you may also vote electronically at the virtual Annual Meeting.   This year’s Annual Meeting is a virtual stockholders meeting, in order to attend you must to register in advance at www.proxydocs.com/HMHC prior to the deadline of May 15, 2012 at 5:00 p.m. Eastern Time.  For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. To reduce our administrative and postage costs, we ask that you vote on the Internet or by telephone, both of which are available 24 hours a day, seven days a week. You may revoke your proxies or change your vote at the times and as described in the “General Information” section of this proxy statement.

If you are a stockholder of record or hold shares through a broker or nominee and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Time) on May 18, 2020 to be counted.

To vote by proxy if you are a stockholder of record:

BY INTERNET	• Go to www.proxypush.com/HMHC and follow the instructions, 24 hours a day, seven days a week. • You will need the control number included on your proxy card.

BY TELEPHONE

•   From a touch-tone telephone, dial the toll-free number on your proxy card and follow the recorded instructions, 24 hours a day, seven days a week.

•   You will need the control number included on your proxy card.

BY MAIL

•   If you have not already received a proxy card, you may request a proxy card from us by contacting our Secretary by calling our office at (617) 351-5000.

•   When you receive the proxy card, mark your selections on the proxy card.

•   Date and sign your name exactly as it appears on your proxy card.

•   Mail the proxy card in the postage-paid envelope that will be provided to you.

If your Houghton Mifflin Harcourt Company shares are held by a broker or nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that voting instruction form regarding how to instruct your broker or nominee to vote your shares. If your shares are held in street name at a broker and you do not provide voting instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. Proposals 1, 2, 3 and 4 (Election of Directors, Advisory Vote on the Compensation of Named Executive Officers, Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation and the Approval of the Amended and Restated 2015 Omnibus Incentive Plan) are non-routine items. Proposal 5 (Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm) is a routine item. On non-routine items for which you do not provide voting instructions to your broker, the shares will be treated as broker non-votes.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

Houghton Mifflin Harcourt Company	2020 Proxy Statement	iii

Forward-Looking Statements

The statements contained in this proxy statement include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will,” “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. Forward-looking statements include all statements that are not statements of historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations; financial condition; liquidity; prospects, growth and strategies; our competitive strengths; the industry in which we operate; the impact of new accounting guidance and tax laws; expenses; effective tax rates; future liabilities; the outcome and impact of pending or threatened litigation; decisions of our customers; education expenditures; population growth; state curriculum adoptions and purchasing cycles; the impact of dispositions, acquisitions and other investments; the timing, structure and expected impact of our operational efficiency and cost-reduction initiatives and the estimated savings and amounts expected to be incurred in connection therewith; and potential business decisions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. We caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those made in or suggested by the forward-looking statements contained herein. In addition, even if actual results are consistent with the forward-looking statements contained herein, those results or developments may not be indicative of results or developments in subsequent periods.

Houghton Mifflin Harcourt Company	2020 Proxy Statement	iv

Important factors that could cause our results to vary from expectations include, but are not limited to: changes in state and local education funding and/or related programs, legislation and procurement processes; changes in state academic standards; industry cycles and trends; the rate and state of technological change; state requirements related to digital instructional materials; changes in product distribution channels and concentration of retailer power; changes in our competitive environment, including free and low cost open educational resources; periods of operating and net losses; our ability to enforce our intellectual property and proprietary rights; risks based on information technology systems and potential breaches of those systems; dependence on a small number of print and paper vendors; third-party software and technology development; possible defects in digital products; our ability to identify, complete, or achieve the expected benefits of, acquisitions; our ability to execute on our long-term growth strategy; increases in our operating costs; exposure to litigation; major disasters or other external threats, such as COVID-19; contingent liabilities; risks related to our indebtedness; future impairment charges; changes in school district payment practices; a potential increase in the portion of our sales coming from digital sales; risks related to doing business abroad; changes in tax law or interpretation; management and personnel changes; timing, higher costs and unintended consequences of our operational efficiency and cost-reduction initiatives, including our recently announced workforce reduction; and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other news releases we issue and filings we make with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking events described herein may not occur.

We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein.

References to Houghton Mifflin Harcourt Company

As used in this proxy statement, the terms “we,” “us,” “our,” “HMH” and the “Company” refer to Houghton Mifflin Harcourt Company, formerly known as HMH Holdings (Delaware), Inc., and its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.

Houghton Mifflin Harcourt Company	2020 Proxy Statement	v

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

Information about our 2020 Annual Meeting of Stockholders

Date and time	Tuesday, May 19, 2020 at 8:00 a.m. Eastern Time

Location	The meeting is a virtual stockholders meeting only, please register to attend at www.proxydocs.com/HMHC

Record Date	March 20, 2020

Voting Matters

	Proposal	More Information	Board Recommendation

Proposal 1

To elect nine (9) directors to the board of directors, each to serve until the Company’s next annual meeting of stockholders and until their respective successors are elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.

		Page 21	FOR each nominee

Proposal 2	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.	Page 64	FOR

Proposal 3	To recommend, on a non-binding advisory basis, the frequency of the non-binding advisory vote regarding the compensation of the Company’s named executive officers.	Page 65	FOR “EVERY YEAR”
Proposal 4	To approve the adoption of the Company’s Amended and Restated 2015 Omnibus Incentive Plan.	Page 66	FOR

Proposal 5	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.	Page 80	FOR

Houghton Mifflin Harcourt Company	2020 Proxy Statement	1

     PROXY STATEMENT SUMMARY - (Continued)

Corporate Governance Highlights

We are committed to having sound corporate governance principles that serve the best interest of all our stockholders. Some highlights of our corporate governance practices are listed below.

What We Do ✓

✓	Hold Annual Election of All Directors

✓	8 Independent Directors out of 9 Director Nominees

✓	Have Separate Chairman and Chief Executive Officer

✓	Our Chairman is an Independent Director

✓	100% Independent Board Committees

✓	Annual Board, Committee and Director Evaluations

✓	Regular Executive Sessions of Independent Directors

✓	Risk Oversight by Board and Committees

✓	Access to Executives, Employees and Advisers

✓	Continuing Director Education

Director Nominees

		Director Since		Committee Memberships			Other Public Company Boards
Name	Age		Professional Background	Audit	Comp	NEG

Daniel Allen	51	2016	Senior Advisor, Anchorage Capital Group, L.L.C.				—

L. Gordon Crovitz	61	2012	Co-Chief Executive Officer of News Guard Technologies Inc.				2

Jean S. Desravines	48	2018	Chief Executive Officer of New Leaders Inc.				—

Lawrence K. Fish*	75	2011	Former Chairman and Chief Executive Officer of Citizens Financial Group, Inc.				1

Jill A. Greenthal	63	2012	Senior Advisor in Private Equity, Blackstone Group				3

John F. Killian	65	2011	Former Executive Vice President and Chief Financial Officer of Verizon Communications Inc.				2

John J. Lynch, Jr.	61	2017	President and Chief Executive Officer of Houghton Mifflin Harcourt Company	—	—	—	—

John R. McKernan, Jr.	71	2012	Chairman and Chief Executive Officer, McKernan Enterprises, Inc.				1

Tracey D. Weber	53	2016	General Manager for Digital Commerce & SaaS for IBM				—

    Audit:   Audit Committee

    Comp: Compensation Committee

    NEG:   Nominating, Ethics and Governance Committee

*	= Chairman of the Board; = Chair; = Member

Houghton Mifflin Harcourt Company	2020 Proxy Statement	2

     PROXY STATEMENT SUMMARY - (Continued)

Executive Compensation Highlights

Our compensation programs, practices and policies are reviewed by the Compensation Committee on an ongoing basis for alignment with our business strategy and shareholder interests. Our compensation philosophy is focused on pay for performance and is designed to reflect appropriate governance practices aligned with the needs of the Company. Listed below are some of the Company’s key practices and policies adopted to drive employee and Company performance, mitigate against undue risk, and to align the interests of our executives and other key employees with those of our stockholders.

What We Do ✓

✓	Use Mix of Fixed and Variable Compensation, with an Emphasis on Variable Compensation

✓	Use Mix of Annual- and Long-Term Incentive Compensation, with an Emphasis on Long-Term Incentive Compensation

✓	Work with an Independent Executive Compensation Consultant

✓	Design Compensation Programs to Avoid Excessive Risk-Taking

✓	Maintain Clawback Policy

✓	Maintain Stock Ownership Policy

What We Don’t Do x

x	No Excise Tax Gross-Ups

x	No Pensions or Supplemental Executive Retirement Plans

x	No Single Trigger Equity Acceleration

x	No Repricing or Cash Buyouts of Underwater Stock Options without Stockholder Approval

x	No Discounted Stock Options

x	No Dividend Equivalents Paid on Unearned Performance Awards

x	No Unauthorized Hedging or Pledging

x	No Excessive Use of Perquisites

Houghton Mifflin Harcourt Company	2020 Proxy Statement	3

GENERAL INFORMATION

1. When and where is the Annual Meeting?

Our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will be a completely virtual meeting on Tuesday, May 19, 2020, at 8:00 a.m., Eastern Time, or at any subsequent time that may be necessary by any adjournment or postponement of the Annual Meeting.  There will be no physical meeting location.  The meeting will only be conducted via live webcast.

In order to attend, you must register in advance at www.proxydocs.com/HMHC prior to the deadline of May 15, 2020 at 5:00 p.m. Eastern Time.  Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and you will have the ability to submit questions.  Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.

Online registration will begin at 5:00 p.m., Eastern Time on March 27, 2020, and you should allow ample time for the online registration. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 8:00 a.m., Eastern Time, on May 19, 2020.  You may log on to the virtual meeting starting one hour before it begins.

2. Why is the 2020 annual meeting of stockholders a virtual, online meeting?

To support the health and well-being of our stockholders, employees and directors in light of the recent novel coronavirus (“COVID-19”) outbreak, our Annual Meeting of stockholders will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. In light of the public health and safety concerns related to COVID-19, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct which will be posted at www.proxydocs.com/HMHC in advance of the meeting. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

3. Why am I receiving these proxy materials?

We are furnishing you these proxy materials in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) for use at the Annual Meeting, including any postponements or adjournments thereof. This proxy statement includes information that we are required to provide under rules of the U.S. Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting your shares.

4. What is “Notice and Access” and why did the Company elect to use it?

We are providing access to our proxy materials over the Internet under the Notice and Access rules of the SEC. On or about March 27, 2020, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders who hold shares in “street name” in lieu of mailing a paper copy of the proxy materials. The Notice includes information on how to access and review the proxy materials and how to vote via the Internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials by mail or by email. Instructions on how to request a printed copy of the proxy materials may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or by e-mail on an ongoing basis.

Choosing to access our proxy materials over the Internet or to receive proxy materials by email will decrease costs, expedite distribution of proxy materials to you and reduce our environmental impact. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our Annual Meeting.

Houghton Mifflin Harcourt Company	2020 Proxy Statement	4

     GENERAL INFORMATION - (Continued)

5. How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to: (1) view our proxy materials for the Annual Meeting on the Internet; and (2) instruct us to send proxy materials to you by e-mail. The proxy materials are also available in the “Investors” section of our website at www.hmhco.com under the heading “Financial Information.”

6. What is included in the proxy materials?

The proxy materials include:

•	the Notice;
•	this proxy statement; and
•	our Annual Report to Stockholders for the fiscal year ended December 31, 2019 (the “2019 Annual Report”).

If you receive a paper copy of these materials by mail, the proxy materials also include a proxy card or voting instruction form.

7. What does it mean if I receive more than one Notice or proxy card or voting instruction form on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all of your shares are voted, please sign and return each proxy card or voting instruction form or, if you vote by Internet or telephone, vote once for each Notice or proxy card or voting instruction form that you receive.

8. Who pays the cost of soliciting proxies for the Annual Meeting?

Proxies will be solicited on behalf of the Board by mail, telephone, e-mail or other electronic means or in person, and we will pay the solicitation costs. We will supply our proxy materials, including our 2019 Annual Report, to brokers, dealers, banks and voting trustees, or their nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. The Company has retained Georgeson LLC to assist in soliciting proxies in connection with the Annual Meeting, for an estimated fee of up to approximately $12,500, plus expenses.

9. Who is entitled to vote at the Annual Meeting?

In accordance with our Amended and Restated By-Laws (the “By-Laws”), the Board has fixed the close of business on March 20, 2020 as the record date (the “Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, the outstanding number of our voting securities was 125,406,121 shares of common stock. Each stockholder is entitled to one vote for each share of common stock he or she held as of the Record Date. A complete list of registered stockholders will be available at least 10 days prior to the meeting at www.proxydocs.com/HMHC. This list will also be available to stockholders of record during the annual meeting for examination. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. Shares of common stock that are present virtually during the Annual Meeting constitute shares of common stock represented “in person.”

Houghton Mifflin Harcourt Company	2020 Proxy Statement	5

     GENERAL INFORMATION - (Continued)

10. What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

Proposal 1	To elect the nine (9) director nominees who are named in this proxy statement to the Board.
Proposal 2	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.
Proposal 3	To recommend, on a non-binding advisory basis, the frequency of the non-binding, advisory vote regarding the compensation of the Company’s named executive officers.
Proposal 4	To approve the adoption of the Company’s Amended and Restated 2015 Omnibus Incentive Plan.
Proposal 5	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
Other	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

11. What is the vote required for each proposal and what are my voting choices?

	Proposal	Vote Required	What Are My Voting Choices?	Broker Discretionary Voting Allowed?
Proposal 1	Election of nine (9) directors	Plurality of the shares represented in person or by proxy and entitled to vote on the election of directors	“FOR” or “WITHHOLD”	No
Proposal 2	Advisory vote on the compensation of named executive officers	Majority of the shares represented in person or by proxy and entitled to vote on such proposal	“FOR,” “AGAINST” or “ABSTAIN”	No
Proposal 3	Advisory vote on frequency of advisory vote on executive compensation	Plurality of the votes cast	“EVERY YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS,” or “ABSTAIN”	No
Proposal 4	Approval of the Amended and Restated 2015 Omnibus Incentive Plan	Majority of the shares represented in person or by proxy and entitled to vote on such proposal	“FOR,” “AGAINST” or “ABSTAIN”	No
Proposal 5	Ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020	Majority of the shares represented in person or by proxy and entitled to vote on such proposal	“FOR,” “AGAINST” or “ABSTAIN”	Yes

Houghton Mifflin Harcourt Company	2020 Proxy Statement	6

     GENERAL INFORMATION - (Continued)

With respect to Proposal 1, the election of directors, you may vote “FOR” or “WITHHOLD” with respect to each nominee for director. A “plurality” means that the nine director nominees that receive the highest number of votes cast “FOR” will be elected. Stockholders have the option to express dissatisfaction with a nominee by indicating that they wish to “WITHHOLD” authority to vote their shares in favor of the nominee. A substantial number of “WITHHOLD” votes will not prevent a nominee from getting elected, but it can influence future decisions by the Nominating, Ethics and Governance Committee and the Board concerning nominees.

With respect to Proposals 2, 4 and 5 (or any other matter to be voted on at the Annual Meeting), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on such proposals, the abstention will have the same effect as an “AGAINST” vote.

With respect to Proposal 3, you may vote “EVERY YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS” or “ABSTAIN.”  If you “ABSTAIN” from voting on Proposal 3, the abstention will have an effect on the outcome of the vote (only because the outcome is determined by the number of affirmative votes for each option).

12. Could other matters be decided at the Annual Meeting?

We are not aware of any matters to properly come before the Annual Meeting other than those described in this proxy statement. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

13. How does the Board recommend that I vote?

The Board recommends that you vote:

FOR	The election of the nine (9) director nominees who are named in this proxy statement to the Board.

FOR	The approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.
FOR

The recommendation, on a non-binding advisory basis, of the frequency of the non-binding, advisory vote regarding the compensation of the Company’s named executive officers as “EVERY YEAR” (an annual vote).

FOR	The approval of the adoption of the Amended and Restated 2015 Omnibus Incentive Plan.
FOR	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Houghton Mifflin Harcourt Company	2020 Proxy Statement	7

     GENERAL INFORMATION - (Continued)

14. How do I vote my shares?

How to vote your shares depends on whether you hold your shares as a “stockholder of record” or as a “beneficial owner.” We explain these terms in the answer provided to Question 15, below. If you are a stockholder of record, you can vote in the following ways:

By Internet

By following the Internet voting instructions included in the proxy materials sent to you (or by going to www.proxypush.com/HMHC and following the instructions) at any time up until 11:59 p.m., Eastern Time, on May 18, 2020.

By Telephone

By following the telephone voting instructions included in the proxy materials sent to you (i.e., by calling 1-866-390-5371 and following the instructions) at any time up until 11:59 p.m., Eastern Time, on May 18, 2020.

By Mail

If you have received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting. If a proxy card is dated, signed and returned without specifying choices, the proxies will be voted in accordance with the recommendations of the Board set forth in this proxy statement, and, in the discretion of the persons named in your proxy, upon such other business as may properly come before the Annual Meeting.

Vote Electronically During the Virtual Annual Meeting

First, you must satisfy the requirements by registering to attend the Annual Meeting at www.proxydocs.com/HMHC (see below). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must vote electronically during the virtual Annual Meeting up to the closing of the polls. Even if you plan to attend the virtual Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

If you are a beneficial owner, you should follow the instructions in the Notice or the voting instructions provided by your broker or nominee. In these cases, you may vote by Internet, telephone or mail, as applicable. You may vote your shares beneficially held through your broker if you attend the virtual Annual Meeting and you obtain a legal proxy from your broker giving you the legal right to vote the shares at the virtual Annual Meeting.

15. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record

You are a “stockholder of record” if, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent and registrar.

Beneficial Owner

You are a “beneficial owner” if, at the close of business on the Record Date, your shares were held by a brokerage firm or other nominee and not in your name. To be a “beneficial owner” means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares as described in Questions 19 and 20, below.

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     GENERAL INFORMATION - (Continued)

16. What do I need to attend the virtual Annual Meeting?

In order to attend, you must register in advance at www.proxydocs.com/HMHC prior to the deadline of May 15, 2020 at 5:00 p.m. Eastern Time.  Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and you will have the ability to submit questions.  Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.

17. How do I submit a question at the virtual Annual Meeting?

If you wish to submit a question, on the day of the Annual Meeting, beginning at 8:00a.m., Eastern Time on May 19, 2020, you may log into the virtual meeting platform at using the unique link provided to you via email following the completion of your registration at www.proxydocs.com/HMHC, type your question into the “Ask a Question” field, and click “Submit.” Our virtual meeting will be governed by our Rules of Conduct which will be posted at www.proxydocs.com/HMHC in advance of the meeting. The Rules of Conduct will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

18. Are there other things I should know if I intend to attend the virtual Annual Meeting?

Please note that you can only access the virtual Annual Meeting via your unique link to the Annual Meeting that will be emailed to you following completion of your registration at www.proxydocs.com/HMHC.

19. What will happen if I do not vote my shares?

Stockholders of Record

If you are the stockholder of record and you do not vote by proxy card, by telephone, via the Internet or vote your shares electronically during the virtual Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners

If you are the beneficial owner and you do not direct your broker or nominee regarding how to vote your shares, your broker or nominee may vote your shares only on those proposals for which it has discretion to vote. Under applicable stock exchange rules, your broker or nominee generally does not have discretion to vote your shares on the election of directors, executive compensation proposals and other significant matters and, as such, does not have discretion to vote your shares with regard to Proposals 1, 2, 3 and 4. We believe that Proposal 5 — ratification of the appointment of our independent registered public accounting firm — is a routine matter on which brokers and nominees can vote on behalf of their clients, if clients do not furnish voting instructions.

20. What is the effect of a broker non-vote?

Subject to applicable stock exchange and SEC rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present virtually at the Annual Meeting or represented by proxy and entitled to vote with respect to certain proposals. Accordingly, a broker non-vote will not impact our ability to obtain a quorum, nor will it impact the outcome of voting on Proposals 1, 2, 3 and 4. Because brokers are entitled to vote on Proposal 5, we do not anticipate any broker non-votes with regard to this proposal.

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     GENERAL INFORMATION - (Continued)

21. May I revoke my proxy or change my vote?

Yes, our By-Laws provide that you may revoke a proxy you have given at any time before it is voted at the Annual Meeting by:

•	delivering to our Secretary a letter revoking the proxy, which our Secretary must receive prior to the Annual Meeting;

•	delivering to our Secretary a new proxy, bearing a later date than the previous proxy, which our Secretary must receive prior to the Annual Meeting; or
•	attending the virtual Annual Meeting and voting electronically during the meeting before the polls close.

Attendance at the virtual Annual Meeting does not, standing alone, constitute your revocation of a proxy. You may change your vote at any time prior to the voting of your shares at the virtual Annual Meeting by:

•	casting a new vote by telephone or over the Internet by the time and date set forth in Question 14 above; or
•	sending a new proxy card or voting instruction form with a later date that is received prior to the Annual Meeting.

22. Where do I send a stockholder proposal for consideration at the Company’s 2021 Annual Meeting of Stockholders?

If you wish to propose a matter for consideration at our 2021 Annual Meeting of Stockholders, the proposal should be mailed by certified mail, return receipt requested, to our Secretary at the Company’s principal executive office, 125 High Street, Boston, Massachusetts 02110.

For a stockholder proposal to be considered for inclusion in our proxy statement for our 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposal must be received by our Secretary at our principal executive office on or before November 27, 2020 by 5:00 p.m., Eastern Time. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

Even if a stockholder proposal is not eligible for inclusion in our proxy statement pursuant to Rule 14a-8, the proposal may still be offered for consideration at an annual meeting according to the procedures set forth in our By-Laws. A stockholder who wishes to offer a proposal for consideration at our 2021 Annual Meeting of Stockholders (where such proposal does not otherwise qualify for inclusion in our 2021 proxy statement under Rule 14a-8) may do so by delivering written notice of the proposal to our Secretary, not before January 19, 2021 and not later than February 18, 2021. See “Stockholder Proposals and Nominations for the 2021 Annual Meeting” below in this proxy statement.

23. How can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results during the virtual Annual Meeting. We will publish final voting results in a current report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the official voting results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they become available.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

We maintain corporate governance guidelines (the “Corporate Governance Guidelines”) that set forth a flexible framework within which the Board, assisted by its committees, exercises its responsibilities. The Corporate Governance Guidelines provide a flexible framework for the conduct of the Board’s business and address, among other things:

•	Board membership, including size, director independence, membership criteria, and selection of new directors.
•	Board leadership structure.
•	Board procedures and practices, including meetings, conflicts of interest, director compensation, and performance assessment.
•	Board committees and chairs.
•	Management succession planning and review.

The Company’s Corporate Governance Guidelines are available in the “Investors” section of our website at www.hmhco.com under the heading “Corporate Governance” and are also available in print to any person who requests them by writing to: Houghton Mifflin Harcourt Company, Investor Relations, 125 High Street, Boston, Massachusetts 02110.

Code of Conduct

We maintain a code of conduct (the “Code of Conduct”) that applies to all directors, officers and employees of the Company and serves as the foundation of our ethics and compliance program. Included within the Code of Conduct is our Finance Department Code of Ethics, which (in addition to the other provisions of our Code of Conduct) is applicable to our Chief Executive Officer, Chief Financial Officer and all other members of our finance department. Any substantive amendments to or waivers from a provision of the Code of Conduct requiring disclosure under applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”) or the SEC will be disclosed on our website. Under our Code of Conduct, all employees have a duty to report any violation or suspected violation of the policy or law to the appropriate personnel as identified in the policy.

The Code of Conduct is available in the “Investors” section of our website at www.hmhco.com under the heading “Corporate Governance” and is also available in print to any person who requests it by writing to: Houghton Mifflin Harcourt Company, Investor Relations, 125 High Street, Boston, Massachusetts 02110.

Director Independence

Nasdaq rules provide that a majority of our Board must be comprised of “independent directors”. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that Daniel Allen, L. Gordon Crovitz, Jean S. Desravines, Lawrence K. Fish, Jill A. Greenthal, John F. Killian, John R. McKernan, Jr., E. Rogers Novak, Jr. and Tracey D. Weber are independent directors.

Our Board has also determined that all of the members of its Audit Committee, Compensation Committee and Nominating, Ethics and Governance Committee are independent directors as defined under applicable Nasdaq rules and, in the case of all members of the Audit Committee, the independence requirements under Rule 10A-3 under the Exchange Act, and, in the case of all members of the Compensation Committee, the independence requirements under Rule 10C-1 under the Exchange Act.

In making such independence determinations for directors (and for members of committees, as applicable), our Board considered the criteria required by applicable Nasdaq rules, including, but not limited to, our relationships with the family members of such directors and companies with which such directors are affiliated and the relationships between our directors (including companies with which they

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     CORPORATE GOVERNANCE - (Continued)

are affiliated) and our independent auditors, as well as Mr. Crovitz having served as our interim President and Chief Executive officer from late September 2016 through mid-April 2017, and the Company’s payment of a portion of the compensation of Mr. Fish’s executive assistant not attributed to services rendered to the Company.

Board Leadership Structure

We currently separate the roles of the Chairman of the Board and the Chief Executive Officer. Our President and Chief Executive Officer is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board, who is also an independent director, provides guidance and counsel to our Chief Executive Officer and presides over meetings of the Board. The Board believes that the separation of the two roles appropriately balances the need for our Chief Executive Officer to run our day-to-day operations, with involvement and oversight from the Chairman. The Board periodically reviews its leadership structure to determine whether it continues to best serve the Company and our stockholders.

Committees of the Board

Our Board has standing Audit, Compensation and Nominating, Ethics and Governance Committees. The standing Board committees are chaired by independent directors, each of whom reports regularly to the Board at Board meetings on the activities and decisions made by the respective committees. The Board makes committee assignments and designates committee chairs based on a director’s independence, knowledge and areas of expertise. We believe this structure helps facilitate efficient decision-making and communication among our directors and fosters efficient Board functioning at Board meetings. The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. We describe the current functions and members of each committee below.

The table below provides current standing committee memberships and 2019 committee meeting information:

Director	Audit	Compensation	Nominating, Ethics and Governance

Daniel Allen

L. Gordon Crovitz(1)

Jean S. Desravines

Lawrence K. Fish*

Jill A. Greenthal

John F. Killian(2)

John J. Lynch, Jr.

John R. McKernan, Jr.

E. Rogers Novak, Jr.
Tracey D. Weber

Actions by Written Consent	0	2	1

Total Committee Meetings	6	5	4

(1)

On February 25, 2020, the Board approved the appointment of Mr. Crovitz to join the Audit Committee effective April 11, 2020, the date that is three years after the date that Mr. Crovitz’s employment as the Company’s Interim Chief Executive Officer ended.

(2)	The Board has determined that Mr. Killian qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.
* = Chairman of the Board; = Chair; = Member

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     CORPORATE GOVERNANCE - (Continued)

Audit Committee

Our Audit Committee Charter sets forth the duties of the Audit Committee. The Audit Committee oversees the accounting and financial reporting processes of the Company related to internal controls, the audit of the Company’s financial statements, and such other matters as required under SEC rules and regulations and Nasdaq listing standards. Among other things, the Audit Committee meets with management, the internal auditors and the independent auditors to review internal accounting controls and accounting, auditing, and financial reporting matters. The Audit Committee approves the appointment of our independent auditors, reviews and approves the scope of the annual audits of our financial statements, reviews our internal control over financial reporting, reviews and approves any non-audit services performed by the independent auditors, reviews the findings and recommendations of the internal and independent auditors, periodically reviews major accounting policies and oversees and administers our related person transactions policy.

More detailed description of the functions, duties and responsibilities of the Audit Committee are set forth in its charter, which is available in the “Investors” section of our website at www.hmhco.com under the heading “Corporate Governance.”

Compensation Committee

Our Compensation Committee Charter sets forth the duties of the Compensation Committee. Among other things, the Compensation Committee, in coordination with the Board, evaluates the Chief Executive Officer’s performance and makes recommendations to the Board regarding the compensation of our Chief Executive Officer and, in coordination with the Chief Executive Officer, reviews the Chief Executive Officer’s evaluation of the other executive leadership team members and approves their compensation, including salary, target annual bonus plan opportunity and long-term incentive program opportunity, and other compensation matters. The Compensation Committee reviews our compensation philosophy and strategy, and considers the material risks associated with the Company’s compensation structure, policies and programs as well as mitigating factors. The Compensation Committee also administers incentive compensation and equity-based plans, sets performance targets, metrics and weightings under the Company’s incentive compensation and equity-based plans, and reviews other special compensation matters, such as executive employment agreements and other compensatory arrangements, as well as severance and change-in-control arrangements.

More detailed description of the functions, duties and responsibilities of the Compensation Committee are set forth in its charter, which is available in the “Investors” section of our website at www.hmhco.com under the heading “Corporate Governance.”

Independent Compensation Consultants

The Compensation Committee engages Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its compensation consultant to assist it in fulfilling its responsibilities under its charter. Semler Brossy advises the Compensation Committee on a broad range of executive compensation matters, including apprising the committee of executive compensation-related trends and developments in the marketplace, informing the committee of regulatory considerations relating to executive compensation, assessing the composition of the Company’s compensation peer group companies, providing competitive market data on executive compensation levels, program design and governance features, providing general advice in support of compensation decisions pertaining to our executive leadership team, and reviewing management proposals, documentation and disclosures in support of the committee. In retaining and utilizing Semler Brossy, the Compensation Committee considered, among other factors, the independence of the firm according to the factors the committee is required to consider under Rule 10C-1 of the Exchange Act and Nasdaq Rule 5605.  In December 2019, Semler Brossy provided the Company’s Nominating, Ethics and Governance Committee with services in connection with a targeted benchmarking analysis regarding competitive director pay levels.  Semler Brossy does not have any other relationship with or provide any other services to the Company.  The Compensation Committee has determined that the firm is independent and does not have any conflicts of interest with the Company.

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     CORPORATE GOVERNANCE - (Continued)

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in 2019 were Messrs. Allen, Fish, Kilian, McKernan and Desravines and Ms. Weber. None of our executive officers served as a member of the board or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board or our Compensation Committee.

Nominating, Ethics and Governance Committee

Our Nominating, Ethics and Governance Committee Charter sets forth the duties of the Nominating, Ethics and Governance Committee. The Nominating, Ethics and Governance Committee identifies individuals qualified to become members of the Board, reviews and makes recommendations on corporate governance guidelines and other policies as well as with respect to the size and structure of the Board, reviews and makes recommendations on director compensation and indemnification arrangements, oversees director orientation and continuing education programs, reviews management succession planning in coordination with the Board, and oversees the evaluation of the Board and its committees.

More detailed description of the functions, duties and responsibilities of the Nominating, Ethics and Governance Committee are set forth in its charter, which is available in the “Investors” section of our website at www.hmhco.com under the heading “Corporate Governance.”

Director Nomination Process

The Nominating, Ethics and Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers or stockholders and/or engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating, Ethics and Governance Committee considers the qualifications set forth in our Corporate Governance Guidelines, including high personal and professional ethics, integrity and values, demonstrated business acumen, experience and ability to use sound judgment to contribute to effective oversight of the business or financial affairs of the Company, strategic planning, diversity and independence from management. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of the Board. Ultimately, the Nominating, Ethics and Governance Committee seeks to recommend to the Board those nominees whose specific qualities, experience and expertise will augment the current Board’s composition and whose past experience evidences that they will: (1) dedicate sufficient time, energy and attention to ensure the diligent performance of Board duties; (2) comply with the duties and responsibilities set forth in our Corporate Governance Guidelines and in our By-Laws; (3) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in Delaware; and (4) adhere to our Code of Conduct.

The Nominating, Ethics and Governance Committee considers stockholder recommendations of qualified potential candidates. To have a potential candidate considered by the Nominating, Ethics and Governance Committee as a nominee for election at the 2021 Annual Meeting of Stockholders, a stockholder must submit the recommendation in writing to the attention of our Secretary at our corporate headquarters no later than February 18, 2021 and no sooner than January 19, 2021. Any such recommendation must include the same information required under our By-Laws for nomination of director candidates by stockholders.

Stockholders also have the right under our bylaws to nominate director candidates, without any action or recommendation on the part of the Nominating, Ethics and Governance Committee or our Board, by following the procedures set forth under “Stockholder Proposals and Nominations for the 2021 Annual Meeting”.

In December 2016, the Company entered into the Anchorage Nomination Agreement, pursuant to which Mr. Allen was appointed to the Board and re-elected to the Board at the 2017 Annual Meeting, as described below under “Related Person Transactions — Anchorage Nomination Agreement.” Mr. Allen’s nomination for re-election at the 2018, 2019 and 2020 Annual Meetings was not required under the Anchorage Nomination Agreement.

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     CORPORATE GOVERNANCE - (Continued)

Board Role in Risk Oversight

The Board is responsible for reviewing and approving the Company’s risk management strategy and framework consistent with its duty of oversight over the management of the business and affairs of the Company.

The Audit Committee, under powers delegated to it by the Board, is responsible for discussing with the Company’s management the major financial, operational, legal, compliance and other significant risks (including cybersecurity risks), as well as the Company’s risk assessment and risk management policies and practices in place. The Audit Committee works directly with members of senior management and the Company’s internal audit team to review and assess our risk management initiatives, including the Company’s compliance programs, and reports these matters to the Board, as appropriate. In addition, the Audit Committee meets as appropriate: (i) as a committee to discuss the Company’s risk management policies and exposures; and (ii) with the Company’s independent auditors to review our internal control environment and potential significant risk exposures.

The Compensation Committee oversees and annually reviews the management of risks relating to our compensation programs and policies. In fulfillment of its duties, the Compensation Committee has direct responsibility for reviewing and approving the compensation of our executive officers and other compensation matters. The Compensation Committee meets regularly with senior management to understand the financial, human resources and stockholder implications of compensation decisions and reports these matters to the Board, as appropriate.

The Nominating, Ethics and Governance Committee oversees the management of risks related to the Company’s corporate governance structure and leadership, conflicts of interest and director nomination process.

The Board engages in the oversight of risk management in various ways. The Board sets goals and standards for the Company’s employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board to serve as a prudent fiduciary for stockholders and to oversee the management of the Company. During the course of each year, the Board reviews the structure and operation of various departments and functions of the Company. In these reviews, the Board discusses with management material risks affecting those departments and functions and management’s approach to mitigating those risks. The Board reviews and approves management’s operating plans and material risks that could affect the results of those operating plans (including cybersecurity risks). In its review and approval of annual reports on Form 10-K, the Board reviews the Company’s business and related risks, including as described in the “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the reports. The Audit Committee reviews these risks in connection with the preparation of quarterly reports on Form 10-Q. When the Board reviews particular transactions and initiatives that require Board approval, or that otherwise merit Board involvement, the Board generally includes related analysis and risk mitigation plans among the matters addressed with senior management. The day-to-day identification and management of risk is the responsibility of the Company’s management. As the market environment, industry practices, regulatory requirements and the Company’s business evolve, it is expected that senior management and the Board will respond with appropriate risk mitigation strategies and oversight.

Board Meetings and Annual Meeting Attendance by Board Members

We expect our directors to attend each meeting of the Board and of the committees on which our directors serve. We also expect our directors to attend our annual meeting of stockholders. During 2019, the Board met 10 times. In 2019, no member of the Board attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board (held during the period for which he or she served as a director); and (ii) the number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served on any such committee). All of our then-serving directors attended our 2019 Annual Meeting of Stockholders.

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     CORPORATE GOVERNANCE - (Continued)

Executive Sessions

The Board generally meets in executive sessions as part of every regularly scheduled Board meeting without management directors or any other members of management present unless the Board specifically requests their presence. In addition, the independent directors of the Board meet in executive session without any members of management present at least two times annually, but ideally as part of every regularly scheduled Board meeting, to be consistent with the requirements set forth in the Nasdaq rules and our Corporate Governance Guidelines.

Communications with the Board of Directors

The Board has established the following procedure for stockholders to communicate with members of the Board and for all interested parties to communicate with the presiding director or the non-management directors as a group. All such communications should be addressed to the attention of our Secretary at our corporate headquarters, located at 125 High Street, Boston, Massachusetts 02110. The Secretary collects and maintains a log of each such communication and forwards any that the Secretary believes requires immediate attention to the appropriate member or group of members of the Board, who then determines how such communication should be addressed. On a quarterly basis, all of the information is shared with the Chairman of the Board.

Review and Approval of Transactions with Related Persons

We have adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), or any entity with which any such person is employed, is a general partner or principal, or has a 10% or greater beneficial ownership interest, each of whom we refer to as a “related person,” has a direct or indirect material interest (a “related person transaction”).

Our policy provides that, prior to entering into any related person transaction, either the related person or the department head responsible for the potential related person transaction will provide notice to the legal department of the proposed transaction. If the legal department determines that the proposed transaction is a related person transaction, the transaction is presented to the Audit Committee for consideration at the next Audit Committee meeting. If the legal department, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable to wait until the next Audit Committee meeting, the transaction is presented to the Chair of the Audit Committee (who possesses delegated authority to act between meetings). The Audit Committee or the Chair considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediately family member of a director or a related entity of a director; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any related person transaction.

The Audit Committee or the Chair approve only those related person transactions that they determine are in the best interests of the Company. The Chair reports to the Audit Committee at the next meeting any approval under this Policy pursuant to delegated authority.

If the Company’s Chief Executive Officer, Chief Financial Officer or General Counsel becomes aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy, such transaction will be submitted to the Audit Committee or Chair. The Audit Committee or the Chair will review and consider all of the relevant facts and circumstances related to this transaction as described above and evaluate all options, including but not limited to ratification, rescission, amendment or termination of the related person transaction. The Audit Committee periodically reviews any previously approved or ratified related person transactions that remain ongoing. Based on all relevant facts and circumstances, the Audit Committee determines if it is in the best interests of the Company to continue, modify or terminate the related person transaction.

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     CORPORATE GOVERNANCE - (Continued)

Employment relationships and compensation arrangements between us and our executive officers are not considered related person transactions if they have been reviewed and approved by the Compensation Committee or the Board.

Investor Rights Agreement

In connection with our restructuring, on June 22, 2012, we entered into an investor rights agreement with our new stockholders (the “Investor Rights Agreement”). The Investor Rights Agreement contains, among others, provisions granting our stockholders party thereto from time to time certain registration rights as described in further detail below and provisions related to confidentiality, holdback agreements and our public reporting obligations.

The Investor Rights Agreement provides our stockholders party thereto from time to time with certain registration rights. Under the Investor Rights Agreement, we are required to use commercially reasonable efforts to file and cause to become effective, a shelf registration statement (on Form S-3 if permitted) for the benefit of all stockholders party to the Investor Rights Agreement, and any individual holder or holders of 15% or more of our outstanding common stock can demand an unlimited number of “shelf takedowns,” so long as the total offering size is reasonably expected to exceed $100 million.

Each holder or group of holders who owns at least 15% of our outstanding common stock has: (i) one Form S-1 demand registration right per annum, which may be conducted in an underwritten offering, as long as the total offering size is reasonably expected to exceed $100 million; and (ii) unlimited Form S-3 demand registration rights, which may be conducted in underwritten offerings, as long as the total offering size is reasonably expected to exceed $100 million, each subject to customary cutback provisions.

Each stockholder party to the Investor Rights Agreement has unlimited piggyback registration rights with respect to underwritten offerings, subject to certain exceptions and limitations.

The registration rights described above are subject to certain cutback provisions and customary suspension/blackout provisions. We have agreed to pay all registration expenses under the Investor Rights Agreement, except that the selling stockholders may be responsible for their pro rata shares of underwriters’ fees, commissions and discounts (subject to the exception described below), stock transfer and certain legal expenses. We are required to pay certain expenses of the selling stockholders, including one firm of legal counsel for the selling stockholders, for any shelf takedown under the shelf registration statement.

In connection with the registration rights described above, we have agreed to indemnify the stockholders against certain liabilities. The Investor Rights Agreement also contains certain holdback agreements that apply to each stockholder party to the Investor Rights Agreement. Generally, without our prior consent and subject to limited exceptions, the stockholders party to the Investor Rights Agreement have agreed that, if participating in a future shelf takedown or other underwritten public offering, they shall not publicly sell or distribute our equity securities during: (i) the seven-day period prior to the pricing of such offering; and (ii) the 90-day period beginning on such pricing date.

Anchorage Nomination Agreement

On December 21, 2016, the Company appointed Daniel Allen, President, Senior Portfolio Manager and partner of Anchorage Capital Group, L.L.C. (“Anchorage”), to the Board and the Nominating, Ethics and Governance Committee. The appointment was made pursuant to a nomination agreement the Company entered into with certain affiliates of Anchorage who are stockholders of the Company (the “Anchorage Holders”) dated as of December 21, 2016 (the “Anchorage Nomination Agreement”).

Pursuant to the Anchorage Nomination Agreement, the Company also agreed, among other things (and subject to certain terms and conditions), to include Mr. Allen on the Company’s slate of director candidates for re-election at our 2017 Annual Meeting.

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     CORPORATE GOVERNANCE - (Continued)

The Anchorage Nomination Agreement contains restrictions on certain actions by the Anchorage Holders that will apply during Mr. Allen’s tenure on the Board (the “Restricted Period”), which restrictions include, among other things and with certain carve-outs, restrictions on: (i) soliciting proxies or initiating a stockholder proposal with respect to the Company; (ii) forming or influencing any “group” (as defined pursuant to Section 13(d) of the Exchange Act) with respect to securities of the Company; (iii) acquiring additional shares where it would result in Anchorage beneficially owning more than 20% of the Company’s outstanding common stock; (iv) other than in an underwritten widely dispersed public offering, knowingly transferring common stock to any person or group that would beneficially own more than 10% of the Company’s outstanding common stock as a result of such transfer; (v) making disparaging public statements regarding the Company or its affiliates (with the Company agreeing to a reciprocal restriction) or making public proposals regarding changes in the Company’s business or financial condition; and (vi) initiating legal proceedings against the Company or requesting inspection of the Company’s corporate books and records. Additionally, for the duration of the Restricted Period, the Anchorage Holders have agreed to cause all voting securities owned by the Anchorage Holders to, at each Company stockholder meeting, be present for quorum purposes and vote (i) for all directors nominated by the Board for election and (ii) in accordance with the recommendation of the Board on any precatory or non-binding proposals.

The Anchorage Holders further agreed that, upon Anchorage and its affiliates ceasing to beneficially own at least 10% of the Company’s outstanding common stock: (i) the Anchorage Holders would be required to cause Mr. Allen to promptly offer to tender his resignation from the Board and any committee of the Board on which he may be a member and, if requested by the Company, deliver his written resignation, to be effective immediately, to the Board, which shall have sole discretion over whether to accept or reject such resignation; and (ii) the Company’s obligations under the Anchorage Nomination Agreement would terminate. Accordingly, on December 21, 2016, Mr. Allen executed and delivered to the Company an irrevocable letter of resignation, effective only upon, and subject to, such time as the Anchorage Holders fall below the foregoing ownership threshold and the Board accepts such resignation.

On February 1, 2020, Mr. Allen retired from Anchorage and became a Senior Advisor to the firm.  Anchorage informed the Company that Mr. Allen will continue to serve on the Company’s Board.

Indebtedness

Affiliates of certain of our stockholders, including stockholders holding 5% or more of our common stock, also currently own a portion of our indebtedness, including indebtedness outstanding under our term loan facility.

Mr. Allen, a director of the Company, was a partner at Anchorage until February 1, 2020.  In November 2019, Anchorage participated as a lender in the refinancing of the Company’s debt, acquiring $20 million out of the $306 million in aggregate principal amount of 9.000% Senior Secured Notes due 2025 issued by the Company and becoming a lender under the Company’s second amended and restated term loan credit agreement with a commitment of $15 million out of the $380 million in initial principal amount of the term loan.  Anchorage’s participation in the refinancing was on the same terms as all the other lenders.

Indemnification Arrangements

We have entered into agreements with our executive officers and directors to provide contractual indemnification in addition to the indemnification provided for in our charter documents. We believe that these provisions and agreements are necessary to attract qualified executive officers and directors. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Houghton Mifflin Harcourt Company	2020 Proxy Statement	18

DIRECTOR COMPENSATION

The Nominating, Ethics and Governance Committee is responsible for reviewing and recommending non-employee director compensation to the Board for its approval. We pay our non-employee directors a mix of fixed cash compensation and variable equity-based compensation. We do not provide any compensation to Company employee directors or Mr. Allen pursuant to the Anchorage Nomination Agreement for their Board service. The compensation paid to our non-employee directors consists of an annual retainer for service as a member or the Chairman of the Board, of which a portion is paid in cash and a portion in equity, plus an annual cash retainer for service as a member or chair of Board committees, as set forth in the tables below. The Company also reimburses directors for expenses they incur in connection with attending Board and committee meetings.

Under the Company’s non-employee director deferred compensation program (“Deferred Compensation Program”), non-employee directors are permitted to defer receipt of cash and equity-based compensation, with deferred amounts to be paid out either at a specified date or upon the individual’s separation from service in accordance with the individual’s election. Under the Deferred Compensation Program, deferred cash compensation is deemed to be notionally invested in Company common stock and credited with earnings or losses with respect thereto. Each of Messrs. Crovitz, McKernan and Novak elected to defer 100% of the portion of their compensation for 2019 that was delivered in the form of time-based restricted stock units (“RSUs”). Following the initial year of a director’s eligibility to participate in the Deferred Compensation Program for which special rules apply, deferral elections may be made no later than the end of the year prior to the fiscal year in which the compensation is earned.

The retainers paid to our non-employee directors for service as a member or the Chairman of the Board, a portion of which is paid in cash and a portion of which is paid in equity, in effect as of December 31, 2019 is as follows:

Position	Aggregate Annual Retainer for Chairman/Membership ($)	Amount Payable in Cash ($)	Amount Payable in RSUs ($)

Board Chairman	250,000	120,000	130,000
Other Board Members	165,000	80,000	85,000

The retainers paid to our non-employee directors for service as a member or chair of standing Board committees, all of which are paid in cash, in effect as of December 31, 2019 are as follows:

Position	Annual Retainer for Non-Chair Membership ($)	Aggregate Annual Retainer for Chair ($)

Audit Committee	10,000	15,000
Compensation Committee	10,000	15,000
Nominating, Ethics and Governance Committee	5,000	7,500

Cash compensation is payable quarterly. Equity compensation is granted annually to non-employee directors on May 31 of each year and vests on the first anniversary of the date of grant, subject to continued service as a member of the Board. If necessary, director fees and grants are pro-rated for any portion of the year or quarter in which the director was not serving on the Board or the Committee.

Houghton Mifflin Harcourt Company	2020 Proxy Statement	19

     DIRECTOR COMPENSATION - (Continued)

Director Compensation

The following table sets forth information regarding the compensation we paid to our non-employee directors for service on the Board during 2019.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)

Daniel Allen(4)	—	—	—	—
L. Gordon Crovitz	85,000	85,000	—	170,000
Jean S. Desravines(5)	100,000	85,000	—	185,000
Lawrence K. Fish	145,000	130,002	68,956	343,958
Jill A. Greenthal	102,500	85,000	—	187,500
John F. Killian	115,000	85,000	—	200,000
John R. McKernan Jr.	110,000	85,000	—	195,000
E. Rogers Novak Jr.	95,000	85,000	—	180,000
Tracey D. Weber	100,000	85,000	—	185,000

(1)	Represents the aggregate cash retainers for Board and committee service.
(2)

Represents the aggregate grant date fair value of RSUs granted in May 2019 in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, “Stock Compensation” (disregarding any forfeiture assumptions). For the assumptions made in determining these values, see Note 12 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. These awards will vest on May 31, 2020, subject to continued service on the Board. As of December 31, 2019, Mr. Fish held 23,050 RSUs, each of Messrs. Crovitz, Desravines, Killian, McKernan and Novak held 15,071 RSUs and Mses. Greenthal and Weber held 15,071 RSUs.

(3)	Represents portion of salary and benefits paid to Mr. Fish’s executive assistant not attributed to services rendered to the Company.
(4)	Mr. Allen did not receive any director compensation for his service on the Board in 2019.

Houghton Mifflin Harcourt Company	2020 Proxy Statement	20

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is elected by the stockholders to oversee the stockholders’ interest in the overall success of our business and our financial strength. Nine (9) directors are to be elected at the Annual Meeting to serve until the Company’s next annual meeting of stockholders and until their successors are elected and qualified, subject to a director’s earlier death, resignation, retirement, disqualification or removal. E. Rogers Novak will not stand for re-election at the 2020 Annual Meeting and will retire from the Board upon the end of his current term at the 2020 Annual Meeting.  The Board thanks him for his exemplary service to the Company.  If you sign your proxy card or vote by telephone or over the Internet, but do not give instructions with respect to the election of directors, your shares will be voted for the nine director nominees recommended by the Board. If you sign your voting instruction form but do not give instructions with respect to the election of directors to your broker, your broker will not be able to vote your shares and your shares will not be voted on this matter.

Upon the recommendation of the Nominating, Ethics and Governance Committee, the Board has nominated our current directors, other than Mr. Novak who will not be standing for re-election, for election. The nominees are willing to be elected and to serve. If any nominee is not a candidate for election at the Annual Meeting (an event that the Board does not anticipate), the proxies may be voted for a substitute nominee. The business experience, qualifications and affiliations of each nominee are set forth below.

Daniel Allen

Director Since: December 2016    •    Age: 51

Committees: Compensation Committee; and Nominating, Ethics and Governance Committee

Daniel Allen has been a Senior Advisor at Anchorage Capital Group, L.L.C., a New York-based registered investment adviser, since February 1, 2020, where he previously served as a Partner and Senior Portfolio Manager from August 2008 to February 1, 2020, and as President for the firm from September 2015 through January 2020. Mr. Allen is a member of the Securities and Exchange Commission’s Fixed Income Market Structure Advisory Committee and serves on the Board of Trustees of Skidmore College. In addition, he serves on the Board of Managers of Palmetto Bluff Holdings LLC. Prior to joining Anchorage, Mr. Allen spent the previous six years with Morgan Stanley, and in his most recent role was responsible for North American Credit Trading with a primary focus on leveraged bank loans, high yield bonds and distressed securities. Prior to joining Morgan Stanley, Mr. Allen was a Leveraged Loan Trader at Goldman Sachs. Mr. Allen’s qualifications to serve on the Board include extensive experience in financial services as a trader and portfolio manager and his extensive knowledge of the capital markets and the financial services industry.

L. Gordon Crovitz

Director Since: August 2012    •    Age: 61

Committees: Nominating, Ethics and Governance Committee

L. Gordon Crovitz co-founded and became co-Chief Executive Officer of NewsGuard Technologies Inc. in 2018, which gives consumers information about the news brands they access online, and has been a partner at NextNews Ventures, a partnership investing in early-stage news companies, since June 2009. Mr. Crovitz served as interim President and Chief Executive Officer of the Company from September 2016 to April 2017. Mr. Crovitz co-founded e-commerce software company Press+ LLC in 2009 and served as Co-Chief Executive Officer from April 2009 to September 2014. From 1980 to 2007, Mr. Crovitz held a number of positions with Dow Jones and The Wall Street Journal, culminating in his role as Executive Vice President for Dow Jones and Publisher of The Wall Street Journal. Mr. Crovitz serves on the Board of Directors of Business Insider, Blurb, Next Digital Limited and Marin Software Incorporated. He is also on the board of the American Association of Rhodes Scholars. Mr. Crovitz’s qualifications to serve on the Board include his management experience in the publishing industry and extensive experience as a director.

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     PROPOSAL 1: ELECTION OF DIRECTORS - (Continued)

Jean S. Desravines

Director Since: March 2018    •    Age: 48

Committees: Audit Committee; and Compensation Committee

Jean S. Desravines has served as Chief Executive Officer of New Leaders, a national education nonprofit organization, since February 2011. In his role as Chief Executive Officer of New Leaders, he manages an organization that develops leaders for high-need schools in more than 20 cities and 15 states. Mr. Desravines previously served in senior positions in the New York City Department of Education, including as senior counselor to the chancellor of New York City’s public school system. He has also served on the board of trustees of St. Francis College since October 2014, and as a director of America Achieves, a national non-profit organization dedicated to improving public schools in the United States, since February 2016. He joined the board of directors of The New York Landmarks Conservancy, a non-profit organization, in February 2019. Mr. Desravines’ qualifications to serve on the Board include his extensive experience in the education nonprofit and public sectors.

Lawrence K. Fish (Chairman of the Board)

Director Since: August 2010    •    Age: 75

Committees: Audit Committee; Compensation Committee; and Nominating, Ethics and Governance Committee

Lawrence K. Fish served as Chairman and Chief Executive Officer of Citizens Financial Group, Inc. (“Citizens”) from 2005 to 2008 and as Chairman, President and Chief Executive Officer of Citizens from 1992 to 2005. Mr. Fish is a member of the Massachusetts Institute of Technology Corporation (the institute’s board of trustees) and serves on the board of directors of Textron Inc.  Mr. Fish previously served as a director of Tiffany & Co. from 2008 to 2019.  He is also an Honorary Trustee of the Brookings Institution in Washington D.C., Chairman of the Board of Management Sciences for Health and Trustee of Woods Hole Oceanographic Institution. Mr. Fish’s qualifications to serve on the Board include his extensive experience in the areas of finance, marketing, general management and corporate governance.

Jill A. Greenthal

Director Since: June 2012    •    Age: 63

Committees: Audit Committee; and Nominating, Ethics and Governance Committee (Chair)

Jill A. Greenthal has been a Senior Advisor in Private Equity at the Blackstone Group, an investment firm, since 2007, working closely with Blackstone’s global media and technology teams to assist in investments in those sectors. She also serves as a director of Akamai Technologies, Inc., Cars.com Inc. and Flex Ltd.,and previously served as a director of Orbitz Worldwide from 2007 to 2013 and Michaels Stores from 2011 to 2015. Prior to 2007, Ms. Greenthal was an investment banker and partner at each of Blackstone and Credit Suisse First Boston. Ms. Greenthal is also a trustee of the Dana-Farber Cancer Institute and The James Beard Foundation and is an Overseer of the Museum of Fine Arts in Boston, Massachusetts. Ms. Greenthal’s qualifications to serve on the Board include her extensive experience in advising and financing media, Internet and technology companies.

John F. Killian

Director Since: January 2011    •    Age: 65

Committees: Audit Committee (Chair); and Compensation Committee

John F. Killian was Executive Vice President and Chief Financial Officer of Verizon Communications Inc. (“Verizon”) from March 2009 through October 2010. Prior to becoming Chief Financial Officer, Mr. Killian was President of Verizon Business from October 2005 until March 2009, the Senior Vice President and Chief Financial Officer of Verizon Telecom from June 2003 until October 2005, and the Senior Vice President and Controller of Verizon Telecom from April 2002 until June 2003. Mr. Killian serves on the board of directors at ConEdison Inc. He is also a Trustee of Goldman Sachs Trust II, an open-end management investment company. Mr. Killian’s qualifications to serve on the Board include his extensive financial expertise, as well as significant management and leadership experience.

Houghton Mifflin Harcourt Company	2020 Proxy Statement	22

     PROPOSAL 1: ELECTION OF DIRECTORS - (Continued)

John J. Lynch, Jr.

Director Since: May 2017    •    Age: 61

Committees: None

John “Jack” J. Lynch, Jr. has served as President and Chief Executive Officer of the Company since April 2017. Mr. Lynch served as Chief Executive Officer of Renaissance Learning, a leader in K-12 learning analytics, from November 2012 to April 2017. He has been active in the K-12 education industry since 1999 and was the founding Chief Executive Officer of bigchalk.com, where he created an education network serving 40,000 schools. He also served as president and Chief Executive Officer of the Pearson Technology Group from May 2003 to May 2006. Prior to joining Renaissance Learning, Mr. Lynch was a member of the executive board of Wolters Kluwer. Mr. Lynch’s qualifications to serve on the Board include his leadership role in the Company and his over 25 years of management experience in the software and information industry, including in the field of education technology.

John R. McKernan, Jr.

Director Since: September 2012    •    Age: 71

Committees: Compensation Committee (Chair); and Nominating, Ethics and Governance Committee

John R. McKernan, Jr. served as a member of the Board from August 2010 through June 2012 and rejoined the Board in September 2012. Mr. McKernan has served as Chairman and Chief Executive Officer of McKernan Enterprises, Inc., a strategic consulting and investment firm, since January 1995 and a Senior Advisor at the U.S. Chamber of Commerce since March 2015, where he also served as its Foundation President from October 2013 to February 2015. He is also currently a director of BorgWarner Inc. and Management and Training Corporation. Mr. McKernan also serves as the Chair of the BorgWarner Foundation. Mr. McKernan is the former Chairman of Education Management Corporation, a provider of post-secondary education in North America, where he served as Chief Executive Officer from September 2003 until February 2007 and as a director until 2015. Mr. McKernan is currently Chairman of the Board of Directors of The Foundation for Maine’s Community Colleges and a director of The American Action Forum and Achieve and served as Governor of the State of Maine from 1987 to 1995. Mr. McKernan’s qualifications to serve on the Board include his superior leadership capabilities, knowledge of the legal and legislative processes and significant prior experience as a director.

Tracey D. Weber

Director Since: July 2016    •    Age: 53

Committees: Audit Committee; and Compensation Committee

Tracey D. Weber has served as General Manager,  Digital Commerce & SaaS for IBM, a global technology services company, since May 2017, where she is responsible for the ibm.com website and IBM’s digital marketplace and revenues as well as IBM’s SaaS program. She previously served as Chief Client Officer and Vice President of Transformation for IBM’s Watson Customer Engagement business unit from September 2016 to May 2017. From February 2016 to April 2016, Ms. Weber was a Strategic Advisor for innovative online shopping destination Gilt Groupe, where she formerly served as President from February 2015 to February 2016 and Chief Operating Officer from September 2013 to February 2015. She served as Managing Director, North America Internet and Mobile and Global Product at Citibank, NA, a multinational financial services corporation, from October 2010 to July 2013. Ms. Weber has also previously served as Executive Vice President of Barnes & Noble, Inc.’s textbooks and digital education division and has held several leadership positions at Travelocity.com. From July 2013 to March 2016, she served on the board of International Game Technology. Ms. Weber’s qualifications to serve on the Board include her leadership roles across a variety of consumer industries and extensive digital operations experience.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Houghton Mifflin Harcourt Company	2020 Proxy Statement	23

EXECUTIVE OFFICERS

The executive officers of the Company are set forth below:

Name	Age	Position
John J. Lynch, Jr.	61	President, Chief Executive Officer and Director
Joseph P. Abbott, Jr.	43	Chief Financial Officer
Ellen Archer	57	President, HMH Books & Media
William F. Bayers	65	Executive Vice President, Secretary and General Counsel
Amy L. Dunkin	46	Executive Vice President, General Manager, Services
Mike Evans	58	Executive Vice President, Chief Revenue Officer
Matthew Mugo Fields	44	Executive Vice President and General Manager, Supplemental and Intervention Solutions
James P. O’Neill	47	Executive Vice President and General Manager, Core Solutions
Alejandro Reyes	55	Senior Vice President, Chief People Officer

Set forth below is certain additional information concerning the Company’s executive officers, including their respective positions with the Company and prior business experience, other than Mr. Lynch, for whom such information is provided above under the caption “Proposal 1: Election of Directors”.

Joseph P. Abbott, Jr.

Executive Vice President and Chief Financial Officer

Joseph P. Abbott, Jr. joined the Company in March 2016 as Executive Vice President and Chief Financial Officer. From 2012 to 2016, Mr. Abbott was an Executive Director in the Media and Communications Investment Banking Group at Morgan Stanley, where he held various roles since 2005. At Morgan Stanley, Mr. Abbott led a team that advised educational publishing and information services companies (and their stakeholders) on all aspects relating to mergers and acquisitions, financings and other major strategic transactions. Prior to joining Morgan Stanley, Mr. Abbott served as an officer in the United States Navy.

Ellen Archer

President, HMH Books & Media

Ellen Archer joined the Company as President of HMH Books & Media (formerly referred to as Trade Publishing) in December 2015, with responsibility for driving the strategic growth and expansion of the Company’s consumer publishing business. Previously, Ms. Archer was a Founding Partner of Path2, LLC, a consulting firm focused on advising for-profit and not-for-profit businesses on business development, strategy and execution, from September 2014 to December 2015. From September 2014 to December 2015, she also held a role as Managing Director of Golden Seeds, a consulting firm focused on providing strategic business guidance to early-stage women-led digital businesses. From 1999 to May 2014, Ms. Archer held various roles within Disney/ABC Television Group, including Head of East Coast Development for Disney Media Networks, a division of the Walt Disney Company from June 2013 to March 2014 and President and Publisher of Hyperion Books, then a division of the Walt Disney Company, from April 2008 to September 2013.

William F. Bayers

Executive Vice President, Secretary and General Counsel

William F. Bayers joined the Company in May 2007 as Senior Vice President, Secretary and General Counsel and has served as Executive Vice President, Secretary and General Counsel since March 2008. Previously, he served as Vice President and General Counsel of Harcourt Education Group. Mr. Bayers oversees all legal, regulatory and corporate matters for the Company.

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     EXECUTIVE OFFICERS - (Continued)

Amy L. Dunkin

Executive Vice President, General Manager, Services

Amy L. Dunkin has served as our Executive Vice President, General Manager, Services since June 2019.   Previously, she served as our Senior Vice President, Chief Marketing Officer from September 2017 to June 2019, and prior to that she served as our Senior Vice President of Marketing since March 2016 after joining the Company in June 2015 as Vice President of Marketing. From 2009 through May 2015, Ms. Dunkin served as Vice President of Marketing of Scholastic Corporation, a publisher and distributor of books, instructional material and media for children, where she held various roles since 2005. As General Manager, Services, she oversees our Professional Services business. Ms. Dunkin has over 20 years of experience in educational technology, publishing and media in both marketing and business development roles.

Mike Evans

Executive Vice President, Chief Revenue Officer

Mike Evans has served as our Executive Vice President, Chief Revenue Officer since September 2019.  Previously, he served as Chief Financial Officer for McGraw Hill Education, a learning science company and educational publisher, from January 2019 through July 2019. Prior to McGraw Hill Education, he was the Chief Financial Officer of Ruffalo Noel Levitz, a private equity education-services company, from October 2018 through December 2018. Mr. Evans was Chief Operating Officer and Chief Financial Officer of Renaissance Learning, a leader in K-12 learning analytics, from October 2015 through October 2018. Mr. Evans joined Pearson, PLC in 2003 and held various roles within Pearson, including Senior Vice President – Product Management, Marketing & Research from January 2015 through October 2015, Senior Vice President, General Manager for Pre-K-12 Literacy and Mathematics from June 2011 through December 2014, and President of Pearson School Systems. Prior to Pearson, Mr. Evans was the Chief Operating Officer of Bigchalk, Inc., a K-12 library database provider. He also held various senior management positions in both broadcast and cable television including his role as Assistant General Manager of the Food Network cable television channel. In his current role, Mr. Evans is responsible for K-12 go-to-market and customer lifecycle including sales, marketing, customer success, technical support and corporate program management.

Matthew Mugo Fields

Executive Vice President and General Manager, Supplemental and Intervention Solutions

Matthew Mugo Fields has served as Executive Vice President and General Manager, Supplemental and Intervention Solutions since October 2017. Previously, he served as Vice President, Consumer Group of McGraw-Hill Education, a learning science company and educational publisher, from October 2016 through October 2017. He was the founder and Chief Executive Officer of Redbird Advanced Learning, a digital personalized learning provider, from July 2013 until its acquisition by McGraw-Hill Education in October 2016. Mr. Fields was also a co-founder of Rocket Group, a provider of in-school tutoring, and served as president and as a director from 2006 to October 2016.

James P. O’Neill

Executive Vice President and General Manager, Core Solutions

James P. O’Neill has served as Executive Vice President and General Manager, Core Solutions since September 2017. From September 2012 through September 2017, he served as Chief Product and Strategy Officer of Achieve3000, Inc., a developer of online differentiated instruction solutions. Previously, he held several roles at the Company from January 2005 to September 2012, including as Senior Vice President, Product Management and Strategy from April 2012 through September 2012. Mr. O’Neill currently serves on the board of directors of Amira Learning, Inc.  Mr. O’Neill has over 20 years of experience in educational technology, product development, strategy, marketing and sales.

Houghton Mifflin Harcourt Company	2020 Proxy Statement	25

     EXECUTIVE OFFICERS - (Continued)

Alejandro Reyes

Senior Vice President, Chief People Officer

Alejandro Reyes has served as Senior Vice President, Chief People Officer since November 2017, focusing on enabling the success of the employee community through strategic people initiatives including leadership and talent development, talent management and culture change. From May 2011 to October 2017, he served as Chief Talent and Organization Development Officer at Laureate Education, Inc., a global network of degree-granting higher education institutions, where he was responsible for building the company’s talent infrastructure. Prior to his time at Laureate, Mr. Reyes held roles relating to organizational and leadership transformation at Dell Inc. from October 2006 to May 2011, and at Motorola, Inc. from May 1998 to October 2006.

Houghton Mifflin Harcourt Company	2020 Proxy Statement	26

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) is intended to assist our stockholders in understanding our executive compensation philosophy and objectives, program, practices and policies as well as the 2019 compensation for the following executive leadership team members (our “named executive officers,” or “NEOs”):

Named Executive Officers
John J. Lynch, Jr.	President and Chief Executive Officer
Joseph P. Abbott, Jr.	Executive Vice President and Chief Financial Officer
William F. Bayers	Executive Vice President, Secretary and General Counsel
James P. O’Neill	Executive Vice President and General Manager, Core Solutions
Lee R. Ramsayer*	Executive Vice President, Global Sales

*Mr. Ramsayer served as our Executive Vice President, Global Sales until the close of business on December 31, 2019.

Executive Summary

Our Business

Overview

HMH is a learning company committed to delivering connected solutions that engage learners, empower educators and improve student outcomes. We are organized along two business segments: Education and HMH Books & Media (formerly referred to as Trade Publishing). Our Education segment focuses on the kindergarten through 12th grade (“K-12”) educational market and, in the United States, we are a market leader. We specialize in comprehensive core curriculum, supplemental and intervention solutions, and we provide ongoing support in professional learning and coaching for educators and administrators. This segment represented approximately 87% of our annual consolidated net sales in 2019. The K-12 education market is (i) highly cyclical — aligning with pre-determined state schedules for adoption of new core curriculum instructional materials in which there are peaks and troughs, and (ii) dependent in part on federal, state and local education funding, which is dependent in part on the robustness of their respective finances and levels of funding allocated to such materials. Changes in the adoption schedule, educational funding and our share of the K-12 education market, among other things, can have a material adverse effect on our business and our financial and operational performance.

For nearly two centuries, our HMH Books & Media segment has brought renowned and awarded children’s, fiction, non-fiction, culinary, and reference titles to readers throughout the world and represented approximately 13% of our annual consolidated net sales in 2019. The HMH Books & Media segment is (i) generally a hits driven business for front-list titles and (ii) dependent in part on movie and

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

other current event tie-ins for back-list titles. Changes in public interests, length of time on best seller’s and reader’s choice lists as well as current tie-ins, among other things, can have a material adverse effect on our HMH Books & Media segment.

During 2019, we continued to transform our business and execute our strategy to deliver more impact for students and greater returns for shareholders. Under the guidance of our leadership team, corporate performance has improved during the last three years.

Advancing Our Transformation and Our 2018-2020 Strategy

Through the implementation of our 2018-2020 strategy, we have advanced our transformation into a learning company focused on purposeful technology, insight and content to create great outcomes.  In 2019 we made great progress in achieving the three pillars of our strategy:

•

Enhance and Extend our Core — To enhance our Core Solutions, we have continued to strengthen and develop high quality core curriculum programs. We are focused on delivering highly differentiated solutions, supported by a high-quality learning platform, that link assessment to instruction and empower teachers to target their instruction to meet the needs of students. Our next-generation core Into Reading™ and Into Literature™ products captured 56% share in the Texas English Language Arts (“ELA”) adoption and a leading share in all other state adoptions.  These offerings are supported by a high-quality learning platform, advanced analytics, and a continuous delivery model.  Extensions to our core curriculum programs in the domains of supplemental, intervention and professional services offer additional growth opportunity while reducing the impact of core curriculum adoption schedules on our annual results. In 2019, we enhanced our portfolio of Extensions offerings with the acquisition of Waggle (supplemental, adaptive practice), and strategic partnerships with Writable (writing practice and formative assessment) and Amira (artificial intelligence-based oral fluency and reading mastery coaching and assessment). The addition of these new AI-based supplemental offerings to our strong core offerings help extend teachers’ reach to advance student learning, while growing our billings from software-as-a-service (SaaS) business models.  We grew our emerging SaaS-based Extensions billings by 78% in 2019 – this includes subscription billings from our digital products in the supplemental, intervention and assessment categories.

•

Deliver Integrated Solutions — We believe that our high-quality Core, Supplemental, Intervention, and Services offerings, delivered on a common platform with integrated student assessment capability will increase value for customers and improve outcomes for students across all levels of proficiency.  In 2019, we generated 260% growth in student assignments on our next-generation learning platform, Ed: Your Friend in Learning, representing the increasing value teachers place on our digital platform to manage the learning of their students.  As we add more of our Extensions programs to our platform, and its customer adoption and usage increases, we expect to grow by leveraging our market leading footprint to cross-sell our offerings and to deepen customer loyalty by improving the efficacy, and usability, of our integrated solutions.

•

Achieve Operational Excellence — In achieving operational excellence, we continue to become a leaner and more efficient organization. As part of our 2019 Restructuring Plan, we improved our cost structure and reduced the capital intensity of our business. To support our strategy, we have undertaken numerous internal- and external-facing operational process improvements, including standardizing our IT infrastructure and streamlining our back office. We have adopted the lean, agile method for software and content development. This faster, more iterative and incremental approach to product development is intended to provide continuous and high-quality product improvements, avoid the need for expensive episodic development efforts and reduce the overall costs of content creation. We have rationalized and standardized our product catalog to eliminate excess variation and concentrated resources and attention on the most critical solutions while gaining efficiencies through simplification of our product portfolio.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

2019 Company Performance*

On a consolidated basis, the Company delivered on its guidance for full year 2019, with $1.4 billion in net sales, a 5% increase compared to 2018, and $1.6 billion of billings for 2019, a 21% increase compared to 2018.

Our Education segment net sales increased $88 million, or 8%. The increase was due to higher net sales in Extensions, which primarily consist of our Heinemann brand, intervention and supplemental products as well as professional services, which increased by $47 million. Within Extensions, Heinemann net sales continued to grow, driven by sales of the Fountas & Pinnell Classroom and Calkins products. Further, net sales from Core Solutions increased by $41 million. The primary driver of the increase in Core Solutions were net sales of the Texas and national versions of the Into Reading and Into Literature programs. Our billings associated with our Education segment increased $298 million from 2018; however, due to the digital and print subscription nature of our offerings, a substantial portion of such billings were deferred and will be recognized in the future.

Our HMH Books & Media segment net sales performance in 2019 decreased $20 million, or 10%. The decrease in net sales was primarily due to 2018 licensing income of $16 million, pertaining to our classic backlist titles 1984 and Animal Farm, which did not repeat in 2019. Further, the prior year benefited from strong net sales of the print titles Instant Pot Miracle and The Whole 30 series. Partially offsetting the aforementioned was an increase in net sales of the Little Blue Truck series and strong net sales of the frontlist title Maybe You Should Talk to Someone.

Our performance in 2019 with respect to important Company financial measures (including those forming our guidance and from which financial performance metrics used in our incentive plans are derived) was as follows on a consolidated basis:

	Years Ended December 31
(in millions of dollars)	2019	2018	Change

Net sales	1,391	1,322	5.2%
Billings(1)	1,591	1,315	21.0%
Loss from continuing operations	(214)	(137)	(55.6)%
Adjusted EBITDA(2)	166	192	(13.7)%
Pre-publication costs (“Plate Spend”)	(103)	(123)	16.9%
Net cash provided by operating activities	255	104	NM
Free cash flow(2)	115	(73)	NM

(1)	Billings is an operating measure. For a calculation of this measure, please see Annex A.
(2)

Adjusted EBITDA and free cash flow are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). For a reconciliation of these financial measures to the most directly comparable GAAP financial measures, please see Annex A.

NM = not meaningful

*

We encourage stockholders to read the Annual Report on Form 10-K for the year ended December 31, 2019, which describes our businesses and 2019 financial and operating performance and drivers thereof in greater detail.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Executive Compensation Highlights

Significant Portion of 2019 NEO Target Total Direct Compensation (“TDC”)1 is At-Risk,

Performance-Based and Long-Term — Emphasizing “Pay for Performance”

Chief Executive Officer[1] Target Total Direct Compensation	Other NEOs Average[1] Target Total Direct Compensation

•

Our executive compensation programs emphasize variable, at-risk performance-based compensation, which comprised 80% of Mr. Lynch’s target TDC opportunity (in the form of annual- and long-term incentive compensation) and 74% on average for our other NEOs, with fixed compensation (base salary) making up the remainder of target TDC opportunity for 2019.

•

Our executive compensation programs emphasize long-term incentive compensation (bonus at target and LTIP (as defined below)), which comprised 69% of Mr. Lynch’s target variable, at-risk performance-based compensation opportunity and 66% on average for our other NEOs, with short-term incentive compensation (annual bonus plan) making up the remainder of their target variable, at-risk performance-based compensation opportunity for 2019.

1

The charts reflect the value of the 2019 target TDC opportunity as considered by our Compensation Committee as follows with respect to our CEO and other NEOs: (i) annual salary for 2019; (ii) target 2019 Bonus Plan opportunity; and (ii) the Board approved value for determining the number of time- and performance-based restricted stock units (“PSUs”) under the 2019 LTIP (as defined below) award.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Pay for Performance Philosophy

We are committed to making sure that our executive compensation programs emphasize our pay for performance philosophy. We establish challenging financial goals in the annual bonus and long-term incentive programs and hold our leadership team to a standard of creating long-term value.

The Compensation Committee is committed to: (i) creating sustainable, long-term value for stockholders, and (ii) aligning the pay outcomes of the Company’s bonus and long-term incentive plans with the Company’s performance.

The Company’s pay for performance philosophy is evidenced by the following annual bonus and long-term incentive outcomes in recent years:

Annual Bonus Plan Payout History. As shown in the chart below, the Company’s performance achievement in comparison to the financial performance metrics that make up 90% of the Annual Bonus Plan awards has resulted in a below target payout in four of the last five years. The formulaic financial component of the Bonus Plan has paid out 63% of the target value, on average, over the last five years. For 2019, strong performance on Adjusted Cash EBITDA (110% of target) and HMH Billings (99%) resulted in above target payout.

1 60% threshold is for each individual metric. Weighted average overall payout can be below threshold.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Long-term Incentive Plan Payout History. The Company has completed three long-term incentive plan (“LTIP”) cycles, the 2015 LTIP, 2016 LTIP, and 2017 LTIP, under the current long-term incentive plan structure that provides NEOs with an award that is 60% performance-based restricted stock units (“RSUs”) and 40% time-based RSUs.

•

As a result of the Company’s below-threshold performance relative to its three-year consolidated Billings and Adjusted cash EBITDA (post plate) objectives under both the 2015 LTIP and the 2016 LTIP, all of the performance-based equity awards granted under the plans were forfeited. For the 2017 LTIP, below-target performance of the three-year consolidated Billings objective resulted in a payout of 76% of target for those shares, while relative TSR was below threshold and resulted in no payout.

•

Due to the change in the Company’s share price from the date of grant to the final vesting date, the values of the time-based RSU portions of the awards for the 2015 LTIP, 2016 LTIP, and 2017 LTIP were 34%, 40%, and 53%, respectively, of the grant date target value[1].

•	As a result, the total realized value of the 2015 LTIP, 2016 LTIP, and 2017 LTIP awards was 14%, 16%, and 32%, respectively, of the grant date target value for each award.

1 Value received for each award is measured on the final vesting date (3rd anniversary of grant date) and accounts for the change in the Company’s share price from date of grant until the final vesting date. A pro-rata portion of the time-based RSUs vests each year over the vesting period.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

2019 Executive Compensation Actions

The following are highlights of actions taken with respect to our 2019 executive compensation program and named executive officer compensation as well as the impact of Company performance on executive compensation in 2019:

2019 Executive Compensation Program Actions and Changes

•     Retained the corporate performance metrics of the Company’s 2018 annual bonus plan (the “2019 Bonus Plan”) focusing on the Company’s consolidated Adjusted cash EBITDA[1], Plate Spend, and consolidated Billings.

•     Maintained the performance metric design and weightings for the Company’s 2019 long-term incentive program (“2019 LTIP”).

•     Based on the board’s evaluation of his individual contributions and a competitive review against market, Mr. Lynch received a $100,000 increase to LTIP for 2019. No other salary or target compensation increases were approved for our NEOs in connection with the annual compensation review.

2019 Annual Bonus Plan Awards

Based on the Company’s performance relative to its consolidated Billings, business Billings, consolidated Adjusted cash EBITDA[1] and Education Segment Adjusted cash EBITDA (before corporate allocations) under the 2019 Bonus Plan as well as individual performance:

•     Messrs. Lynch, Abbott, Bayers, O’Neill and Ramsayer received total award payouts equal to 115.7%, 115.7%, 115.7%, 113.2% and 115.4%, respectively, of their target awards.

Partial Vesting of Performance-Based RSU Awards under 2017 Long-Term Incentive Plan

HMH achieved 90.4% of its three-year consolidated Billings goal, which resulted in a payout of 75.9% for the Billings portion of the 2017 LTIP award.  Performance of Total Shareholder Return (TSR) was below threshold resulting in forfeiture of the TSR portion of the 2017 LTIP awards.  The total performance-based RSU awards payout for the 2017 – 2019 cycle was 38% of target.

1.

Adjusted cash EBITDA is a financial performance metric within the Company’s 2019 Bonus Plan. This metric is not prepared in accordance with GAAP and, despite the reference to EBITDA, is not intended to represent an adjusted earnings measure. For a reconciliation of the Adjusted cash EBITDA financial performance metric to the most directly comparable GAAP financial measure, please see Annex A.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

2020 Executive Compensation Highlights

The following are highlights of the Company’s executive compensation program for 2020:

2020 Executive Compensation Program Highlights and Changes

•     For 2020, in order to increase our focus on cash flow generation, HMH’s Compensation Committee is adding Free Cash Flow (“FCF”) as a modifier to the achievement metrics for 2020 in place of the Plate modifier. For purposes of the Annual Bonus Plan, FCF is the cash HMH produces through its operations, less capital expenditures. If actual FCF is outside of our target range, the Compensation Committee will review the circumstances of the result and can adjust the total funding of the financial component by +/- 5%.

•     No salary increases, or bonus target changes were approved for our NEOs in connection with our annual executive compensation review for 2020. No LTIP target changes were approved, except for Mr. Lynch’s 2020 LTIP target which was increased by $200,000 based on his individual contributions as well as a competitive review to continue to progress his total compensation opportunity towards the peer group median.

Summary of Sound Governance Features of Our Compensation Programs

Our compensation programs, practices and policies are reviewed by the Compensation Committee on an ongoing basis and are subject to change from time to time. Our compensation philosophy is focused on pay for performance and is designed to reflect appropriate governance practices aligned with the needs of the Company. Listed below are some of the Company’s key practices and policies adopted to drive employee and Company performance, mitigate against undue risk, and to align the interests of our executives and other key employees with those of our stockholders.

What We Do ✓

✓	Use Mix of Fixed and Variable Compensation, with an Emphasis on Variable Compensation

✓	Use Mix of Annual- and Long-term Incentive Compensation, with an Emphasis on Long-Term Incentive Compensation

✓	Work with an Independent Executive Compensation Consultant

✓	Design Compensation Programs to Avoid Excessive Risk-Taking

✓	Maintain Clawback Policy

✓	Maintain Stock Ownership Policy

What We Don’t Do x

x	No Excise Tax Gross-Ups

x	No Pensions or Supplemental Executive Retirement Plans

x	No Single Trigger Equity Acceleration

x	No Repricing or Cash Buyouts of Underwater Stock Options without Stockholder Approval

x	No Discounted Stock Options

x	No Dividend Equivalents Paid on Unearned Performance Awards

x	No Unauthorized Hedging or Pledging

x	No Excessive Use of Perquisites

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Advisory Vote on 2018 Named Executive Officer Compensation

At our 2019 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, the compensation of our named executive officers for fiscal 2018 with over 95% of the shares represented in person or by proxy and entitled to vote voting in favor. Given this strong support, the Compensation Committee determined to keep a similar overall compensation structure, but in connection with its annual review of our executive compensation programs implemented changes described herein to further support our compensation philosophy and operational and financial goals.

Executive Compensation Philosophy and Objectives

Our compensation philosophy starts with the premise that people success + customer success = Company success. This philosophy guides development of our compensation programs for employees at all levels of the organization, including our executive leadership team, and fosters our ability to:

Attract, retain and motivate employees

Programs structured to be competitive in design and total compensation opportunity, generally targeting pay in median range (50th percentile) for our employees, and enabling higher opportunity for stronger than target performance.

Support customer needs and outcomes	Programs structured to support the strategic direction of the Company, including our focus on the needs of our customers and outcomes for their students.
Align with long-term interests of stockholders	Programs structured to be performance-based with achievement based on short- and long-term Company performance against financial and market metrics as well as individual performance.

The programs are designed to strike an appropriate balance between driving high levels of performance consistent with the financial objectives of the Company and mitigating against excessive risk taking.

How We Determine Executive Compensation

Participants in the Annual Process

The Compensation Committee

The Compensation Committee is responsible for making compensation decisions for our executive leadership team. The committee makes final decisions with respect to compensation for our named executive officers, other than the CEO, and makes recommendations to the Board with respect to the CEO’s compensation, with the Board making the final decision. As part of the annual executive compensation process, in February of each year the Compensation Committee in coordination with (i) the Board, with respect to the CEO, and (ii) the CEO, with respect to other executive leadership team members, and taking into account analysis and recommendations of the committee’s independent compensation consultant (“Independent Compensation Consultant”):

•

Reviews corporate and individual goals and objectives relevant to the compensation of our executive leadership team and reviews the evaluations of our executive leadership team in light of those goals and objectives.

•	Determines annual bonus plan award payouts for the previous year based on achievement of financial performance objectives and individual performance.
•

Determines long-term incentive program award payouts (vesting) with respect to the performance-based component of the award based on achievement of financial and market performance objectives for three-year programs concluding at the end of the previous year.

•	Determines current year salary levels and target annual bonus plan opportunities for our executive leadership team.
•	Approves the design, performance metrics, targets and weightings for the current year annual bonus plan and long-term incentive program.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

•	Determines and approves grants of equity awards under the current year’s long-term incentive program to our executive leadership team and other key employees.

Role of the Independent Consultant

The Compensation Committee engages Semler Brossy Consulting Group, LLC as its Independent Compensation Consultant. The Independent Compensation Consultant advises the Compensation Committee on a broad range of executive compensation and other matters relating to fulfillment of the committee’s responsibilities under its charter. As an advisor to the Compensation Committee, the Independent Compensation Consultant, among other things, generally:

•	Apprises the committee of executive compensation-related trends and developments in the marketplace.
•	Informs the committee of regulatory considerations relating to executive compensation.
•	Assesses the composition of the Company’s compensation peer group companies.
•	Provides competitive market data on executive compensation levels, program design and governance features.
•	Provides general advice in support of compensation decisions pertaining to our executive leadership team.
•	Reviews management proposals, documentation and disclosures in support of the committee.

In December 2019, Semler Brossy also advised the Company’s Nominating, Ethics and Governance Committee by providing the committee with services in connection with a targeted benchmarking analysis of competitive director pay levels.

Role of the Chief Executive Officer and Other Executive Officers

Our Chief Executive Officer, in coordination with our Chief People Officer, generally plays an important role in the process for setting compensation for the other executive officers and key employees. The CEO generally:

•	Develops his individual performance objectives for review with the Compensation Committee in coordination with the Board.
•	Reviews and approves individual performance objectives of the other executive leadership team members.
•	Evaluates the performance of the other executive leadership team members for the relevant performance period against such objectives in coordination with our Chief People Officer.
•

Reviews competitive market compensation data prepared for the Committee by the Independent Compensation Consultant and, in coordination with our Chief People Officer, recommends salary levels, target annual bonus plan and long-term incentive plan award opportunities for the other executive leadership team members to the Compensation Committee.

•

Makes recommendations on the design, performance metrics, targets and weightings for the current year annual bonus plan and long-term incentive program in coordination with the Chief Financial Officer and Chief People Officer.

•

Conducts an annual study of Organization and Talent with the purpose of identifying critical talent at executive levels to ensure proper succession plans are in place for executive and other critical roles, and to optimize the investment on retention of the highest potential individuals. Similarly, in coordination with the Chief People Officer, recommends actions to ensure that our executives and people at all levels are highly engaged and that we have a high-performance culture in the Company.

All such recommendations of our CEO are subject to Compensation Committee review, adjustment and approval.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Competitive Market Data and Compensation Peer Group

How We Use Competitive Market Data

Our Compensation Committee uses compensation peer group data as a point of reference to assess the competitiveness of executive compensation opportunities; benchmark executive compensation levels, program design and features; evaluate share utilization by reviewing overhang levels and annual burn rates; assist in the design of executive compensation programs; and benchmark executive compensation governance practices and policies.

The Compensation Committee also considers general and/or industry-specific survey data from similarly-sized companies for executives whose position, scope and operational or functional responsibilities are not readily available within our compensation peer group for benchmarking purposes.

2019 Compensation Peer Group

Our Compensation Committee reviews the composition and appropriateness of our compensation peer group companies annually with the Independent Compensation Consultant. Given our relatively small set of direct publicly-traded competitors, we primarily seek to include companies with similar revenues (0.5-2x of HMH’s revenue) in industries with similar business and talent profile characteristics.  The Committee also reviews other screening factors such as market capitalization and geographic location.  The resulting companies are primarily in the publishing, education services, and application software industries to reflect the business and talent profiles of our two business segments, Education and HMH Books & Media.

The compensation peer group referenced during the 2019 executive compensation review consisted of the following 17 companies:

2019 Peer Group Companies
Blackbaud Inc.	MicroStrategy Incorporated	TEGNA, Inc.
Bright Horizons Family Solutions Inc.	Nuance Communications Inc.	The E.W. Scripps Company
Graham Holdings Company	Pearson Plc.	The New York Times Company
John Wiley & Sons Inc.	Pegasystems Inc.	TripAdvisor, Inc.
K12 Inc.	PTC Inc.	2U, Inc.
Meredith Corporation	Scholastic Corp.

During 2019, we removed Take Two Interactive Software, Inc. and Tyler Technologies, Inc., two of the largest peers in terms of market capitalization, from our compensation peer group.  We replaced these companies with 2U, Inc. and MicroStrategy Incorporated, which we feel are more size-appropriate comparators.

In addition, the Compensation Committee also considered technology and publishing industry survey data from Radford, Croner Digital, AAP as well as general industry survey data from Towers Watson, Mercer and AON Hewitt that reflected the revenue scope and operational or functional responsibilities of a particular executive.

Factors We Consider in Determining Executive Compensation

In determining executive compensation, the Compensation Committee generally considers a variety of factors as it deems appropriate to the circumstance, including:

•

The executive leadership team member’s role and responsibilities; qualifications, experience and industry knowledge; leadership quality and effectiveness; goals and objectives for the relevant performance period; performance during the relevant performance period and future potential; and retention risk;

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

•	The competitive market data for similar positions, functions or scopes of responsibility; and internal executive pay equity;
•	The Company’s financial performance, operational budget and three-year plan;
•	Recommendations of the Chief Executive Officer;
•	Input from the Independent Compensation Consultant; and
•	Other factors as the Compensation Committee deems appropriate.

In addition, the Compensation Committee considers the components of the executive leadership team member’s or other key employee’s target total direct compensation (which we define to include annual salary and target annual bonus and long-term incentive program opportunities (“TDC”)) and the mix thereof (including with respect to variable performance-based compensation and fixed compensation; short- and long-term compensation; and cash and equity compensation). The Compensation Committee does not apply any specific weighting to these factors, and the relative importance of any one factor may vary among the Company’s executive leadership team members depending on, among other things, their relative roles and scopes of responsibility.

While the Compensation Committee generally views a range around market median as representative of competitive market practice with respect to total direct compensation opportunity, it does not adhere to rigid formulas when determining the amount and mix of compensation elements.

Key Elements of Our Executive Compensation Program

Key Elements of Direct Compensation

Our executive compensation program’s direct compensation opportunity primarily consists of the following fixed and variable, performance-based compensation elements:

Element	What we Award	Its Objectives	What it Achieves
Fixed Compensation
Base Salary	Annual base salary, which is a fixed cash amount, paid at regular intervals	Attract and retain talented and skilled employees	Provides a competitive level of fixed cash compensation
Variable Compensation
Short-Term Incentives – Annual Cash Bonus	Annual performance- based, at risk cash incentive opportunity	Motivate and reward employees to achieve or exceed our current-year Company and individual performance objectives	Provides performance- based, variable cash compensation tied to annual Company and individual performance
Long-Term Incentives – Annual Equity Awards	Three-Year at risk, equity incentive opportunity comprised of: • PSUs • Time-based restricted stock and RSUs	Align employee interests with those of our stockholders and encourage executive decision-making that maximizes sustainable value creation over the long-term

Performance-based
restricted stock units
provide value only to the
extent that long-term
performance objectives
are met or exceeded

Time-based restricted
stock units RSUs provide
long-term value creation
opportunity

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

2019 Target Total Direct Compensation for NEOs

We believe our emphasis on variable, at-risk performance-based incentive compensation – consisting of annual bonus plan cash awards and long-term incentive program equity awards – aligns our executive leadership team with our business strategy and the long-term interests of our stockholders, providing “pay for performance”.

Other Elements of Our Executive Compensation Program

Key Elements of Indirect and Other Compensation

Other components of our executive compensation program consist of the following key indirect and other compensation elements:

Element	What we Award	Its Objectives	What it Achieves
Indirect Compensation
Health, Welfare and Other Employee Benefits	Customary employee benefit programs, including medical and health benefits and 401(k) matching contribution Customary executive- level benefits, including for relocation benefits	Enhance our competitiveness in the markets in which we compete for executive talent Attract and redeploy executive talent	Provides health safety and financial security for our employees
Other Compensation
Severance and Other Arrangements and Change in Control Protections	Severance and change-in-control protections tied to a multiple of base salary and annual bonus plan award	Attract and retain executive talent Protect Company interests through appropriate restrictive post-employment covenants, including non-competition and non-solicitation	Enables management to objectively evaluate potential change in control transactions and provide for continuity of management through any potential change in control

2019 Named Executive Officer Compensation

2019 NEO Fixed Compensation

NEO 2019 Base Salary

In connection with the Compensation Committee’s annual review of compensation levels for our named executive officers in February 2019, no adjustments were made to the salaries of named executive officers for 2019.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

The annual base salaries of our NEOs at December 31, 2019 and percentage increases from their annual base salaries at December 31, 2018 were as follows:

Named Executive Officer	Annual Base Salary ($)	% Increase

John J. Lynch, Jr.	900,000	0%
Joseph P. Abbott, Jr.	550,000	0%
William F. Bayers	450,000	0%
James P. O’Neill	450,000	0%
Lee R. Ramsayer	500,000	0%

See “Employment Arrangements” for a summary description of the compensation arrangement for our NEOs.

2019 NEO Variable Compensation – Annual Bonus Plan

2019 Bonus Plan Overview

In connection with the Compensation Committee’s annual review of the design, performance metrics, targets and weightings for the 2019 Bonus Plan in February 2019, no modifications were made to the plan from the prior year.

Consistent with prior years, the total annual bonus plan opportunity for our executive leadership team under the 2019 Bonus Plan was based (i) 90% on the Company’s achievement of financial objectives and (ii) 10% on individual performance.

The 2019 corporate performance metrics included the Company’s consolidated Adjusted cash EBITDA and consolidated Billings. The 2019 Bonus Plan included segment metrics for the Education and HMH Books & Media segments on billings and Adjusted cash EBITDA (before corporate allocations). Billings metrics were separately established for Core Solutions, Heinemann, Supplemental and Intervention Solutions and Services aspects of the Education segment.

For our named executive officers participating in the 2019 Bonus Plan, achievement of the 90% weighted financial performance metric-based portion of their total annual bonus plan opportunity was determined based on the following:

Billings (45%)			Adjusted cash EBITDA (45%)

Achievement Level	Achievement Percentage (%)	Payout Percentage (%)	Achievement Level	Achievement Percentage (%)	Payout Percentage (%)

Maximum	110 and Above	140	Maximum	115 and Above	140
Target	100	100	Target	100	100
Threshold	90	60	Threshold	85	40
	Below 90	0		Below 85	0

In setting 2019 Bonus Plan targets for financial performance metrics, the Compensation Committee approved targets that were aligned with the Company’s performance expectations for such metrics within the Company’s operational budget for the year, which is approved by the Board. The Committee believed that such targets would be reasonably achievable with strong performance by the Company.

No payout would be made in respect of a specific financial performance metric unless threshold performance for that metric was achieved. If actual performance was above the maximum performance for that metric, the bonus payout would be capped at the maximum level payout for that metric. Payout for achievement between threshold and maximum would be linearly interpolated.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

With respect to the remaining 10% weighted individual performance-based portion of the plan, payouts for executive leadership team members can range from 0% to 200% of target. As a result, there is no minimum bonus payout amount under the 2019 Bonus Plan, and the total maximum bonus payout under the plan would be 146% of the total target annual bonus plan opportunity.

NEO 2019 Bonus Plan Awards

Each of our named executive officers participating in the 2019 Bonus Plan has a specified target annual bonus plan opportunity as a percentage of base salary (generally based on the executive’s position and scope of responsibility). In connection with the Compensation Committee’s annual review of compensation levels for our named executive officers in February 2019, no changes were made to their respective prior year’s target annual bonus plan opportunities.

The target annual bonus plan opportunities for our NEOs as a percentage of annualized base salaries paid in 2019 were as follows:

Named Executive Officer	Target Bonus as a Percentage of Annualized Base Salary Paid in 2019

John J. Lynch, Jr.	125%
Joseph P. Abbott, Jr.	100%
William F. Bayers	100%
James P. O’Neill	75%
Lee R. Ramsayer	100%

The Company’s target, weightings, achievement percentage and resulting payout percentage for each of the financial performance metrics were as follows:

(in millions of dollars)	Target	Results	Achievement	Payout

HMH consolidated Billings[1]	$1,603.8	$1,591.3	99.2%	96.9%
HMH consolidated Adj. Cash EBITDA[2]	$334.5	$366.4	109.5%	138.10%

Core Solutions Billings	$779.3	$758.2	97.3%	89.2%
Education Adjusted cash EBITDA (before corporate allocations)[3]	$482.6	524.1	108.6%	134.4%

1	Billings is an operating measure. For a calculation of this measure, please see Annex A.
2	Adjusted Cash EBITDA is not prepared in accordance with GAAP. For a reconciliation of this financial measure to the most directly comparable GAAP financial measure, please see Annex A.
3

Education Segment Cash EBITDA (before corporate allocations) is not prepared in accordance with GAAP. For a reconciliation of this financial measure to the most directly comparable GAAP financial measure, please see Annex A.

The Company’s performance achievement in comparison to the relevant financial targets resulted in a total financial performance-based payout of the following with respect to the 90% weighted financial performance metric-based portion of the 2019 Bonus Plan for the named executive officers participating in the plan.

Plan	% of 90% weighted financial performance

Corporate	105.7%
Core Solutions	103.2%

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

In determining the actual bonus plan payouts, the Committee reviewed the Company’s achievement on the financial targets above to determine that the 90% weighted financial performance-metric-based portion of the Bonus plan paid out above target. In addition, the Board reviewed Mr. Lynch’s performance and Mr. Lynch reviewed the other NEO’s performance against individual objectives to determine the 10% weighted individual component for each NEO. The actual bonus plan payouts as a percentage of NEO target annual bonus plan opportunities under the 2019 Bonus Plan are as follows:

Named Executive Officer	Actual Bonus as a Percentage of 2019 Target Bonus Opportunity

John J. Lynch, Jr.	115.7%
Joseph P. Abbott, Jr.	115.7%
William F. Bayers	115.7%
James P. O’Neill	113.2%
Lee R. Ramsayer	115.4%

2019 NEO Variable Compensation – Long-Term Incentive Plans

2019 LTIP Overview

In connection with the Compensation Committee’s annual review of the design, performance metrics, targets and weightings for the 2019 LTIP, the committee maintained the overall structure of the prior year plan.

Consistent with the prior year plan, the target long-term incentive plan opportunity for our executive leadership team under the 2019 LTIP consisted of an award of RSUs (i) 60% of which was subject to performance-based vesting PSUs, which vest, if at all, based on the achievement of financial and market objectives, generally subject to continued employment, and (ii) 40% of which was subject to time-based vesting (“time-based RSUs”), which vest ratably over three years subject to continued employment.

For our named executive officers participating in the 2019 LTIP, vesting of the 60% weighted performance-based RSUs portion of their total long-term incentive plan opportunity is based on achievement of:

•	our three-year cumulative consolidated Billings performance (50%); and
•	our three-year cumulative TSR relative to that of the other companies in the Russell 2000 Index (50%).

Achievement of the 60% weighted performance-based RSUs is determined as follows:

3-Year Cumulative Billings (50%)			3-Year Cumulative TSR (50%)

Achievement Level	Achievement Percentage (%)	Payout (vesting) Percentage (%)	Achievement Level	Percentile Ranking (Percentile)	Payout (vesting) Percentage (%)

Maximum	110 and Above	150	Maximum	90th and Above	200
Target	100	100	Target	50th	100
Threshold	80	50	Threshold	30th	50
	Below 80	0		Below 30th	0

In setting the 2019 LTIP target for the financial performance metric, the Compensation Committee approved a target that was aligned with the Company’s performance expectations for such metric within the Company’s three-year plan for the performance period, which is approved by the Board. The committee believed that such target would be reasonably achievable with strong performance by the Company.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

No payout would be made in respect of a specific performance metric unless threshold performance for that metric was achieved. If actual performance was above the maximum performance for that metric, the bonus payout would be capped at the maximum level payout for that metric. Payout for achievement between threshold and maximum would be linearly interpolated.

NEO 2019 LTIP Awards

Each of our named executive officers participating in the 2019 LTIP has a specified target long-term incentive plan opportunity (generally based on the executive’s position and scope of responsibility). In connection with Mr. Lynch’s continued strong individual contributions to the Company and progression in his role during 2018, including: continued focus on strategic plan and goals; building alignment across lines of business to optimize capital investment; sustained focus on leadership by updating of the leadership team including upgrading critical roles in product lines and engineering; development of a leadership group to annually review goals and produce strategic alignment and all levels; and companywide initiatives to radically improve employee engagement scores, the Committee approved an increase of $100,000 to Mr. Lynch’s long-term incentive target.  Mr. Lynch’s target pay continues to align with the peer group median.  No other changes were made to the long-term incentive targets of our other named executive officers.

 Accordingly, in February 2019 our Compensation Committee / Board approved the following awards of time- and performance-based RSUs under the 2019 LTIP to the named executive officers participating in such plan consistent with their respective target opportunities:

Named Executive Officer	Shares subject to Time-Based RSUs (#)(1)	Shares subject to Performance-Based RSUs at Target Billings Performance (#)(1)(2)	Shares subject to Performance-Based RSUs at Target TSR Performance (#)(2)(3)	Aggregate Award Value Approved for Determining # of Time- and Performance- Based RSUs ($)(4)

John J. Lynch, Jr.	129,032	96,774	88,443	2,500,000
Joseph P. Abbott, Jr.	72,258	54,194	49,528	1,400,000
William F. Bayers	28,387	21,290	19,458	550,000
James P. O’Neill	38,710	29,032	26,533	750,000
Lee R. Ramsayer	46,452	34,839	31,840	900,000

(1)

The RSUs in this column represent the number of time-based RSUs and the number of the performance-based RSUs tied to Billings granted to our NEOs participating in the 2019 LTIP calculated based on the closing price of our common stock of $7.75 on March 5, 2019 (which was the date of grant of such RSUs for participating NEOs).

(2)

The RSUs in this column have performance-based vesting conditions in addition to service-based vesting conditions and are disclosed at the target number of shares subject to the RSUs based on achievement of target level performance. The maximum number of shares that could be delivered to the executive based on above-target level performance with respect to (i) the three-year cumulative Billings metric is equal to 150% of the target number of shares and (ii) the three-year cumulative TSR metric is equal to 200% of the target number of shares.

(3)

The RSUs in this column represent the number of the performance-based RSUs tied to TSR granted to our NEOs participating in the 2019 LTIP calculated based on a Monte Carlo value of $8.48 on March 5, 2019 (which was the date of grant of such RSUs for participating NEOs).

(4)

Represents the aggregate award value approved by the Compensation Committee / Board for determining the number of time- and performance-based RSUs granted to our NEOs participating in the 2019 LTIP, as discussed below.

Under the Company’s Equity Grant Policy, the grant date for the 2019 LTIP awards for participating NEOs was March 5, 2019 (representing the third business day following both the date on which the Company first released its earnings information for full year 2018 and the date on which the Compensation Committee authorized the grant of such awards).

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

NEO 2017 LTIP Performance-Based RSU Awards Payout for 2017-2019 Cycle

Under the 2017 LTIP, the target long-term incentive plan opportunity for our executive leadership team at the time consisted of an award of RSUs (i) 60% of which was subject to performance-based vesting, which would vest, if at all, based on the achievement of financial objectives, generally subject to continued employment, and (ii) 40% of which was subject to time-based vesting (“time-based RSUs”), which would vest ratably over three years subject to continued employment.

For Messrs. Abbott, Bayers and Ramsayer, the only named executive officers who were employees on the date of grant and were eligible to participate in the 2017 LTIP, the 60% weighted performance-based RSUs portion of their total long-term incentive plan opportunity vested based on achievement of:

•	our three-year cumulative consolidated Billings performance (50%); and
•	our three-year cumulative consolidated TSR relative to that of other companies in the Russell 2000 Index (50%).

Achievement of the 60% weighted performance-based RSUs would be determined based on achievement levels (from threshold to maximum with corresponding achievement percentages and payout (vesting percentages). No payout (vesting) would be made in respect of a specific performance metric unless threshold performance for that metric was achieved. If actual performance was above the maximum performance for that metric, the bonus payout (vesting percentage) would be capped at the maximum level payout for that metric. Payout (vesting) for achievement between threshold and maximum would be linearly interpolated.

In setting 2017 LTIP targets for the financial performance metrics, the Compensation Committee approved targets that were aligned with the Company’s performance expectations for such metric within the Company’s three-year plan for the performance period, which is approved by the Board. The three-year cumulative targets for consolidated Billings set by the committee in February 2017 assumed a compounded annual growth rate of 9.7% from the 2016 base year based on the growth in the adoption calendar and other Company strategic initiatives. The Compensation Committee believed that such targets would be reasonably achievable with strong performance by the Company.

As a result of the Company’s below-threshold performance relative to its three-year consolidated Billings and TSR objectives under the 2017 LTIP, the Compensation Committee determined that the awards associated with the three-year consolidated Billings achieved 90.4% of the target which resulted in 75.9% of those RSUs being awarded. The shares associated with the TSR objectives were not earned and these performance-based RSU awards granted under the plan were forfeited. The program parameters were set to reflect the long-term nature of the plan and the necessity of sustained good performance to achieve threshold for any payment.

	Target ($ in millions)	3-Year Cumulative ($ in millions)	3-Year Threshold Achievement	3-Year Threshold Payout	3-Year Maximum Achievement	3-Year Maximum Payout	Actual Achievement	Actual Payout	Component weighting
Billings	$4,757	$4,299	80%	50%	110%	150%	90.4%	75.9%	50%
TSR			30th percentile	50%	90th percentile	200%	19.0%	0.0%	50%
Total Weighted Performance/Payout									38.0%

2019 NEO Variable Compensation – Other Equity Awards

New Hire, Promotional and Retention Equity Awards

From time to time and on a case by case basis, the Compensation Committee and Board may approve new hire, promotional and/or retention equity awards. In 2019, there were no such NEO new hire, promotional and/or retention equity awards granted to NEOs.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Other Components of the Executive Compensation Program

Employee and Certain Executive Level Benefits

Our executive leadership team and other key employees participate in employee benefit plans generally available to all employees on the same terms, such as our medical and healthcare benefits and our 401(k) plan with a Company matching contribution. We may provide other special benefits that are typically available to executives in the competitive market, but only to the extent that such benefits are reasonable in cost, simple to administer and supportive of our overall business and human resource strategies.

We provide our executive leadership team with relocation benefits similar to those provided to other eligible employees. The benefits for our executive leadership team include, among other things, travel costs from existing residence, home finding trip, broker assistance, home sale assistance, new residence assistance, temporary living assistance, partner career assistance, reimbursement for transportation, moving expenses and other relocation expenses, in addition to a payment in an amount necessary to cover certain taxes associated with any imputed income arising from such reimbursements. While the Company does not otherwise provide tax gross-ups for its executives, it provides a gross-up for relocation benefits for all employees, including our executives, as we believe that it is integral to our ability to attract key talent whose skills enhance the Company’s competitive position. If an executive or other key employee departs voluntarily or is terminated for cause within two years following the date of his or her relocation, that executive or other key employee is required to repay such amounts to the Company, up to 100% if such departure is within the first year and on a monthly pro-rated basis if such departure is more than one year but less than two years after the date of relocation. These benefits are designed to enable us to enhance the overall competitiveness of our executive compensation program and support the attraction and retention of highly skilled executives and other key employees.

See the “Summary Compensation Table” for further details on the amounts of these and certain additional grandfathered benefits provided to our named executive officers in 2019.

Severance Arrangements

Our ELT Severance Plan provides enhanced severance benefits for designated members of our executive leadership team in the event of certain involuntary terminations. The payment of severance benefits under the plan is subject to the Company’s receipt of a release of claims and continued compliance with any post-employment restrictions to which the individual is subject.

In lieu of participating in the ELT Severance Plan, Mr. Lynch is entitled to special severance arrangements in connection with certain involuntary terminations pursuant to the terms of his offer letter.

See “— Employment Arrangements” and “— Potential Post-Employment Payments Upon Termination or Change in Control” for a description of the terms of these arrangements.

Employment Arrangements

The Company has entered into a letter agreement with Mr. Lynch in connection with his appointment as our President and Chief Executive Officer, and, as applicable, promotional letters with our other named executive officers.

See “— Employment Arrangements” and “— Potential Post-Employment Payments Upon Termination or Change in Control” for a description of the terms of these arrangements.

Change in Control Protections

Our Change in Control Severance Plan is designed to retain our designated executive leadership team members and other key employees, align their interests with those of our stockholders so that the executives and other key employees can consider transactions that may be in the best interests of our stockholders, and maintain their focus without concern regarding how any such transaction might personally affect them. The Change in Control Severance Plan provides for “double trigger” severance payments and related benefits, which means that both a change in control and a termination of

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

employment without “cause” or resignation for “good reason” (as such terms are defined in the Change in Control Severance Plan) must occur in order for a named executive officer’s severance benefits to be triggered in connection with a change in control. The payment of severance benefits under the plan is subject to the Company’s receipt of a release of claims and continued compliance with any post-employment restrictions to which the individual is subject.

Pursuant to Mr. Lynch’s offer letter he is eligible to participate in the Change in Control Severance Plan at the level of a Tier 1 Employee, except applying the definition of “cause” set forth in his offer letter.

See “— Employment Arrangements” and “— Potential Post-Employment Payments Upon Termination or Change in Control” for a more detailed description of the benefits payable under the Change in Control Severance Plan and other arrangements.

Protection with Respect to Equity Arrangements

In addition to the change in control protections described above, we also provide our executives and other key employees with certain protections with respect to their equity awards in the event of a change in control. With respect to equity grants made under our 2015 Omnibus Incentive Plan (“2015 OIP”), we do not provide single-trigger equity vesting upon a change of control where the acquiring or successor company assumes or substitutes our outstanding equity awards. With respect to these awards, we provide double-trigger accelerated vesting in the event of certain involuntary terminations within 12 months following a change in control. In addition, in the event a termination without cause occurs after at least one third of the performance period is completed, our performance-based restricted stock award and restricted stock unit award agreements provide for pro-rata vesting on the scheduled vesting date based on the number of months of completed service and actual performance achievement.

In addition to the severance protections described above, (i) Mr. Lynch is entitled to special accelerated vesting of his new-hire equity awards in connection with certain involuntary terminations pursuant to the terms of his offer letter and award agreements, and (ii) Mr. Abbott is also entitled to special accelerated vesting of his new-hire equity awards in connection with certain involuntary terminations pursuant to the terms of an amendment to his awards.

See “— Employment Arrangements” and “— Potential Post-Employment Payments Upon Termination or Change in Control” for a more detailed description of the benefits payable under the ELT Severance Plan and other arrangements

Executive Compensation Policies, Practices and Guidelines

Equity Award Grant Practices

In accordance with our 2015 OIP, the exercise price of all stock options cannot be less than 100% of the fair value of our common stock on the date of the grant. Options granted under the 2015 OIP are subject to such terms, including the exercise price and the conditions of timing of vesting, exercise and expiration, as may be determined by the Compensation Committee except that the maximum term of an option shall generally be no more than ten years after the date of grant. Likewise, the terms and conditions of vesting and expiration of restricted stock and RSUs issued under the 2015 OIP are determined by the Compensation Committee and set forth in the applicable award agreement.

Generally, the Company grants equity awards to employees annually during the first quarter of the Company’s fiscal year, for which the grant date is the business day that is three business days following the date on which the Company releases its fiscal year-end earnings information following the related approval. From time to time, the Company grants awards to employees outside of the annual grant cycle for various reasons (e.g., promotion, recognition and retention), for which the grant date is the business day that is three business days following the date on which the Company first releases quarterly earnings information following the related award approval (and start date, as applicable). From time to time, the Company also grants awards to newly hired employees as an incentive to join the Company, for which the grant date is the business day that is three business days following the date on which the Company first releases quarterly earnings information following both the new hire’s first day of employment and the related award approval.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Stock Ownership Guidelines

In November 2018, the Board of Directors, upon the recommendation of the Compensation Committee, adopted an amended and restated Stock Ownership Policy. The goal of the amended and restated policy is to align the interests of the Company’s executive leadership team reporting to the Chief Executive Officer with that of the Company’s shareholders by changing the guidelines for share ownership by the Company’s executives (and non-employee directors). Our Stock Ownership Policy for our executive leadership team and the Company’s non-employee directors requires each covered person to hold a minimum ownership interest in the Company within a specified period of time equal to a multiple of annual base salary (or annual cash retainer, in the case of non-employee directors) as follows:

Covered Person	Ownership Level
Chief Executive Officer:	5x annual base salary
Chief Financial Officer:	3x annual base salary
Executive Vice Presidents:	3x annual base salary
Other covered employees:	2x annual base salary
Non-employee directors:	3x annual cash retainer

When a covered person has not met the minimum ownership interest, that covered person may not transact in the Company’s securities until such ownership interest is met. However, this restriction only applies to shares acquired through the exercise of options or the vesting of time-based or performance-based RSUs after taxes. It does not restrict the disposition of shares acquired by such covered person on the open market so long as such transactions are made in accordance with our Securities Trading Policy.

Hedging and Pledging

Our Securities Trading Policy prohibits, among other things, our directors and executive officers from hedging the economic risk associated with the ownership of our common stock and pledging our common stock after the date the policy was adopted. None of our directors or executive officers is engaged in any hedging or pledging transaction involving shares of our common stock.

Clawback Policy

Our Clawback Policy allows us to recoup certain excess incentive compensation of certain of our current and former executives and other key employees if erroneously awarded, earned or vested on or after February 17, 2017 during the three completed fiscal years immediately preceding the date on which the Company is subsequently required to prepare a restatement or otherwise concludes to do so based on the achievement of financial results that are the subject of such restatement. While recoupment is not limited to individuals engaged in any misconduct, misconduct may be taken into account under the Compensation Committee’s discretionary powers under the policy. The Company will not indemnify any executive for any amounts that have been recouped pursuant to the Clawback Policy.

In addition, awards under our 2012 Management Incentive Plan (“2012 MIP”) and 2015 OIP are subject to clawback and/or forfeiture in the event that recoupment is required by Company policy and/or applicable law. Further, our annual cash incentive plan provides that if, in their sole discretion, the plan administrators determine that during a participant’s employment with the Company or its business units, the participant has violated the Company’s Code of Conduct or any other Company policy, committed any unlawful or criminal act of moral turpitude, perpetrated a fraud upon the Company, or competed or made preparations to compete with the Company, any bonus under the plan shall be forfeited.

 No Excise Tax Gross-Ups

We do not provide “gross-ups” for any taxes that might be imposed on an executive with respect to payments in connection with a change in control pursuant to Section 4999 (“golden parachute taxes”) or non-compliant deferred compensation arrangements subject to Section 409A of the Code.

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     COMPENSATION DISCUSSION AND ANALYSIS - (Continued)

Impact of Tax Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that the Company may deduct from our federal income tax return for any single taxable year. There was an exception to the $1 million limitation for performance-based compensation meeting certain requirements. The material terms of our incentive plans that were previously approved by stockholders allowed us to grant certain cash incentive compensation and LTI awards that were designed to meet the definition of performance-based compensation which qualified for the exception to the $1 million deduction limit. The Tax Cuts and Jobs Act of 2017 repealed the performance-based compensation exception described in this paragraph. Following enactment of the Tax Cuts and Jobs Act of 2017, we generally expect that compensation paid to our CEO, CFO and other applicable Covered Employees in excess of $1 million will not be deductible, subject to a transition rule for compensation provided pursuant to a binding written contract in effect as of November 2, 2017 that is not materially modified after such date. To the extent applicable to our existing plans and previously granted awards, the Company may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing plans and previously granted awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the Company.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management, and based on this review and discussion, has recommended to the Board that it be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Compensation Committee Members
John R. McKernan Jr. (Chair)
Daniel Allen
Jean S. Desravines
Lawrence K. Fish
John F. Killian
Tracey D. Weber

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RISK ASSESSMENT OF OUR COMPENSATION PROGRAMS

The Compensation Committee discussed with members of management our risk assessment of the Company’s compensation programs and policies, which focused on potential design risks of our incentive compensation programs and mitigating features of our compensation programs and related policies.

As part of this assessment, we considered such factors as the mix of fixed and variable compensation, the mix of short- and long-term incentive compensation and the mix of short- and long-term performance-based compensation within our compensation programs. With respect to variable and incentive compensation, we considered the mix of award types, performance measures used, measurement and vesting periods, payout scales, ability to exercise discretion, thresholds and caps. We also considered our governance practices and other risk mitigating policies such as our Code of Conduct, Corporate Governance Guidelines, internal controls, stock ownership guidelines, hedging and pledging policies, forfeiture provisions and our ability to apply clawbacks to awards to the extent required by Company policy or applicable law (including pursuant to the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act or Nasdaq rules).

Based on the foregoing, the Compensation Committee does not believe that our compensation programs and policies create risks that are reasonably likely to have a material adverse effect on the Company.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation earned by our named executive officers during the years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)

John J. Lynch, Jr.
President	2019	900,000	—	2,500,000	—	1,302,120	7,950	4,710,070
and	2018	900,000	—	2,400,000	—	885,749	—	4,185,749
CEO(5)	2017	619,615	—	3,077,254	2,000,000	672,217	101,030	6,470,116
Joseph P. Abbott, Jr.
Executive Vice	2019	550,000	—	1,400,000	—	636,592	7,950	2,594,542
President/Chief	2018	541,923	250,000	1,400,000	—	426,674	7,950	2,626,547
Financial Officer	2017	520,000	250,000	1,400,000	—	451,316	51,700	2,673,016
James P. O’Neill
Executive Vice President/General	2019	450,000	—	750,000	—	381,934	7,950	1,589,884
Manager – Core	2018	450,000	62,500	750,000	—	197,662	127,971	1,588,133
Solutions(4)
William F. Bayers
Executive Vice	2019	450,000	—	550,000	—	520,848	23,221	1,544,069
President/Secretary	2018	450,000	125,000	550,000	—	354,300	23,349	1,502,649
General Counsel	2017	450,000	125,000	650,000	—	390,562	23,479	1,639,041
Lee R. Ramsayer
Former Executive Vice	2019	500,000	—	900,000	—	577,071	7,950	1,985,021
President/Global	2018	500,000	250,000	900,000	—	383,666	7,950	2,041,616
Sales	2017	500,000	250,000	900,000	—	433,958	7,950	2,091,908

(1)

Represents the aggregate grant date fair value of stock options, time-based RSUs and performance-based RSUs, as applicable, granted during the fiscal years ended December 31, 2019, 2018 and 2017 in accordance with FASB ASC Topic 718, Stock Compensation (disregarding any forfeiture assumptions). The fair value of the time-based RSUs and the portion of the performance-based RSUs tied to Billings was calculated based upon our common stock price at the date of grant whereas the fair value of the portion of the performance-based RSUs tied to cumulative TSR was calculated using a Monte Carlo model to simulate a range of possible future prices for our common stock. For the assumptions made in determining these values, see Note 12 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. These values do not correspond to the actual values that may be realized by our named executive officers for these awards and the grant date fair value of the performance-based RSUs awards assume target performance is achieved. However, assuming the highest level of performance is achieved with respect to the applicable performance metrics, the maximum possible value of the performance-based RSUs awards granted to applicable named executive officers in 2019, using the grant date fair value, is as follows for Mr. Lynch, $2,624,991; Mr. Abbott, $1,470,000; Mr. O’Neill, $787,497; Mr. Bayers, $577,504 and Mr. Ramsayer, $945,010.

For Mr. Lynch, these amounts for 2017 also include the grant date fair value of (i) the 38,610 new-hire time-based RSUs he received in connection with his appointment as our President and CEO ($500,000) and (ii) the new-hire options to purchase 604,230 shares of Company common stock he received in connection with his appointment as our President and CEO ($2,000,000). For Mr. Bayers, this amount for 2017 includes the grant date fair value of the 9,050 time-based RSUs he received in recognition of his contribution to the Company and for retention of his leadership following a series of high-level executive transitions ($100,000).

(2)

Represents annual cash bonus awards under our annual bonus plans in respect of the year indicated, although the awards were actually paid in the following year. For Mr. Lynch, the 2017 figure represents a prorated amount for his service from April 11, 2017 through the end of the year.

(3)

For each of Messrs. Lynch, Abbott, O’Neill and Ramsayer this amount for 2019 represents employer matching contributions to our 401(k) plan ($7,950). For Mr. Bayers, this amount for 2019 represents payment of life insurance premiums under a frozen program ($12,151), parking under a frozen program ($3,120) and employer matching contributions to our 401(k) plan ($7,950).

(4)	Mr. O’Neill was not a named executive officer in the year ended December 31, 2017, as such we have reported his compensation only for 2018 and 2019.

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     EXECUTIVE COMPENSATION - (Continued)

 Grants of Plan-Based Awards in 2019

The following table details information regarding grants of plan-based awards in 2019 to our named executive officers:

Name	Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (#)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)

			Threshold	Target	Maximum	Threshold	Target	Maximum
John J. Lynch, Jr.	—	—	—	1,125,000	1,642,500	—	—	—	—	—
	2/26/19	3/5/19	—	—	—	—	—	—	129,032	1,000,000
	2/26/19	3/5/19	—	—	—	92,609	185,217	322,047	—	1,500,000
Joseph P. Abbott, Jr.	—	—	—	550,000	803,000	—	—	—	—	—
	2/26/19	3/5/19	—	—	—	—	—	—	72,258	560,000
	2/26/19	3/5/19	—	—	—	51,861	103,722	180,347	—	840,000
James P. O’Neill	—	—	—	337,500	492,750	—	—	—	—	—
	2/26/19	3/5/19	—	—	—	—	—	—	38,710	300,000
	2/26/19	3/5/19	—	—	—	27,783	55,565	96,614	—	450,000
William F. Bayers	—	—	—	450,000	657,000	—	—	—	—	—
	2/26/19	3/5/19	—	—	—	—	—	—	28,387	220,000
	2/26/19	3/5/19	—	—	—	20,374	40,748	70,851	—	330,000
Lee R. Ramsayer	—	—	—	500,000	730,000	—	—	—	—	—
	2/26/19	3/5/19	—	—	—	—	—	—	46,452	360,000
	2/26/19	3/5/19	—	—	—	33,340	66,679	115,939	—	540,000

(1)

The amounts in these columns reflect target and maximum payouts under the 2019 Bonus Plan. There is no threshold-level payout under the 2019 Bonus Plan. The maximum possible payout under the 2019 Bonus Plan is 146% of the target payout, representing 140% of the target payout based on Company performance metrics (90% of target) and 200% of the target payout based on individual performance objectives (10% of target). The actual amount earned by each named executive officer under the 2019 Bonus Plan is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. For a description of the material terms of these awards and additional information about our 2019 Bonus Plan, including a discussion of how these amounts are determined, please see “Compensation Discussion and Analysis—2019 Named Executive Officer Compensation—2019 Named Executive Officer Variable Compensation—Annual Bonus Plan.”

(2)

The performance-based RSU awards cliff vest on the later of (i) the third anniversary of the grant date (March 5, 2022) or (ii) the date the Compensation Committee certifies the achievement level for the applicable performance metrics; provided that, if the applicable performance thresholds are not met, such awards will be forfeited. The amounts in these columns reflect the threshold, target and maximum number of shares that could be issued under the performance-based RSU award agreements. The maximum possible number of shares that could be issued is 150% of the target number of shares based on achievement of the Billings metric component and 200% of the target number of shares based on achievement of the TSR metric.

(3)	The time-based RSU awards vest in equal increments on each of the first three anniversaries of the grant date, generally subject to continued employment.
(4)

Represents the aggregate grant date fair value of the awards of RSUs granted in accordance with FASB ASC Topic 718, Stock Compensation (disregarding any forfeiture assumptions). The fair value of the time-based RSUs and portion of the performance-based RSUs tied to Billings was calculated based upon our common stock price at the date of grant whereas the fair value of the portion of the performance-based RSUs tied to cumulative TSR was calculated using a Monte Carlo model to simulate a range of possible future prices for our common stock. For the assumptions made in determining these values, see Note 12 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. These values do not correspond to the actual values that may be realized by our named executive officers for these awards which are tied to performance and awards may be earned higher or lower than target.

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     EXECUTIVE COMPENSATION - (Continued)

 Employment Arrangements

We have entered into employment offer and promotion letters with each of our named executive officers. For a description of the severance benefits each executive officer is entitled to receive upon a termination of employment pursuant to the terms of his or her offer letter or employment arrangement, please see “—Potential Post-Employment Payments Upon Termination or Change in Control.” Each of our named executive officers has also executed confidentiality and non-competition agreements. Such confidentiality and non-competition agreements contain a covenant not to engage in any business that competes with us or to solicit employees or customers during the term of his or her employment and for one year thereafter, as well as non-disparagement, confidentiality and intellectual property provisions.

John J. Lynch, Jr.

We entered into an offer letter with Mr. Lynch on February 10, 2017, pursuant to which he commenced service as our President and Chief Executive Officer effective April 11, 2017. Pursuant to his offer letter, Mr. Lynch is entitled to an annual base salary of $900,000 and is eligible to participate in the Company’s annual bonus plan with a target opportunity equal to 125% of his base salary.

Mr. Lynch received a one-time new-hire equity award of (i) 38,610 time-based RSUs having a fair market value of $500,000 on the date of grant (May 9, 2017), which vest in three equal installments on each of the first three anniversaries of the date of grant, generally subject to continued employment except that the new hire RSUs shall vest immediately in the event of Mr. Lynch’s termination without “cause” (as defined in his offer letter) or resignation for “good reason” (as defined in the Company’s Change in Control Severance Plan (“Change in Control Severance Plan”)) and (ii) options to purchase 604,230 shares of Company common stock having a grant date fair value of $2,000,000 on the date of grant with an exercise price per share of $12.95 reflecting the fair market value of the Company’s common stock on the date of grant (May 9, 2017), which vest in four equal installments on each of the first four anniversaries of the date of grant, generally subject to continued employment except that the new hire options shall vest immediately in the event of Mr. Lynch’s termination without cause or resignation for good reason and shall remain exercisable for three years rather than 90 days (but in no event later than seven years after the date of grant).

Mr. Lynch is eligible to participate in the Company’s long-term incentive programs and, pursuant to his offer letter, received an award under the 2017 LTIP in the form of (i) time-based RSUs and (ii) performance-based RSUs with respect to the number of shares of the Company’s common stock having an aggregate fair market value (based on the closing price on the date that such awards were granted to other executives of the Company) of $2,200,000, with the allocation between the types of the awards and the vesting schedules and other terms of the awards generally in accordance with the forms of award agreements for such awards that are granted to other executives of the Company.

Mr. Lynch is also eligible to participate in the Change in Control Severance Plan at the level of a Tier 1 Employee, except applying the definition of “cause” set forth in his offer letter, and in lieu of participating in the ELT Severance Plan, he is entitled to special severance arrangements in connection with certain involuntary terminations pursuant to the terms of his offer letter. Mr. Lynch is entitled to four weeks of vacation per year. He also was entitled to relocation benefits in accordance with our relocation policy and reimbursement of reasonable legal fees in connection with his appointment, which totaled $64,661.

Joseph P. Abbott, Jr.

We entered into an offer letter with Mr. Abbott, dated as of March 10, 2016, pursuant to which he commenced service as our Executive Vice President and Chief Financial Officer, effective as of March 14, 2016. Mr. Abbott is entitled to an annual base salary of $550,000 and is eligible to participate in the Company’s annual bonus plan with a target amount equal to 100% of his annual base salary. In May 2016, Mr. Abbott received a one-time new-hire equity award of (i) time-based vesting RSUs having a fair market value of $500,000 on the date of grant that vests in three equal installments (one on each of the first three anniversaries of the date of grant, subject to continued employment) and (ii) options to purchase Company common stock having a grant date fair value of $2,000,000 with a strike price equal to the fair market value of the Company’s common stock on the date of grant and that vest in four equal

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     EXECUTIVE COMPENSATION - (Continued)

installments (one on each of the first four anniversaries of the date of grant, subject to continued employment). Such new-hire equity grants were amended in 2016 to provide that in the event that Mr. Abbott is involuntarily terminated by the Company other than for “cause” (as defined in the 2015 OIP) such awards would vest in full and the exercisability with respect to the stock options was extended to continue through December 31, 2020. The Compensation Committee approved such changes in recognition of Mr. Abbott’s contributions to the Company and to ensure the retention of his leadership in connection with the departure of our then President and CEO, Linda K. Zecher. Mr. Abbott is also eligible to receive future long-term incentive awards in accordance with the Company’s long-term incentive plans as may exist from time to time. Pursuant to his offer letter, Mr. Abbott is eligible to participate in our Change in Control Severance Plan and ELT Severance Plan as a Tier 1 Employee, as such term is separately defined in each plan, respectively. Mr. Abbott was also entitled to relocation benefits per our relocation policy, which was modified by his offer letter to extend the temporary housing assistance prior to any relocation for up to 12 months.

William F. Bayers

We entered into an offer letter with Mr. Bayers on April 10, 2007, with an effective date of April 12, 2007. His employment may be terminated by us or by Mr. Bayers, at any time, with or without cause. Mr. Bayers is currently entitled to receive an annual base salary of $450,000, and is eligible for an annual target bonus of 100% of his base salary. Mr. Bayers is entitled to four weeks of vacation per year. He also is entitled to prior service credit for purposes of eligibility under the Company’s post-retirement medical plan.

James P. O’Neill

We entered into an offer letter with Mr. O’Neill on August 21, 2017, with an effective date of September 29, 2017.  His employment may be terminated by us or by Mr. O’Neill, at any time, with or without cause. Mr. O’Neill is currently entitled to receive an annual base salary of $450,000. In connection with his employment, Mr. O’Neill received a one-time new-hire equity award of (i) time-based vesting RSUs having a fair market value of $250,000 on the date of grant that vests in three equal installments (one on each of the first three anniversaries of the date of grant, subject to continued employment) and (ii) options to purchase Company common stock having a grant date fair value of $750,000 with a strike price equal to the fair market value of the Company’s common stock on the date of grant and that vest in four equal installments (one on each of the first four anniversaries of the date of grant, subject to continued employment). Mr. O’Neill also received a signing bonus of $125,000. Mr. O’Neill was also entitled to relocation benefits per our relocation policy, which was modified by his offer letter to permit the temporary housing assistance for six months from the date he commenced employment and up to a maximum of $13,000 for return travel or his family’s travel prior to any relocation. Mr. O’Neill is eligible to participate in our annual bonus plans and our long-term equity incentive program. Mr. O’Neill is entitled to four weeks of vacation per year.

Lee R. Ramsayer

We entered into an offer letter with Mr. Ramsayer on January 25, 2012, with an effective date of February 13, 2012, pursuant to which his employment could be terminated by us or by Mr. Ramsayer, at any time, with or without cause.  During his employment with the Company in 2019, Mr. Ramsayer was entitled to receive his annual base salary of $500,000, was eligible to participate in our 2019 annual bonus plan with a target annual bonus equal to 100% of his base salary and was eligible to participate in our long-term equity incentive plan.  Mr. Ramsayer was entitled to four weeks of vacation.

On December 17, 2019, the Company announced that Mr. Ramsayer would be leaving the Company effective at the close of business on December 31, 2019.  In connection with his departure and in accordance with the Company’s ELT Severance Plan, Mr. Ramsayer entered into a letter agreement with the Company on December 16, 2019 (the “Letter Agreement”) providing that, among other things and subject to certain terms and conditions, Mr. Ramsayer would receive (i) severance pay in an aggregate amount equal to 150% of his current annual base salary, less required withholdings and deductions in accordance with the Company’s normal payroll schedule and practice; (ii) his 2019 bonus, based on actual Company or individual performance (payable when bonuses would otherwise have generally been

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     EXECUTIVE COMPENSATION - (Continued)

scheduled to be paid absent termination of employment); and (iii) outplacement assistance services for 12 months. These payments and terms followed the terms of the ELT Severance Plan, and Mr. Ramsayer did not receive any other payments outside of that plan.

At the close of business on December 31, 2019, Mr. Ramsayer ceased to be employed as the Company’s Executive Vice President of Global Sales and in connection therewith he received severance benefits in accordance with the ELT Severance Plan (which is described in “—Potential Post-Employment Payments Upon Termination or Change in Control – ELT Severance Plan”), as confirmed in the Letter Agreement.  Such Letter Agreement also acknowledged that there were no modifications to the terms of any of Mr. Ramsayer’s outstanding equity awards, and such equity awards will continue to be governed by the applicable plan documents and award agreements. The Letter Agreement also provided for a release of certain claims by Mr. Ramsayer against the Company, non-disparagement obligations, certain confidentiality requirements, and non-competition and non-solicitation restrictions for a period of 12 months.

Outstanding Equity Awards at Year-End 2019

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)

John J. Lynch, Jr.	302,114	302,116	12.95	5/9/2024	259,877	1,624,231	380,518	2,378,238
Joseph P. Abbott, Jr.	353,872	117,958	18.57	5/9/2023	142,485	890,531	223,069	1,394,181
James P. O’Neill	153,390	153,392	9.60	11/7/2024	75,963	474,769	91,283	570,519
William F. Bayers	—	—	—	—	58,994	368,713	87,634	547,712
Lee R. Ramsayer	215,614	—	12.50	1/30/2020	—	—	68,101	425,631

(1)

All of our options generally vest in equal installments on each of the first four anniversaries of the applicable date of grant which were as follows: Mr. Lynch on May 9, 2017; Mr. Abbott on May 9, 2016; Mr. O’Neill on November 7, 2017 and Mr. Ramsayer on January 30, 2013.

(2)

All of our time-based RSUs generally vest in equal installments on each of the first three anniversaries of the applicable date of grant which were as follows: for Mr. Lynch, May 9, 2017 for his grants of 118,248 RSUs, February 27, 2018 for his grant of 137,143 RSUs and March 5, 2019 for his grant of 129,032 RSUs; for Mr. Abbott, February 28, 2017 for his grant of 50,679 RSUs, February 27, 2018 for his grant of 80,000 RSUs and March 5, 2019 for his grant of 72,258 RSUs; for Mr. O’Neill, November 7, 2017 for his grant of 26,042 RSUs, February 27, 2018 for his grant of 42,857 RSUs and March 5, 2019 for his grant of 38,710 RSUs; for Mr. Bayers, February 28, 2017 for his grant of 28,960 RSUs, February 27, 2018 for his grant of 31,429 RSUs and March 5, 2019 for his grant of 28,387 RSUs.

(3)	The amounts in this column reflect the fair market value of the unvested time-based RSUs based on the closing stock price of $6.25 on the last trading day in 2019.
(4)

Represents the unvested performance-based RSUs at threshold, other than the portion of the unvested performance-based RSUs tied to Billings granted in 2018 and 2019 which are at target due to the level of Billings achieved in the first year of performance.

The performance-based RSU awards issued on February 28, 2017 under the 2017 LTIP cliff vest on the later of (i) the third anniversary of the grant date (February 28, 2020) and (ii) the date the Compensation Committee certifies the level of achievement for the applicable performance metrics; provided that, in each case, if the applicable performance thresholds are not met, such awards will be forfeited. The performance-based RSU awards issued on February 27, 2018 under the 2018 LTIP cliff vest on the later of (i) the third anniversary of the grant date (February 27, 2021) and (ii) the date the Compensation Committee certifies the level of achievement for the applicable performance metrics; provided that, in each case, if the applicable performance thresholds are not met, such awards will be forfeited. The performance-based RSU awards issued on March 5, 2019 under the 2019 LTIP cliff vest on the later of (i) the third anniversary of the grant date (March 5, 2022) and (ii) the date the Compensation Committee certifies the level of achievement for the applicable performance metrics; provided that, in each case, if the applicable performance thresholds are not met, such awards will be forfeited.

(5)	The amounts in this column reflect the fair market value of the unvested performance-based RSUs reported in the prior column based on the closing stock price of $6.25 on the last trading day in 2019.

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     EXECUTIVE COMPENSATION - (Continued)

Option Exercises and Stock Vested During 2019

The following table provides additional information regarding our named executive officers’ stock option exercises and restricted stock and RSU vesting during 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

John J. Lynch, Jr.	—	—	85,130	685,735
Joseph P. Abbott, Jr.	—	—	52,534	421,138
James P. O’Neill	—	—	22,966	176,317
William F. Bayers	—	—	23,878	195,888
Lee R. Ramsayer	—	—	34,135	281,484

(1)	The amounts in this column represent the number of shares vested multiplied by the closing price of our common stock on the vesting date.

Potential Post-Employment Payments Upon Termination or Change in Control

Change in Control Severance Plan

We maintain our Change in Control Severance Plan to help retain executives and other key employees by reducing personal uncertainty that may arise from the possibility of a change in control, and to promote their objectivity and neutrality in evaluating transactions that may be in the best interest of the Company and our stockholders. The plan establishes objective criteria to determine whether a change in control has occurred, and provides for severance payments and benefits only on a “double trigger” basis. The “double trigger” design is intended to further our goals to retain executive and other key leadership upon a change in control.

All of our named executive officers are, or while they were employed by the Company were, eligible to participate in the Change in Control Severance Plan. Under this plan, if the executive’s employment is (i) terminated by us other than for “cause” (as defined in the 2012 MIP) other than for Mr. Lynch, for whom the definition of “cause” is defined in his offer letter, each as set forth below) and other than due to death or disability, or (ii) if the executive resigns for “good reason,” (as defined below) in either case, within two years after a “change in control” (as defined below) or the period commencing on the date of entry into a definitive agreement or following a public announcement by the Company of a transaction or transactions that would result in a change in control (but not earlier than six months preceding the change in control) (the “Change in Control Protection Period”), then the Company or its successor would be obligated to pay or provide the following benefits upon the employee’s execution of a release of claims:

•

Tier I (applicable for Messrs Lynch and Abbott) — A lump sum cash payment equal to the sum of (i) two times the sum of (a) his or her annual base salary plus (b) his or her target annual bonus, plus (ii) the pro rata portion of the target annual bonus.

•

Tier II (applicable for the other NEOs) — A lump sum cash payment equal to the sum of (i) two times his or her annual base salary, plus (ii) his or her target annual bonus, plus (iii) the pro rata portion of the target annual bonus.

The plan provides for a cutback of severance payments to the safe harbor amount if the payments would be subject to the excise tax imposed by Section 4999 of the Code but only if such reduction would result in a greater net payment to the executive than he or she would have received without such reduction but after paying the excise tax.

The term “good reason” generally means (i) material adverse change in duties or reporting relationship, (ii) reduction in salary or annual bonus opportunity not in connection with an across-the-board reduction for other senior executives of the Company or (iii) forced relocation to a place of employment more than fifty miles from the employee’s place of employment immediately prior to the change in control; provided,

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     EXECUTIVE COMPENSATION - (Continued)

however, that no termination of an employee’s employment will constitute a termination for good reason unless (a) the executive has first provided the Company with written notice specifically identifying the acts or omissions constituting the grounds for good reason within thirty days after the executive has or should reasonably be expected to have had knowledge of the occurrence thereof, (b) the Company has not cured such acts or omissions within thirty days of its actual receipt of such notice and (c) the effective date of the employee’s termination for good reason occurs no later than ninety days after the initial existence of the facts or circumstances constituting good reason.

The term “change in control” generally means, unless otherwise provided in any employment agreement between the Company and the applicable employee, the occurrence of any one of the following events:

(i)

any person (as such term is used in Section 13(d) of the Exchange Act) (other than a “permitted holder” (as defined in the Change in Control Severance Plan)), together with its affiliates (other than a permitted holder), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding common stock or voting power of the Company by merger, consolidation, reorganization, or otherwise;

(ii)

the sale of all or substantially all of the Company’s assets, determined on a consolidated basis, to any person or group (as such term is used in Section 13(d) of the Exchange Act) of persons (other than any permitted holder or their affiliates); or

(iii)

the Company combines with another company if, immediately after such combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, less than 50% of the capital stock (of any class or classes) having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of the Company of the combined entity; provided, however, that for purposes of this definition, no group will be deemed to have been formed solely by virtue of the execution and delivery of the Restructuring Support Agreement and the Investor Rights Agreement (each as defined in the Change in Control Severance Plan). In addition, the Board may specifically provide that an event or transaction that would not otherwise qualify as a change in control be treated as a change in control for purposes of the plan.

The term “cause” generally means (i) the executive’s commission or guilty plea or plea of no contest to a felony (or its equivalent under applicable law) or any crime that involves moral turpitude, (ii) conduct by the executive that constitutes fraud or embezzlement or any acts of dishonesty in relation to his or her duties with the Company or its affiliates, (iii) the executive having engaged in gross negligence, bad faith or intentional misconduct which causes either reputational or economic harm to the Company or its affiliates, (iv) the executive’s continued refusal to substantially perform his or her essential duties with respect to the Company or its affiliates, which refusal is not remedied within ten (10) days after written notice from the Board, or (v) the executive’s breach of his or her obligations under any service contract he or she has with the Company or its affiliates or any written Company employment policy, including any code of conduct, which is not cured, if curable, within ten (10) days after the Company notifies the executive of such breach.

Pursuant to Mr. Lynch’s offer letter, his participation in the Change in Control Severance Plan at the level of a Tier 1 Employee applies the definition of “cause” set forth in his offer letter in lieu of the definition included in the Change in Control Severance Plan. For purposes of determining eligibility for any benefits under his offer letter, the Change in Control Severance Plan, any equity award agreement or other arrangement between Mr. Lynch and the Company, “cause” means (i) the executive’s guilty plea or plea of no contest to a felony (or its equivalent under applicable law) or any crime that involves moral turpitude, (ii) conduct by the executive that constitutes fraud or embezzlement or any acts of material dishonesty in relation to his duties with the Company or its affiliates that causes or is reasonably expected to cause material harm to the Company or its affiliates, (iii) the executive having engaged in gross negligence, bad faith or intentional misconduct which causes either material reputational or material economic harm to the Company or its affiliates, (iv) the executive’s continued refusal to substantially perform his or her essential duties with respect to the Company or its affiliates, which refusal is not remedied within ten (10) days after written notice from the Board, or (v) the executive’s material breach of his obligations under any service contract he has with the Company or its affiliates or any written Company employment policy, including the Company’s formally adopted Code of Conduct, which is not cured, if curable, within ten (10) days after the Company notifies the executive of such breach.

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     EXECUTIVE COMPENSATION - (Continued)

ELT Severance Plan

Our ELT Severance Plan provides for enhanced severance protection for eligible executive leadership team members, including Messrs. Abbott, Bayers, and O’Neill, as well as Mr. Ramsayer, who ceased to be employed by the Company at the close of business on December 31, 2019, in the event of certain involuntary terminations. Under the ELT Severance Plan, if the executive’s employment is involuntarily terminated by us for any reason other than for “cause” (as defined in the plan as set forth below) then the executive would be entitled to (i) severance pay (as further described below), paid in installments in accordance with the executive’s regular payroll schedule and (ii) outplacement benefits for a period of 12 months, subject to the executive’s execution of a severance agreement (which will include a release of claims and other provisions we deem appropriate, including post-employment obligations). Severance pay (a) for Tier I employees, includes 150% of base salary and (b) for Tier II employees, includes 100% of base salary, in each case, in addition to a pro-rated bonus when bonuses are generally paid to active employees.

For the purposes of the ELT Severance Plan, the term “cause” generally means any of the following, as determined by the Company in its sole discretion: (i) engaging in or threatening to engage in conduct detrimental to the best interests of the Company or an affiliate; (ii) theft, embezzlement, fraud, dishonesty or misappropriation of Company property, or misappropriation of a corporate opportunity of the Company or an affiliate; (iii) use or being under the influence of illegal drugs or alcohol at work, while working or in any manner that interferes with the performance of his or her job duties; (iv) conviction of, a guilty plea to or nolo contendere or equivalent plea to a felony, or if it results in incarceration, a misdemeanor, and/or his or her conviction of, guilty plea to or nolo contendere or equivalent plea to violation of any federal or state securities laws; (v) misconduct or negligence in connection with the performance of his or her duties; (vi) failure to follow the lawful direction of the person or persons to which he or she reports; or (vii) material breach of the Company’s Code of Conduct or Employee Guide, as amended and in effect from time to time, or any successor or similar code(s), standard(s) or policies of ethics or conduct in effect during employment.

In lieu of participating in the ELT Severance Plan, Mr. Lynch is entitled to special severance arrangements in connection with certain involuntary terminations pursuant to the terms of his offer letter, which arrangements are described below.

Equity Award Provisions

Pursuant to the 2015 OIP, if a participant’s employment is terminated without “cause” (as defined in the plan, other than due to death or disability) on or within 12 months following a “change in control” (as defined in the plan), we may provide that: except to the extent otherwise provided in an award agreement, or any applicable employment, consulting, change-in-control, severance or other agreement between a participant and the Company or an affiliate, all stock options and SARs shall become immediately exercisable in full; and the restricted period, with respect to all of the shares of restricted stock awards and RSUs, shall expire immediately. If the vesting or exercisability of any award is subject to the achievement of performance conditions, the portion of the award that may become fully vested and exercisable will be based on the assumed achievement of target performance, which will be determined by the Compensation Committee and prorated based on the number of days elapsed between the grant of the award and termination of employment. Additionally, the Compensation Committee may, upon at least 10 days’ notice, cancel any of a participant’s outstanding awards and pay such participant, in cash, securities or other property (including of the acquiring or successor company), the value of the participant’s awards based upon the price per share received by our other stockholders in the event.

The term “cause” generally means in the case of a particular award, unless the applicable award agreement states otherwise, the Company or an affiliate having “cause” to terminate the participant’s employment or service, (i) as such term is defined in any employment, consulting, change-in-control, severance or any other agreement between the participant and the Company or an affiliate in effect at the time of such termination or (ii) in the absence of any such employment, consulting, change-in-control, severance or any other agreement (or the absence of any definition of “cause” or term of similar import therein), due to the participant’s (A) willful misconduct or gross neglect of the participant’s duties; (B) having engaged in conduct harmful (whether financially, reputationally or otherwise) to the Company or an affiliate; (C) failure or refusal to perform the participant’s duties; (D) conviction of, or guilty or no

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     EXECUTIVE COMPENSATION - (Continued)

contest plea to, a felony or any crime involving dishonesty or moral turpitude; (E) willful violation of the written policies of the Company or an affiliate; (F) misappropriation or misuse of Company or affiliate funds or property or other act of personal dishonesty in connection with the participant’s employment; or (G) willful breach of fiduciary duty. The determination of whether cause exists shall be made by the Compensation Committee in its sole discretion.

The term “change in control” generally means in the case of a particular award, unless the applicable award agreement (or any employment, consulting, change-in-control, severance or other agreement between the participant and the Company or an affiliate) states otherwise, any of the following events:

(i)

the acquisition by any person of beneficial ownership of 30% or more (on a fully diluted basis) of either (A) the then outstanding shares of the Company’s common stock, including common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock; or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors (the “Outstanding Company Voting Securities”); but excluding any acquisition by the Company or any of its affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its affiliates, or by any permitted holder;

(ii)

a change in the composition of the Board such that members of the Board during any consecutive 12-month period (the “Incumbent Directors”) cease to constitute a majority of the Board. Any person becoming a director through election or nomination for election approved by a valid vote of at least two-thirds of the Incumbent Directors shall be deemed an Incumbent Director; provided, however, that no individual becoming a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)	the approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the Company; or
(iv)

the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity (other than a permitted holder) that is not an affiliate of the Company (a “Sale”), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of the entity resulting from such Business Combination or the entity that acquired all or substantially all of the business or assets of the Company in such Sale (in either case, the “Surviving Company”), or the ultimate parent entity that has beneficial ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company, and other than a permitted holder), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.

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     EXECUTIVE COMPENSATION - (Continued)

2017, 2018 and 2019 LTIP awards were comprised of 40% time-based RSUs and 60% performance-based PSUs. The award agreements for the time-based RSU awards provide that: (i) vesting accelerates if the recipient’s employment is terminated without cause (other than due to death or disability) within 12 months following a change in control (or immediately if the award is not assumed or substituted by the successor) and (ii) if the executive is terminated as a result of death or disability, the award will become fully vested. The award agreements for the performance-based PSU awards provide that (i) upon a change in control, the performance based-portion of the award will be converted to a service-based award subject to the original vesting schedule with the remaining unvested portion vesting upon a termination within 12 months of the change in control (or immediately if the award is not assumed or substituted by the successor), (ii) if the executive is terminated by the Company due to death or disability following a change in control, the award will immediately fully vest, but prorated to reflect the number of months employed during the three-year vesting period, (iii) if the executive is terminated by the Company other than for cause, within one year following the occurrence of the change in control, the unvested award will become immediately fully vested, (iv) if the executive is terminated without cause after the first anniversary of the grant date, the performance-based award will vest pro rata based on the number of months employed during the three-year vesting period and actual performance during such period, and (v) if the executive is terminated as a result of death or disability, the award will vest pro rata based on target performance if such event occurs more than one year after the date of grant and 6 months prior to the vesting date or based on actual performance if such event occurs thereafter.

According to the terms of our 2012 MIP, unless otherwise stated in an award agreement, if a named executive officer’s employment is terminated due to their death or disability or for any other reason except by us for “cause” (as defined in the plan), the unvested portion of their equity awards will expire on the date they are terminated. The vested portion of stock option awards will remain exercisable until the earlier of either (i) the expiration of the option period or (ii) 12 months after such termination in the case of termination due to death or disability, 30 days in the case of a voluntary resignation, or generally 90 days, but in certain instances 180 days, after any other termination other than termination by us for cause. If we terminate any named executive officer’s employment for cause, both the unvested and vested equity awards will terminate on the same date their employment is terminated.

In April 2017, Mr. Lynch joined the Company as our President and Chief Executive Officer. Pursuant to his offer letter, Mr. Lynch was granted a one-time new-hire equity award of (i) time-based RSUs that vest in three equal installments on each of the first three anniversaries of the date of grant, generally subject to continued employment except that the new hire RSUs shall vest immediately in the event of Mr. Lynch’s termination without cause (as defined in his offer letter) or resignation for good reason (as defined in the Change in Control Severance Plan), and (ii) options to purchase shares of Company common stock that vest in four equal installments on each of the first four anniversaries of the date of grant, generally subject to continued employment except that (x) the new hire options shall vest immediately in the event of Mr. Lynch’s termination without cause (as defined in the offer letter) or resignation for good reason (as defined in the Change in Control Severance Plan), and (y) following Mr. Lynch’s termination without cause or resignation for good reason, the vested portion of the new hire options shall remain exercisable for three years rather than 90 days (but in no event later than seven years after the date of grant).

In November 2016, in recognition of Mr. Abbott’s contributions to the Company and to retain his leadership in connection with the departure of our then President and Chief Executive Officer, Linda K. Zecher, from the Company, the Compensation Committee approved an amendment to the new-hire RSU award and new-hire stock option award granted to Mr. Abbott on May 9, 2016 (as described above in “— Employment Arrangements — Joseph P. Abbott, Jr.”), to provide that, upon an involuntary termination of his employment by the Company other than for “cause” (as defined in the 2015 OIP), any unvested portions of such awards shall become immediately fully vested as of such termination and that Mr. Abbott shall have until December 31, 2020 to exercise such options.

Employment Arrangement for John J. Lynch, Jr.

Subject to execution and non-revocation of a release of claims (substantially in the form set forth in the Change in Control Severance Plan) within sixty (60) days following any termination of Mr. Lynch’s employment by the Company without “cause” (as defined in his offer letter) or as a result of his resignation for “good reason” (as defined in the Change in Control Severance Plan), Mr. Lynch is eligible

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     EXECUTIVE COMPENSATION - (Continued)

to receive cash severance pay in an amount equal to the sum of (i) 200% of his then current base salary and (ii) his target bonus, generally with half of such amount payable in equal installments paid over a twelve (12) month period in accordance with the Company’s standard payroll practices and the remaining half of such payment shall be payable in a single lump sum cash payment on the first anniversary of the termination date. In addition, Mr. Lynch will be entitled to a prorated bonus for the year in which such termination occurs based on actual Company and/or individual performance and calculated based on a fraction, the numerator of which is the number of full and partial months completed from the first day of the fiscal year in which such termination occurs through the termination date, and the denominator of which is twelve (12), payable in accordance with the terms of the bonus plan as then in effect for such year.

Termination Payments

The table below sets forth the payments each of our named executive officers (other than Mr. Ramsayer whose actual payments in connection with his cessation of employment at the close of business on December 31, 2019 are described below) would have received if their employment had been terminated due to death or disability, by us without cause or by the executive for good reason on December 31, 2019 and there was no change of control. In quantifying potential payments for purposes of this disclosure, we have calculated our equity-based payments by using the closing price of our stock on the last trading day in 2019, which was $6.25.

In connection with Mr. Ramsayer’s cessation of employment at the close of business on December 31, 2019, during 2020, Mr. Ramsayer will receive (i) an aggregate amount of $500,000 of his total $750,000 severance payment, less required withholdings and deductions in accordance with the Company’s normal payroll schedule and practice, (ii) his 2019 annual bonus of $577,071, and (iii) out placement services in an aggregate amount of $6,250, under the ELT Severance Plan. In addition, during 2021 Mr. Ramsayer will receive the remaining $250,000 of his $750,000 severance payment, less required withholdings and deductions in accordance with the Company’s normal payroll practices.  While the portion of his 2018 and 2019 performance-based RSU awards remain outstanding and eligible to vest based on achievement of the applicable performance metrics, if the applicable performance thresholds for the remaining outstanding portion of such awards is not achieved, then such award will be forfeited without any payment in respect thereof. As a result of the Company’s below-threshold target performance relative to the performance metrics under the 2017 LTIP, the performance-based RSUs associated with the three-year consolidated Billings achieved 90.4% of the target which resulted in 75.9% of those RSUs being vested, Mr. Ramsayer received 17,551 shares of common stock upon vesting of such RSUs. The performance-based RSUs associated with TSR objectives were not earned and this portion of his 2017 performance-based RSU award was forfeited.

Amounts Payable
Name	Benefit	Termination By Us Without Cause ($)	Resignation for Good Reason ($)	Death or Disability ($)

John J. Lynch, Jr.	Cash Severance	4,227,120(1)	4,227,120(1)	—
	Equity Acceleration	3,053,383(2)	80,438(3)	3,053,383(2)
Joseph P. Abbott, Jr.	Cash Severance	1,461,592(4)	—	—
	Equity Acceleration	1,757,329(5)	—	1,757,329(5)
James P. O’Neill	Cash Severance	1,056,934(4)	—	—
	Equity Acceleration	—	—	726,188(6)
William F. Bayers	Cash Severance	1,195,848(4)	—	—
	Equity Acceleration	—	—	709,237 (7)

(1)	Represents the sum of 200% of base salary, target bonus and a prorated bonus for the year of termination in accordance with Mr. Lynch’s offer letter.
(2)

Represents accelerated vesting of Mr. Lynch’s unvested time-based RSUs, a pro-rated portion of the executive’s performance-based RSUs granted on May 9, 2017 and February 27, 2018 with respect to the full year 2017 and 2018

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     EXECUTIVE COMPENSATION - (Continued)

performance, based on assumed target performance level of achievement and stock options; however, all of the stock options had an exercise price in excess of our stock price at the end of the year. Mr. Lynch’s performance-based RSU award granted on March 5, 2019 is forfeited unless such termination is after March 5, 2020, in which case a pro-rata portion of such award is eligible to vest based on target or actual performance depending on the timing of such termination.

(3)	Represents accelerated vesting of Mr. Lynch’s new-hire time-based RSUs and stock options, however, all of the stock options had an exercise price in excess of our stock price at the end of the year.
(4)

Represents 150% of base salary and a prorated bonus for the year of termination in accordance with the ELT Severance Plan. The executive is also entitled to 12 months of outplacement benefits thereunder.

(5)

Represents accelerated vesting of Mr. Abbott’s unvested time-based RSUs, a pro-rated portion of the executive’s performance-based RSUs granted on February 28, 2017 and February 27, 2018 based on assumed target performance level of achievement and stock options, however, with an exercise price of $18.57, all of the stock options were underwater and without value at the end of the year. The executive’s performance-based RSU award granted on March 5, 2019 is forfeited unless such termination is after March 5, 2020 in which case, a pro-rata portion of such award is eligible to vest based on target or actual performance depending on the timing of such termination.

(6)

Represents accelerated vesting of Mr. O’Neill’s unvested time-based RSUs, a pro-rated portion of the executive’s performance-based RSUs granted on February 27, 2018 based on assumed target performance level of achievement and stock options, however, with an exercise price of $9.60, all of the stock options were underwater and without value at the end of the year. The executive’s performance-based RSU award granted on March 5, 2019 is forfeited unless such termination is after March 5, 2020, in which case a pro-rata portion of such award is eligible to vest based on target or actual performance depending on the timing of such termination.

(7)

Represents accelerated vesting of Mr. Bayers’s unvested time-based RSUs, a pro-rated portion of the executive’s performance-based RSUs granted on February 28, 2017 and February 27, 2018 based on assumed target performance level of achievement. The executive’s performance-based RSU award granted on March 5, 2019 is forfeited unless such termination is after March 5, 2020, in which case a pro-rata portion of such award is eligible to vest based on target or actual performance depending on the timing of such termination.

Change of Control Termination

The following table sets forth the payments each of our named executive officers (other than Mr. Ramsayer whose actual payments in connection with his cessation of employment at the close of business on December 31, 2019 are discussed above) would have received if a change of control occurred, and, following a change of control, their employment had been terminated due to death or disability, by us without cause or by the named executive officer for good reason, in each case on December 31, 2019.

In quantifying potential payments for purposes of this disclosure, we have calculated our equity-based payments by using the closing price of our stock on the last trading day in 2019, which was $6.25.

Amounts Payable for Termination in Connection with a Change in Control ($)
Name	Benefit	Termination Without Cause	Resignation for Good Reason	Death, Disability

John J. Lynch, Jr.	Cash Severance	5,175,000(1)	5,175,000(1)	—
	Equity Acceleration	4,759,706(2)	—	3,374,940(4)
Joseph P. Abbott, Jr.	Cash Severance	2,750,000(1)	2,750,000(3)	—
	Equity Acceleration	2,727,625(2)	—	1,937,402(4)
James P. O’Neill	Cash Severance	1,575,000(3)	1,575,000(3)	—
	Equity Acceleration	1,233,463(2)	—	822,655(4)
William F. Bayers	Cash Severance	1,800,000(3)	1,800,000(3)
	Equity Acceleration	1,090,425(2)	—	779,980(4)

(1)	Represents (i) two times base salary; (ii) 200% of the executive’s target annual bonus and (iii) a pro-rata bonus based on the individual’s target annual bonus.
(2)

Represents accelerated vesting of unvested time-based RSUs and performance-based RSUs calculated based on target performance. While all outstanding unvested stock options would also vest in such circumstance, all of the stock options were underwater and without value at the end of the year.

(3)	Represents (i) two times base salary; (ii) 100% of the individual’s target annual bonus and (iii) a pro-rata bonus based on the individual’s target annual bonus.

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     EXECUTIVE COMPENSATION - (Continued)

(4)

The 2017, 2018 and 2019 time-based RSUs fully vest on termination due to death or disability, regardless of the occurrence of a change in control, and performance-based RSUs vest pro-rata based on the number of months the executive was employed during the performance period and target performance.

CEO Pay Ratio

Following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. In 2017, we determined our median employee. There were no changes to our employee population or employee compensation arrangements during 2019 that we believe would significantly impact our pay ratio disclosure, and therefore we concluded that we could continue to use the same median employee as in 2017 and 2018. The annual total compensation of this median employee for 2019 was $78,237. The annual total compensation of our Chief Executive Officer, Mr. Lynch, was $4,710,070 for 2019, as reflected in the Summary Compensation Table. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees is 60 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

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PROPOSAL 2: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act, enacted as required by the Dodd-Frank Act, enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Consistent with the results of the advisory vote regarding the frequency of the advisory vote on the compensation of our named executive officers, which was last held during our 2014 Annual Meeting of Stockholders, we have chosen to conduct this advisory vote on an annual basis.  In Proposal 3, stockholders have the opportunity to vote on a non-binding proposal regarding the frequency of advisory votes on executive compensation in the future.

As described in detail in the “Compensation Discussion and Analysis” section of this proxy statement, we are committed to a total compensation philosophy and structure that provides flexibility in responding to market factors; recognizes and rewards superior performance; aligns our management’s interests with those of our long-term stockholders; attracts highly skilled, experienced and capable employees; and is fair and fiscally responsible.

We ask that you approve the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section of this proxy statement and the related executive compensation tables and accompanying narrative disclosures contained herein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as described under the heading “Compensation Discussion and Analysis” and the related executive compensation tables and accompanying narrative disclosures contained in the Company’s proxy statement for the Company’s 2020 Annual Meeting of Stockholders.”

Because your vote is advisory, it will not bind us, the Compensation Committee or our Board. However, our Board and our Compensation Committee value the opinions of our stockholders and will review the voting results of this non-binding advisory vote and take the voting results into consideration when making future decisions regarding our executive compensation programs and policies.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act enables our stockholders to recommend to the Company by vote, on a non-binding, advisory basis, the frequency with which the Company conducts its advisory stockholder vote regarding the compensation of the Company’s named executive officers at its annual stockholder meetings in the future. As such, through this proposal, we are providing our stockholders with the opportunity to indicate their preference on how frequently the Company should seek an advisory vote on the compensation of the Company’s named executive officers. By voting on this proposal, stockholders may indicate, on a non-binding, advisory basis, whether they would prefer the vote on named executive officer compensation to occur every year, every two years or every three years. Stockholders may also abstain from voting on this proposal.

At our 2014 Annual Meeting of Stockholders, stockholders approved, on an advisory basis, an annual advisory vote on the compensation of our named executive officers and, in response, our Board determined to hold an annual vote on the matter. We are once again asking our stockholders to advise us as to how frequently they wish to cast an advisory vote on the compensation of our named executive officers.

After careful consideration of this proposal, the Board has determined that an advisory vote on executive compensation that occurs EVERY YEAR (an annual vote) is the most appropriate alternative, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in our proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices on a routine basis. We understand that our stockholders may have different views as to what is the best approach, and we look forward to hearing from our stockholders on this proposal.

Stockholders may vote for a frequency of “EVERY YEAR,” “EVERY TWO YEARS” or “EVERY THREE YEARS”. Stockholders may also “ABSTAIN” with regard to this proposal.

Because your vote is advisory, it will not bind us, the Compensation Committee or our Board. However, our Board and our Compensation Committee value the opinions of our stockholders and will review the voting results of this vote regarding the frequency of the advisory vote on executive compensation and take the voting results into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.

THE BOARD RECOMMENDS A VOTE FOR “EVERY YEAR” (AN ANNUAL VOTE) AS THE FREQUENCY WITH WHICH THE COMPANY HOLDS ITS FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

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PROPOSAL 4: AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN

On February 25, 2020, upon the recommendation of the Compensation Committee and subject to shareholder approval, the Board adopted an amendment and restatement of the Company’s 2015 Omnibus Incentive Plan (the “Amended Plan”).  The Amended Plan includes the following material changes to the 2015 Omnibus Incentive Plan:

•

Increases the number of shares of the Company’s common stock available for issuance under the Amended Plan by 3,630,000 shares, subject to adjustment in the event of stock splits and other similar events;

•	Eliminates provisions that would permit the Company to recycle shares used to exercise an award or satisfy the withholding taxes related to an award;
•

Except with respect to awards granted, in the aggregate, for up to 5% of the maximum number of shares authorized for issuance under the Amended Plan or any early vesting that occurs by reason of a participant’s death, disability or a change in control of the Company, requires that no award granted on or after May 19, 2020 vest earlier than the first anniversary of its date of grant, unless the award is made in payment of or exchange for other compensation already earned and payable to the participant;

•

Provides that any dividends and dividend equivalents paid with respect to awards of restricted stock, RSUs and other stock-based awards will be subject to the same restrictions on transfer and forfeitability (including time-based vesting conditions) as the award with respect to which they are paid;

•	Updates the Amended Plan to reflect changes made to Section 162(m) of the Internal Revenue Code, as part of tax reform legislation enacted in 2017; and
•	Provides for a term of the Amended Plan that expires on the 10th anniversary of the 2020 Annual Meeting.

As of March 16, 2020, the following awards were outstanding under the 2015 Omnibus Incentive Plan:

•	2,359,112 shares subject to options
•	5,148,860 shares subject to awards of RSUs

The Board strongly believes that the ability to grant equity awards is critical to attract and retain top talent in our highly competitive industry.  We are nearing the end of our share reserve from 2015 and our ability to grant equity awards in the future may be impacted if the additional shares are not approved by shareholders.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN.

Highlights of the Amended Plan

•	No “Evergreen” Provision. The number of shares of our common stock available for issuance under the Amended Plan is fixed and will not adjust based on the number of our shares outstanding.
•

No Liberal Change in Control Definition. The change in control definition in the Amended Plan is not a “liberal” definition and, for example, would not be achieved merely upon shareholder approval of a transaction.  A change in control must actually occur for the change in control provisions in the Amended Plan to be triggered.

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     PROPOSAL 4: AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN - (Continued)

•

No Liberal Share Recycling.    Shares of common stock delivered to satisfy the exercise price of an award made under the Amended Plan or to satisfy the tax withholding obligations with respect to an award made under the Amended Plan will not increase the number of shares available for the future grant of awards under the Amended Plan, the full number of shares subject to the portion of a stock appreciation right (“SAR”) that is exercised will be counted against the shares available under the Amended Plan regardless of the number of shares actually used to settle that portion of the SAR upon exercise, and shares purchased by us on the open market using proceeds from the exercise of a stock option will also not increase the number of shares available for future grant of awards.

•

No Discounted Options or SARs.  All options and SARs must have an exercise price not less than the fair market value of the underlying common stock on the date of grant, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.

•	No Repricing of Options or Stock Appreciation Rights. The Amended Plan prohibits the direct or indirect repricing of stock options or SARs without shareholder approval.
•

No Reload Options or SARs.  No options or SARs granted under the Amended Plan may contain a provision entitling the award holder to the automatic grant of additional options in connection with any exercise of the original option.

•	No Dividends or Dividend Equivalents on Options or SARs. No options or SARs granted under the Amended Plan may provide for the payment or accrual of dividends or dividend equivalents.
•

No Current Payment of Dividends or Dividend Equivalents on Unearned Awards. The Amended Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards subject to performance-based vesting.

•

Dividends and Dividend Equivalents on Restricted Stock, RSUs and Other Stock-Based Awards not Paid Unless and Until Award Vests.  Any dividends or dividend equivalents with respect to restricted stock, RSUs) or other stock-based awards will be subject to the same restrictions on transfer and forfeitability (including time-based vesting conditions) as the award with respect to which it is paid.

•

Minimum Vesting Requirements.   Except with respect to awards granted, in the aggregate, for up to 5% of the maximum number of shares authorized for issuance under the Amended Plan and for early vesting that may occur by reason of death, disability or a change in control of the Company, the Amended Plan requires that no award granted on or after May 19, 2020 vest earlier than the first anniversary of its date of grant, unless the award is made in payment of or exchange for other compensation already earned and payable to the participant.

•

Limit Applicable to Non-Employee Directors.  The Amended Plan provides that the maximum amount (based on the fair value of shares of our common stock on the date of grant as determined in accordance with applicable financial accounting rules) of awards that may be granted in any single fiscal year to any non-employee director is limited to $500,000.

•

Clawback Provisions.  The Amended Plan contains “clawback” provisions, which provide that the Compensation Committee may include clawback, forfeiture or similar provisions in an award, that provide that if a participant engages in activity that is in conflict with or adverse to the interest of the Company, including fraud or conduct contributing to any financial restatements or irregularities or if the participant violates a noncompete, nonsolicit, nondisclosure or nondisparagement covenant, he or she will surrender and return to the Company any shares received and/or to repay any profits or any other economic value made or realized by the participant. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act of 2002, and Section 954 of the Dodd-Frank Act), awards will be subject to clawback, forfeiture or similar requirement.

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     PROPOSAL 4: AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN - (Continued)

Information Regarding Overhang and Dilution

In developing the Company’s share request for the Amended Plan and analyzing the impact of utilizing equity as a means of compensation on the Company’s shareholders, we considered both the Company’s “overhang” and “burn rate.”

Overhang is a measure of potential dilution, which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the number of common shares outstanding. As of March 16, 2020, the Company’s overhang was 8.9%, reflecting:

•	2,359,112 outstanding options to purchase shares of common stock;
•	5,148,860 outstanding shares of unvested time-based and performance-based RSUs;
•	3,675,146 shares available for future award grants; and
•	125,158,710 shares of common stock outstanding.

In addition, the weighted average term for outstanding options is 3.36 years and the weighted average price for outstanding options is $13.16.

Burn rate provides a measure of the potential dilutive impact of the Company’s equity award program, which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding.  Set forth below is a table that reflects the Company’s burn rate for the 2019, 2018 and 2017 fiscal years as well as an average over those years.

Fiscal Year	Options Granted	Restricted Stock Granted	Total Granted (1)	Basic Weighted Average Number of Common Shares Outstanding	Gross Burn Rate (2)
2019	-	2,124,253	2,124,253	124,152,984	1.7%
2018	137,363	2,365,322	2,502,685	123,444,943	2.0%
2017	1,289,375	1,649,236	2,938,611	122,949,064	2.4%

Three-Year Average	475,579	2,046,270	2,521,850	123,515,664	2.0%

(1)	“Total Granted” reflects the number of shares underlying equity awards granted in the year.
(2)	“Gross Burn Rate” is defined as the number of shares underlying equity awards granted in the year divided by the basic weighted average number of common shares outstanding.

Description of the Amended Plan

The following is a brief summary of the Amended Plan, a copy of which is attached as Annex B to this Proxy Statement.

Number of Shares Available for Awards

Up to 3,630,000 shares of our common stock may be issued pursuant to awards granted under the Amended Plan.  In addition, any shares of our common stock subject to outstanding awards granted under the HMH Holdings (Delaware), Inc. 2012 Management Incentive Plan (the “2012 MIP”) that expire, terminate or are cancelled or forfeited for any reason without the participant’s having received any benefit therefrom, may be issued pursuant to awards granted under the Amended Plan. No participant may be granted awards of stock options and SARs with respect to more than 1 million shares of our common stock during any single fiscal year. No more than 3,630,000 of our common stock may be issued with respect to incentive stock options under the Amended Plan. No more than 1 million shares of our common stock may be granted under the Amended Plan with respect to any performance compensation awards to any participant for any single performance period (or with respect to each single fiscal year if the performance period is more than a single fiscal year) or in the event such performance compensation award is paid in cash, other securities, other awards or other property, no more than the fair market value of 1 million shares of our common stock on the last day of the performance period to which such award

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     PROPOSAL 4: AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN - (Continued)

relates. The maximum amount payable to any participant under the Amended Plan for any single performance period (or with respect to each single fiscal year if the performance period is more than a single fiscal year) is $10 million. The maximum amount (based on the fair value of shares of the Company’s common stock on the date of grant as determined in accordance with applicable financial accounting rules) of awards that may be granted in any single fiscal year to any non-employee director is $500,000, exclusive of voluntary deferrals by such director of his or her director fees and committee retainers.

If any award under the Amended Plan expires, terminates or is cancelled or forfeited for any reason without the participant’s having received any benefit therefrom, the unused shares of common stock covered by such award will again be available for grant under the Amended Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.  Shares of common stock delivered or tendered to the Company by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for grant under the Amended Plan.  In the case of a SAR that is settled in shares, the number of shares counted against the shares available for the grant of awards will be the full number of shares subject to the portion of the SAR that is exercised, regardless of the number of shares actually used to settle that portion of the SAR upon exercise.  Shares of common stock repurchased by the Company on the open market using the proceeds from the exercise of a stock option will not increase the number of shares available for grant under the Amended Plan.

Types of Awards

The Compensation Committee may grant awards of nonqualified stock options, incentive (qualified) stock options, SARs, restricted stock awards, RSUs, performance compensation awards, other stock-based awards or any combination of the foregoing.

Stock Options

The Compensation Committee is authorized to grant options to purchase shares of common stock that are either “qualified,” which consist of those options that satisfy the requirements of Section 422 of the Code for incentive stock options, or “nonqualified,” which consist of those options that are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the Amended Plan will be non-qualified unless the applicable award agreement expressly states that the option is intended to an “incentive stock option.” These options will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the Amended Plan, the exercise price of the options will not be less than the fair market value of our common stock as of the date of grant (or the last preceding trading date if the date of grant is not a trading date).

Options granted under the Amended Plan will be subject to such terms, including the exercise price and the conditions of timing of vesting, exercise and expiration, as may be determined by the Compensation Committee. The maximum term of an option granted under the Amended Plan will be ten years from the date of grant, unless the Option Period would expire at a time when trading in the shares of our common stock is prohibited by our Company’s securities trading policy or a Company-imposed “black-out period,” in which case, the option’s term will be automatically extended until the 30th day following the expiration of such prohibition (so long as such extension does not violate Section 409A of the Code). Subject to the Amended Plan’s minimum vesting requirements, the Compensation Committee may accelerate the vesting and/or exercisability of any option, which acceleration will not affect any other terms and conditions of the option.

Payment in respect of the exercise of an option may be made in cash, check, cash equivalent and/or shares of our common stock (or any combination of the foregoing) valued at the fair market value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest), or by such other method as the Compensation Committee may permit in its sole discretion, including: (i) in other property having a fair market value on the date of exercise equal to the exercise price and all applicable required withholding taxes; (ii) if there is a public market for the shares of our common stock at such time, by means of broker-assisted cashless exercise mechanism; or (iii) by means of a “net exercise” procedure effective by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable withholding

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     PROPOSAL 4: AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN - (Continued)

taxes. Any fractional shares of our common stock will be settled in cash. No option granted under the Amended Plan may contain any provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option.

Stock Appreciation Rights (SARs)

The Compensation Committee is authorized to award SARs under the Amended Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. Subject to the Amended Plan’s minimum vesting requirements, the Compensation Committee may accelerate the vesting and/or exercisability of any SAR, which acceleration will not affect any other terms and conditions of the SAR.  A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the Amended Plan may include tandem SARs and SARs may also be awarded by the Compensation Committee independent of any option. A SAR granted in tandem with an option will be subject to the same terms as the option corresponding to such SAR, including with respect to vesting and expiration. The strike price per share of our common stock for each SAR may not be less than 100% of the fair market value of such share, determined as of the date of grant. The remaining terms of the SARs will be established by the Compensation Committee and reflected in the award agreement. No SAR granted under the Amended Plan may contain any provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

Restricted Stock

The Compensation Committee is authorized to award restricted stock under the Amended Plan. The awards of restricted stock will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is our common stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Any accumulated dividends will be payable at the same time as the underlying stock vests. Subject to the Amended Plan’s minimum vesting rules, the Compensation Committee may accelerate the vesting and/or lapse of any or all of the restrictions on an award of restricted stock, which acceleration will not affect any other terms and conditions of the award.

Restricted Stock Unit Awards

The Compensation Committee is authorized to award RSU awards under the Amended Plan. RSU awards will be subject to the terms and conditions established by the Compensation Committee. An RSU award is an award of an unfunded and unsecured promise to deliver shares of our common stock, cash, other securities or other properties, subject to certain restrictions under the Amended Plan. Unless otherwise provided by the Compensation Committee in an award agreement, upon the expiration of restricted period and the attainment of any other vesting criteria established by the Compensation Committee, the participant will be entitled to one share of our common stock (or other securities or other property, as applicable) for each such outstanding RSU which has not then been forfeited; provided, however, that the Compensation Committee may elect to (i) pay cash or part cash and part our common stock in lieu of delivering only shares of our common stock or (ii) defer the delivery of our common stock (or cash or part common stock and part cash, as the case may be) beyond the expiration of the restricted period if such extension would not cause adverse tax consequences under Section 409A of the Code. To the extent provided in an award agreement, the holder of outstanding RSUs will be entitled to be credited with dividend equivalent payments upon the payment by our Company of dividends on shares of our common stock, at the same time as the underlying RSUs are settled. Subject to the Amended Plan’s minimum vesting rules, the Compensation Committee may accelerate the vesting and/or lapse of any or all of the restrictions on any RSUs, which acceleration will not affect any other terms and conditions of the award.

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     PROPOSAL 4: AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN - (Continued)

Other Stock-Based Awards

Under the Amended Plan, the Compensation Committee is authorized to grant awards of unrestricted shares of our common stock, rights to receive future grants of awards at a future date or other awards denominated in our common stock (including performance shares or performance units), or awards that provide for cash payments based in whole or in part on the value or future value of shares of our common stock under the Amended Plan, alone or in tandem with other awards, under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.  To the extent provided in an award agreement, the holder of outstanding other stock-based awards will be entitled to be credited with dividend equivalent payments upon the payment by our Company of dividends on shares of our common stock, at the same time as the underlying other stock-based awards are settled. Subject to the Amended Plan’s minimum vesting rules, the Compensation Committee may accelerate the vesting and/or lapse of any or all of the restrictions on any Other Stock-Based Award, which acceleration will not affect any other terms and conditions of the award.

Performance Compensation Awards

The Compensation Committee is authorized to designate any award under the Amended Plan as a performance compensation award (including cash bonuses) by conditioning the number of shares earned or vested, or any payout, under the award on the satisfaction of certain “performance goals.” Performance compensation awards (including cash bonuses) that are eligible for grandfathered status to qualify as “performance-based compensation” are intended to qualify as “performance-based compensation” under Section 162(m) of the Code and will be administered in accordance with the terms thereof. The performance criteria used to establish the performance goal(s) may be based on the attainment of specific levels of performance of our Company including one or more affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units or any combination of the foregoing and will be limited to the following:

•	net earnings or net income (before or after taxes);
•	basic or diluted earnings per share (before or after taxes);
•	net revenue or net revenue growth;
•	gross revenue or gross revenue growth, gross profit or gross profit growth or gross billings or gross billings growth;
•	net operating profit (before or after taxes);
•	return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales);
•	cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis;
•

earnings before or after taxes, interest, depreciation and amortization on an adjusted or unadjusted basis (including earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation, and amortization (EBITDA));

•	gross or net operating margins;
•	productivity ratios;
•	share price (including, but not limited to, growth measures and total shareholder return);
•	expense targets or cost reduction goals, general and administrative expense savings;
•	operating efficiency;
•	objective measures of customer satisfaction;
•	working capital targets;
•	measures of economic value added or other “value creation” metrics;

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     PROPOSAL 4: AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN - (Continued)

•	enterprise value;
•	stockholder return;
•	client retention;
•	competitive market metrics;
•	employee retention;
•

objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets);

•	system-wide revenues;
•	cost of capital, debt leverage year-end cash position or book value;
•	strategic objectives, development of new product lines and related revenue, sales and margin targets or international operations;
•	any combination of the foregoing; or
•	any other performance measure established by the Compensation Committee.

Any of the above performance criteria may be stated as a percentage of another performance criteria, or a percentage of a prior period’s performance criteria, or used on an absolute, relative or adjusted basis to measure the performance of our Company and/or one or more affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units or any combination thereof, as the Compensation Committee deems appropriate. Any of the above performance criteria may also be compared to the performance of a group of comparator companies, or a published or special index that the Compensation Committee deems appropriate, or as compared to various stock market indices. Subject to the Amended Plan’s minimum vesting provision, the Compensation Committee may provide for accelerated vesting, delivery and exercisability of any award based on the achievement of performance goals.

The Compensation Committee may modify the calculation of a performance goal at any time (provided that, with respect to performance compensation awards that are eligible for grandfathered status to qualify as “performance-based compensation” under Section 162(m), the change would not cause the performance compensation award to fail to qualify as “performance-based compensation” under Section 162(m)), to reflect any of the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual or nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; (x) a change in our Company’s fiscal year; and (xi) any other events or factors as the Compensation Committee may determine.

The Compensation Committee will certify the attainment of the performance goals and will calculate the payment amount or vested percentage with respect to each award, if any, payable or vested with respect to each participant.

Minimum Vesting Requirements

No award granted under the Amended Plan on or after May 19, 2020 may vest prior to the first anniversary of the date of its grant unless the award is made in payment of or in exchange for other compensation already earned and payable to the participant.  This minimum vesting requirement does not apply to awards granted, in the aggregate, for up to 5% of the maximum number of shares authorized for issuance under the Amended Plan or to any early vesting that occurs by reason of a participant’s death, disability or a change in control of the Company.

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     PROPOSAL 4: AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN - (Continued)

Subject to the Amended Plan’s minimum vesting rules, the Compensation Committee may at any time provide that any award granted on or after May 19, 2020 may become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Transferability of Awards

Except as the Compensation Committee may otherwise permit with respect to certain gratuitous transfers in accordance with limitations specified in the Amended Plan, awards may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the person to whom they are granted except by will or the laws of descent and distribution. During the life of the participant, awards are exercisable only by the participant, or, if permissible under applicable law, by the participant’s legal guardian or representative.

Eligibility to Receive Awards

Prospective and current employees (including officers), directors, consultants or advisors who have been selected by the Compensation Committee and who entered into an award agreement with respect to an award granted to them under the Plan are eligible for awards under the Amended Plan. The Compensation Committee will have the sole and complete authority to determine who will be granted an award under the Amended Plan.

As of the Record Date, we had approximately 3,400 employees (excluding executive officers), 9 executive officers, 10 directors and no consultants and advisors eligible to receive awards.

Plan Benefits

The granting of awards under the Amended Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On March 16, 2020, the last reported sale price of the common stock on the Nasdaq was $2.81.

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     PROPOSAL 4: AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN - (Continued)

Awards Previously Made Under the 2015 Omnibus Incentive Plan

Since the initial approval of the 2015 Omnibus Incentive Plan in 2015 through March 16, 2020 the following number of equity awards have been granted to the individuals and groups described in the table.  No other equity awards have been granted under the 2015 Omnibus Incentive Plan as of such date.

Name of Beneficial Owner	Number of Shares of common stock Underlying Grants of Options	Number of Shares of common stock Underlying Grants of RSUs

Named Executive Officers(1):
John J. Lynch, Jr.	604,230	1,298,101
Joseph P. Abbott	471,830	737,428
William F. Bayers	-	314,374
James P. O’Neill	306,782	343,445
Lee R. Ramsayer(2)	-	362,287
All current executive officers as a group	1,699,849	3,986,249
Directors and Nominees for election as Directors:
Daniel Allen	-	-
L. Gordon Crovitz	-	133,838
Jean S. Desravines	-	30,665
Lawrence K. Fish	-	65,180
Jill A. Greenthal	-	42,618
John F. Killian	-	42,618
John J. Lynch, Jr.	604,230	1,298,101
John R. McKernan, Jr.	-	42,618
E. Rogers Novak, Jr.	-	42,618
Tracey D. Weber	-	39,398
All current directors who are not executive officers as a group		439,553
Others:
All employees, other than executive officers, as a group	438,719	4,934,069

(1)	Each NEO’s position is listed in the Summary Compensation Table.
(2)	Mr. Ramsayer is the Company’s Former Executive Vice President, Global Sales who ceased to be employed effective close of business on December 31, 2019.

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     PROPOSAL 4: AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN - (Continued)

Administration

The Compensation Committee (or subcommittee thereof, if necessary for the purpose of administering any awards that may qualify as “performance-based compensation” under Section 162(m)) will administer the Amended Plan. The Compensation Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Amended Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Amended Plan. The Compensation Committee has the full discretion to administer and interpret the Amended Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Tax Withholding

A participant is required to pay to us or make arrangements satisfactory to us to satisfy all federal, state and other withholding tax requirements related to awards under the Amended Plan. The Compensation Committee may permit a participant to satisfy, in whole or in part, any withholding liability by payment in cash,  by delivery of shares of our common stock owned by the participant, or having the Company withhold from the number of shares of our common stock otherwise issuable or deliverable pursuant to the exercise or settlement of the award a number of our shares of common stock with a fair market value equal to such withholding liability. To the extent permitted by law, we have the right to deduct any withholding taxes from any payment otherwise due to a participant.

Term and Amendment; Prohibition on Repricing

The term of the Amended Plan is until May 18, 2030. Our Board may at any time amend, alter, suspend, discontinue or terminate the Amended Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination may be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Amended Plan.

The Compensation Committee may, to the extent not inconsistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided, that any such action that would materially and adversely affect the rights of any participant with respect to any award will not to that extent be effective without the consent of the affected participant unless the Compensation Committee determines that such action either is required or advisable in order for the Company, Amended Plan or the award to satisfy any applicable law or regulation; provided, further, that except in connection with a corporate transaction, if (i) the Compensation Committee reduces the exercise price of any option or the strike price of any SAR, (ii) the Compensation Committee cancels any outstanding option or SAR and replaces it with a new option or SAR (with a lower exercise price or strike price, as the case may be) or other award or cash in a manner which would either (a) be reportable on our proxy statement or Form 10-K (if applicable) as options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act) or (b) result in any “repricing” for financial statement reporting purposes (or otherwise cause the award to fail to qualify for equity accounting treatment), (iii) the Compensation Committee cancels any outstanding option or SAR that has a per share exercise price or per share strike price (as applicable) at or above the fair market value of a share of our common stock on the date of cancellation, and pays any consideration to the holder thereof or (iv) the Compensation Committee takes any other action which is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation service on which our common stock is listed or quoted, then, in the case of the immediately preceding clauses (i) through (iv), any such action will not be effective without stockholder approval.

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     PROPOSAL 4: AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN - (Continued)

Change in Control

If a participant’s employment is terminated without cause (other than due to death/disability) on or within 12 months following a change in control, we may provide that all stock options and SARs will become immediately exercisable in full, and the restricted period (and any other conditions), with respect to all of the shares of restricted stock awards, RSUs, and any other awards held by the participant will expire immediately. If the vesting/exercisability of any award is subject to the achievement of performance conditions, the portion of the award that will become fully vested and exercisable will be based on the assumed achievement of target performance, which will be determined by the Compensation Committee and prorated based on the number of days elapsed between the grant of the award and termination of employment. Additionally, the Compensation Committee may, upon at least 10 days’ notice, cancel any of a participant’s outstanding awards and pay such participant, in cash, securities or other property (including of the acquiring or successor company), the value of the participant’s awards based upon the price per share received by our other stockholders in the event.

Clawback

Award agreements may (i) include clawback provisions that would apply if a participant engages in activity that is in conflict with or adverse to our interests while employed by or providing services to us, including fraud or conduct contributing to any financial restatements or irregularities, or if participants violate a noncompete, nonsolicit, nondisclosure, nondisparagement covenant or agreement with us; (ii) provide that in the case of an event described in (i) above, the participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such award, the sale or other transfer of such award or the sale of shares of our common stock acquired in respect of such award, and must promptly repay such amounts to us; or (iii) provide that if a participant receives any amount in excess of what the participant should have received under the terms of the award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Compensation Committee, then the participant will be required to promptly repay any such excess amount to the Company. In addition, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd-Frank Act) and/or the rules and regulations of Nasdaq or any other securities exchange or inter-dealer quotation service on which our common stock is listed or quoted, or if so required pursuant to a written policy adopted by us, awards will be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements will be deemed incorporated by reference into all outstanding award agreements).

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended Plan.  This summary is based on the federal tax laws in effect as of the date of this Proxy Statement.  In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation.  Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option.  Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option.  If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonqualified Stock Options.”  The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price).  The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain.

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     PROPOSAL 4: AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN - (Continued)

If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain.  This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.  If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss.  This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonqualified Stock Options

A participant will not have income upon the grant of a nonqualified stock option.  A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price.  Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised.  This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant.  If a timely Section 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price.  When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant.  If the participant does not make a Section 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price.  When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date.  Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of an RSU.  A participant is not permitted to make a Section 83(b) election with respect to an RSU award.  When the RSU vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any.  When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date.  Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the Amended Plan will vary depending on the specific terms of such award.  Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income.  Any such deduction will be subject to the limitations of Section 162(m) of the Code.

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     PROPOSAL 4: AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN - (Continued)

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information with respect to compensation plans under which our equity securities were authorized for issuance as of December 31, 2019:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted- average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(3) (c)
Equity compensation plans approved by security holders(4)	6,612,434	$13.10	6,001,518
Equity compensation plans not approved by security holders	-	-	-
Total	6,612,434	$13.10	6,001,518

(1)

This column includes (as of December 31, 2019): (i) 2,765,826 shares of common stock issuable pursuant to outstanding employee stock option awards, with a weighted-average exercise price of $13.10; and (ii) 3,846,608 shares of common stock issuable pursuant to outstanding RSU awards. This column does not include any restricted stock awards or shares issuable pursuant to our Employee Stock Purchase Plan.

(2)

This column reflects the calculation of the weighted-average exercise price of the securities included in column (a), except that this column excludes RSU awards because there is no exercise price associated with the vesting of such awards.

(3)

Under the Company’s Employee Stock Purchase Plan, 1,300,000 shares of common stock were originally reserved for issuance. This column includes the remaining 516,562 shares of common stock reserved for issuance under the plan after giving effect to purchases and deliveries thereunder as of December 31, 2019.

(4)

In 2012, as a result of the Company’s Pre-Packaged Chapter 11 Plan of Reorganization, the Company adopted the 2012 MIP, which became effective upon emergence from bankruptcy proceedings. In 2015, the Company adopted the Employee Stock Purchase Plan. The Company is seeking approval in this Proxy Statement for the Amended and Restated 2015 Omnibus Incentive Plan.  The table does not include the additional shares that would become available if stockholders approve Proposal 4.

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AUDIT COMMITTEE REPORT

The principal purpose of the Audit Committee is to assist the Board in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor (subject to stockholder ratification) and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in the Audit Committee Charter.

Our management is responsible for the Company’s financial reporting process, including establishing and maintaining disclosure controls and procedures, establishing and maintaining internal control over financial reporting, evaluating the effectiveness of disclosure controls and procedures, evaluating and expressing an opinion on the effectiveness of internal control over financial reporting and the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles.

PricewaterhouseCoopers LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2019, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2019 with management and with PricewaterhouseCoopers LLP. These audited financial statements are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The Audit Committee has reviewed and discussed with management management’s report on the effectiveness of the Company’s internal control over financial reporting as well as PricewaterhouseCoopers LLP’s report related to its audit of: (i) our consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the Company, its employees and agents and the Board.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

Audit Committee Members
John F. Killian (Chair)
Jean S. Desravines Lawrence K. Fish
Jill A. Greenthal
E. Rogers Novak, Jr.
Tracey D. Weber

This report of the Audit Committee will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

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PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020. The Board proposes and recommends that the stockholders ratify this appointment.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019. Representatives from PricewaterhouseCoopers LLP plan to be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to any appropriate questions.

The following table sets forth the fees billed to the Company by PricewaterhouseCoopers LLP for services rendered by PricewaterhouseCoopers LLP to the Company for each of the last two completed fiscal years:

	2019	2018

Audit Fees(1)	$2,701,132	$2,712,314
Audit-Related Fees(2)	70,000	73,500
Tax Fees(3)	—	—
All Other Fees(4)	2,700	2,700
Total Fees	$2,773,832	$2,788,514

(1)

Consists of fees paid for professional services necessary to perform an audit of the financial statements, review of the quarterly and annual reports and statutory audits, transaction-related services and other services required to be performed by our independent auditors.

(2)

Consists of fees paid for services that are reasonably related to the performance of the audit or review of our financial statements, including the support of business acquisition and divestiture activities.

(3)	Consists of fees paid for professional services rendered for assistance with federal, state, local and international tax compliance, tax planning and tax advice.
(4)	Consists of fees paid for licenses to technical accounting research software.

Pursuant to the Audit Committee Charter, it is the policy of the Audit Committee to review in advance, and grant any appropriate pre-approvals of all auditing services to be provided by our independent registered public accounting firm and all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and in connection therewith, to approve all fees and other terms of engagement. During the fiscal years ended December 31, 2019 and December 31, 2018, the Audit Committee approved all fees billed by PricewaterhouseCoopers LLP prior to the engagement.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

Houghton Mifflin Harcourt Company	2020 Proxy Statement	80

SECURITY OWNERSHIP AND OTHER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of March 16, 2020 regarding the beneficial ownership of our common stock by: (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each director and director nominee of the Company; (iii) each named executive officer; and (iv) all of our current executive officers and directors, as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares. As of March 16, 2020, there were a total of 125,158,710 shares of our common stock outstanding, including time-based and performance-based vesting restricted stock. All amounts of performance-based vesting restricted stock are disclosed as outstanding at the maximum payout levels under the applicable award agreements (which assume the highest level of performance under the applicable performance criteria is achieved).

Beneficial ownership includes shares of common stock for which a person, directly or indirectly, has or shares voting or investment power, or both, and also includes shares of common stock that each such person has the right to acquire within 60 days following March 16, 2020, including upon the exercise of options or warrants or the vesting of RSUs. Where applicable, we calculate the beneficial ownership percentage of a person by including the number of shares of common stock deemed to be beneficially owned by that person (by reason of the right to acquire such shares within 60 days following March 16, 2020) in both the numerator and the denominator that are used for such calculation.

Beneficial Ownership of Directors and Officers

Name of Beneficial Owner	Common Stock(1)	Shares Underlying Options(2)	Shares Underlying RSUs(3)	Time- Based Vesting Restricted Stock(4)	Total Shares Beneficially Owned(5)	Percent of Class

Lawrence K. Fish	160,361	—	—	—	160,361	*
L. Gordon Crovitz	69,106	—	—	—	69,106	*
Jean S. Desravines	3,094	—	—	—	3,094	*
Jill A. Greenthal	25,599	—	—	—	25,599	*
John F. Killian	34,070	—	—	—	34,070	*
John R. McKernan, Jr.	30,429	—	—	—	30,429	*
E. Rogers Novak, Jr.	22,989	—	—	—	22,989	*
Tracey D. Weber	24,327	—	—	—	24,327	*
Daniel Allen	—	—	—	—	—	—
John J. Lynch, Jr.	274,493	453,172	12,870	—	740,535	*
Joseph P. Abbott, Jr.	91,646	471,830	—	—	563,476	*
James P. O’Neill	33,513	153,390	—	—	186,903	*
William F. Bayers	46,455	—	—	5,859	52,314	*
Lee R. Ramsayer	54,732	—	—	9,686	64,418	*
D&O Group(6)	952,034	1,236,895	12,870	15,545	2,217,344	1.77%

*	Less than 1%.
(1)	This column represents outstanding shares of common stock (excluding time-based vesting restricted stock and performance-based vesting restricted stock).

Houghton Mifflin Harcourt Company	2020 Proxy Statement	81

     SECURITY OWNERSHIP AND OTHER MATTERS - (Continued)

(2)	This column represents shares underlying stock options that have vested or will vest within 60 days of March 16, 2020, subject to continued employment with the Company.
(3)	This column represents shares of common stock underlying outstanding time-based vesting RSUs that vest within 60 days of March 16, 2020.
(4)

This column represents shares of time-based vesting restricted stock, all of which are considered issued and outstanding as of March 16, 2020. The shares of time-based vesting restricted stock are subject to forfeiture if the executive ceases employment with the Company prior to the vesting of such shares.

(5)

Total shares beneficially owned does not include additional vested shares that certain directors have deferred receipt of under our Deferred Compensation Program. For such directors, the number of vested deferred shares and their revised total ownership including such shares are as follows: Mr. Crovitz (12,500 deferred shares, 81,606 total shares); Mr. Desravines (12,500 deferred shares, 15,594 total shares); Ms. Greenthal (19,383 deferred shares, 44,942 total shares); Mr. Killian (4,942 deferred shares, 39,012 total shares); Mr. McKernan (24,325 deferred shares, 54,754 total shares) and Mr. Novak (19,383 deferred shares, 42,372 total shares).

(6)	Represents a group which includes all current directors, director nominees and executive officers as of March 16, 2020 (18 persons).

Beneficial Ownership of Significant Stockholders

Name of Beneficial Owner	Common Stock(1)	Shares Underlying Warrants(2)	Total Shares Beneficially Owned	Percent of Class

Anchorage Funds(3)	19,889,174	—	19,889,174	16.0%
Wellington Management Group LLP (4)	15,057,858	—	15,057,858	12.1%
The Vanguard Group (5)	9,449,937	—	9,449,937	7.6%
AllianceBernstein L.P.(6)	8,627,697	—	8,627,697	6.9%
Burgundy Asset Management Ltd.(7)	7,359,647	—	7,359,647	5.9%
BlackRock, Inc.(8)	7,292,685	—	7,292,685	5.9%
Dimensional Fund Advisors LP(9)	6,598,350	—	6,598,350	5.3%

(1)	This column represents outstanding shares of common stock.
(2)	This column represents shares of common stock underlying outstanding warrants that are currently exercisable. Each warrant is exercisable for two shares of common stock.
(3)

Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13D/A filed with the SEC on March 8, 2019 by: Anchorage Capital Group, L.L.C.; Anchorage Advisors Management, L.L.C. (“Management”); Kevin M. Ulrich (“Mr. Ulrich”); and Anchorage Capital Master Offshore, Ltd. (“ACMO”) (collectively, the “Anchorage Reporting Persons”). The address of each of the Anchorage Reporting Persons is 610 Broadway, 6th Floor, New York, NY 10012. Includes shares of common stock held for the accounts of ACMO and PCI Fund LLC (“PCI Fund”) (collectively, the “Anchorage Funds”). Anchorage Capital Group, L.L.C. is the investment advisor to the Anchorage Funds. Management is the sole managing member of Anchorage Capital Group, L.L.C. Mr. Ulrich is the Chief Executive Officer of Anchorage Capital Group, L.L.C. and the senior managing member of Management.

(4)

Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G that was jointly filed with the SEC on February 14, 2020 pursuant to a joint filing agreement by and among Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP. The address for each of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP c/o Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210. Beneficial ownership information is the same for Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP. Wellington Management Company LLP beneficially owns 13,984,518 shares (11.25%).

According to exhibits filed with the Schedule 13G, the following lists the identity and classification of each relevant entity that beneficially owns shares of the security class being reported on the Schedule 13G: Wellington Group Holdings LLP – HC, Wellington Investment Advisors LLP – HC, Wellington Management Global Holdings, Ltd. – HC. One or more of the following investment advisers (the “Wellington Investment Advisers”): Wellington Management Company LLP – IA, Wellington Management Canada LLC – IA, Wellington Management Singapore Pte Ltd – IA, Wellington Management Hong Kong Ltd – IA, Wellington Management International Ltd – IA, Wellington Management Japan Pte Ltd – IA, Wellington Management Australia Pty Ltd – IA. The securities as to which the Schedule 13G is filed by Wellington Management Group LLP, as parent holding company of certain holding companies and the Wellington Investment Advisers, are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP.

Houghton Mifflin Harcourt Company	2020 Proxy Statement	82

     SECURITY OWNERSHIP AND OTHER MATTERS - (Continued)

(5)

Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G/A filed with the SEC on February 10, 2020 by The Vanguard Group, Inc. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(6)

Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2020 by AllianceBernstein L.P. The address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, NY 10105.

According to the Schedule 13G, AllianceBernstein L.P. is a majority owned subsidiary of AXA Equitable Holdings, Inc. and an indirect majority owned subsidiary of AXA SA. AllianceBernstein operates under independent management and makes independent decisions from AXA and AXA Equitable Holdings and their respective subsidiaries and AXA and AXA Equitable Holdings calculate and report beneficial ownership separately from AllianceBernstein pursuant to guidance provided by the Securities and Exchange Commission in Release Number 34-39538 (January 12, 1998). AllianceBernstein may be deemed to share beneficial ownership with AXA reporting persons by virtue of 0 shares of common stock acquired on behalf of the general and special accounts of the affiliated entities for which AllianceBernstein serves as a subadvisor. Each of AllianceBernstein and the AXA entities reporting herein acquired their shares of common stock for investment purposes in the ordinary course of their investment management and insurance businesses.

(7)

Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2020 by Burgundy Asset Management Ltd.  The address of Burgundy Asset Management Ltd. is 181 Bay Street, Suite 4510, Toronto, Ontario M5J 2T3.

(8)

Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G/A filed with the SEC on February 4, 2020 by BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(9)

Beneficial ownership information and the information in this footnote are based solely on information contained in a Schedule 13G filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP.  The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.  According to notes filed with the Schedule 13G,  Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

Stockholder Proposals and Nominations for the 2021 Annual Meeting

From time to time, stockholders present proposals, which may be proper subjects for inclusion in the proxy statement and for consideration at the next annual meeting of stockholders. We must receive stockholder proposals intended to be included in the 2021 proxy statement no later than November 27, 2020 at 5:00 p.m., Eastern Time. In order to qualify for inclusion in our proxy statement, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated by the SEC under the Exchange Act.

Any stockholder who desires to bring a proposal or director nomination at our 2021 Annual Meeting of Stockholders, without including such proposal in our proxy statement, must deliver written notice thereof containing the information required by our By-Laws to our Secretary, not before January 19, 2021 and not later than February 18, 2021, unless the date of the 2021 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2020 Annual Meeting, in which event our By-laws provide different notice requirements. If the number of directors to be elected at the 2021 Annual Meeting of Stockholders is increased and we do not publicly disclose the names of the nominees for the additional directorships at least 100 days before May 19, 2021, a notice of director nomination will be considered timely, but only with respect to nominees for the additional directorships, if it is delivered personally to our Secretary no later than the close of business on the tenth day following the day on which we first make such public disclosure.

Our By-Laws specify requirements relating to the content of the notice that stockholders must provide to our Secretary for any stockholder proposal or nomination for director to be properly presented at a stockholder meeting.

Houghton Mifflin Harcourt Company	2020 Proxy Statement	83

     SECURITY OWNERSHIP AND OTHER MATTERS - (Continued)

2019 Annual Report and Annual Report on Form 10-K

Stockholders of record will receive a copy of our 2019 Annual Report with this proxy statement. Stockholders may request additional copies of the 2019 Annual Report in writing to the address indicated below.

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC except for exhibits thereto, without charge upon written request to the address below. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Houghton Mifflin Harcourt Company

125 High Street

Boston, MA 02110

Attn: Corporate Secretary

Delivery of Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials

We may satisfy SEC rules regarding delivery of the Notice or our other proxy materials, including our proxy statement, by delivering a single copy of these documents to an address shared by two or more stockholders. This process is known as “householding.” To the extent we have done so, we have delivered only one set of proxy materials, including one Notice, as applicable, to stockholders who share an address with another stockholder, unless contrary instructions were received prior to the mailing date. We undertake to promptly deliver, upon written or oral request, a separate copy of our proxy statement, our 2019 Annual Report and/or our Notice, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. To make such a request, or to request separate copies of these documents in the future, please contact our Secretary at the address set forth in the section immediately above entitled “Annual Report” or by calling our offices at (617) 351-5000.

If your common stock is held by a brokerage firm or bank and you prefer to receive separate copies of our proxy statement, our 2019 Annual Report or the Notice, either now or in the future, please contact your brokerage firm or bank. If your brokerage firm or bank is unable or unwilling to assist you, please contact us as indicated above. Stockholders sharing an address who are receiving multiple copies of proxy materials and who want to receive a single copy of our 2019 Annual Report, proxy statement and/or our Notice may do so by contacting our Secretary at the address set forth in the section immediately above entitled “Annual Report” or by calling our offices at (617) 351-5000.

Other Business

The Board does not know of any matter that will come before the Annual Meeting other than those described in this proxy statement. If any other matters properly come up before the Annual Meeting or any postponement or adjournment thereof, the persons named in the form of proxy intend to vote all proxies in accordance with their judgment on such matters.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including reports on Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.hmhco.com) and click on “SEC Filings” under “Financial Information” tab in the “Investors” section of the website.

Houghton Mifflin Harcourt Company	2020 Proxy Statement	84

ANNEX A

HOUGHTON MIFFLIN HARCOURT COMPANY

CALCULATION OF BILLINGS AND

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO

GAAP FINANCIAL MEASURES

The following is a calculation of the Billings operating measure as disclosed by the Company in Exhibit 99.1 to the Current Report on Form 8-K furnished to the SEC on February 27, 2020, which is used for incentive compensation financial performance achievement metrics under our 2019 Bonus Plan and 2019 LTIP:

($ in millions)	2019(1)	2018(1)

Net sales	$1,391	$1,322
Change in deferred revenue	201	(8)
Billings	$1,591	$1,315

The following is a reconciliation of net loss prepared in accordance with GAAP to Adjusted EBITDA from continuing operations as disclosed by the Company in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC as well as Adjusted cash EBITDA, which is used for incentive compensation financial performance achievement metrics under our 2019 Bonus Plan:

($ in millions)	2019(1)	2018(1)

Loss from continuing operations	$(214)	$(137)
Interest expense	49	46
Interest Income	(3)	(3)
Provision (benefit) for income taxes	4	6
Depreciation expense	61	75
Amortization expense film asset	10	6
Amortization expense	201	171
Non-cash charges – stock compensation	14	13
Non-cash charges – loss (gain) on derivative instruments	1	1
Excess inventory obsolescence	10	—
Fees, expenses or charges for equity offerings, debt or acquisitions	6	3
Restructuring/severance and other charges	22	11
Loss on extinguishment of debt	4	—

Adjusted EBITDA from continuing operations	$166	$192

Change in deferred revenue	201	(8)

Adjusted Cash EBITDA	$366	$184

The following is a reconciliation of Segment income (loss) prepared in accordance with GAAP to Adjusted Cash EBITDA from continuing operations (before Corporate allocations) for the year ended December 31, 2019, as disclosed herein:

($ in millions)	2019

	Education	HMH Books & Media

Loss from continuing operations	$(46)	$(8)
Depreciation expense	44	1
Amortization expense film asset	—	10
Amortization expense	189	12
Inventory obsolescence related to strategic transformation plan	10	—

Segment Adjusted EBITDA from continuing operations	$197	$15
Change in deferred revenue	202	(1)
Corporate Allocations	125	25

Segment Adjusted Cash EBITDA from continuing operations (before Corporate allocations)	524	39

The following is a reconciliation of cash flows from operating and investing activities to Free Cash Flow as disclosed by the Company in our Exhibit 99.1 to the Current Report on Form 8-K furnished to the SEC on February 27, 2020:

($ in millions)	2019 (1)	2018

Cash flows from operating activities
Net cash provided by operating activities	$255	$104
Cash flows from investing activities
Additions to pre-publication costs	(103)	(123)
Additions to property, plant, and equipment	(38)	(54)

Free Cash Flow	$115	$(73)

(1)	Details may not sum to total due to rounding.

Use of Non-GAAP Financial Measures

To provide additional insights into our performance (for a completed period and/or on a forward-looking basis), we have presented consolidated adjusted EBITDA from continuing operations, adjusted cash EBITDA and free cash flow as non-GAAP measures. Further, we have presented adjusted cash EBITDA (before corporate allocations) at our segment level. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition to using these non-GAAP measures as compensation performance measures, management believes that the presentation of these non-GAAP measures provides useful information to investors regarding our results of operations and/or our expected results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.

Management believes that the presentation of adjusted EBITDA from continuing operations provides useful information to our investors and management as an indicator of our performance that is not affected by: fluctuations in interest rates or effective tax rates; levels of depreciation or amortization; non-cash charges; fees, expenses or charges relating to acquisition-related activities, including purchase accounting adjustments, integration costs and transaction costs, expenses related to securities offering- and debt refinancing-activities; charges associated with restructuring and cost saving initiatives, including severance, separation and facility closure costs; certain legal settlements and awards; and non-routine costs and gains. Accordingly, management believes that this measure is useful for comparing our performance from period to period and makes decisions based on it. In addition, targets in adjusted EBITDA (further adjusted to include the change in deferred revenue) are used as performance measures to determine certain incentive compensation of management. Management also believes that the presentation of free cash flow provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by general business operations, excluding capital expenditures, and makes decisions based on it.

Other companies may define these non-GAAP measures differently and, as a result, our use of these non-GAAP measures may not be directly comparable to adjusted EBITDA, adjusted cash EBITDA and free cash flow used by other companies. Although we use these non-GAAP measures as financial measures to assess our business and as performance measures to determine certain incentive compensation of management, the use of non-GAAP measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure. Adjusted EBITDA from continuing operations should be considered in addition to, and not as a substitute for, net income or loss prepared in accordance with GAAP as a measure of performance; and free cash flow should be considered in addition to, and not as a substitute for, net cash provided by operating activities prepared in accordance with GAAP. Adjusted EBITDA from continuing operations is not intended to be a measure of liquidity, nor is free cash flow intended to be a measure of residual cash flow available for discretionary use. Adjusted cash EBITDA, which despite reference to EBITDA, is not intended to represent an adjusted earnings measure and should not be considered for any purpose other than as a financial performance metric within our 2019 Bonus Plan. You are cautioned not to place undue reliance on these non-GAAP measures.

ANNEX B

Houghton Mifflin Harcourt Company Amended and Restated 2015 Omnibus Incentive Plan

1. Purpose. The Houghton Mifflin Harcourt Company Amended and Restated 2015 Omnibus Incentive Plan (the “Plan”) is intended to help Houghton Mifflin Harcourt Company, a Delaware corporation (including any successor thereto, the “Company”) and its Affiliates (i) attract and retain key personnel by providing them the opportunity to acquire an equity interest in the Company or other incentive compensation measured by reference to the value of Common Stock or other performance objectives and (ii) align the interests of key personnel with those of the Company’s shareholders.

2. Effective Date; Duration. The Plan amends and restates the 2015 Omnibus Incentive Plan, as amended, that was originally adopted by the Board (as defined below) on February 24, 2015 and approved by shareholders on May 19, 2015 and shall be effective as of the date the Plan is approved by the Company’s shareholders (the “Effective Date”). The expiration date of the Plan, on and after which date no Awards may be granted, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

3. Definitions. The following definitions shall apply throughout the Plan.

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “ controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award and Performance Compensation Award granted under the Plan.

(c) “Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, the Company or an Affiliate having “cause” to terminate the Participant’s employment or service, (i) as such term is defined in any employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment, consulting, change-in-control, severance or any other agreement (or the absence of any definition of “cause” or term of similar import therein), due to the Participant’s (A) willful misconduct or gross neglect of the Participant’s duties; (B) having engaged in conduct harmful (whether financially, reputationally or otherwise) to the Company or an Affiliate; (C) failure or refusal to perform the Participant’s duties; (D) conviction of, or guilty or no contest plea to, a felony or any crime involving dishonesty or moral turpitude; (E) willful violation of the written policies of the Company or an Affiliate; (F) misappropriation or misuse of Company or Affiliate funds or property or other act of personal dishonesty in connection with the Participant’s employment; or (G) willful breach of fiduciary duty. The determination of whether Cause exists shall be made by the Committee in its sole discretion.

(f) “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement (or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate) states otherwise, be deemed to occur upon any of the following events:

(i) the acquisition by any Person of Beneficial Ownership of 30% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, including Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”); or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors (the “Outstanding Company Voting Securities”); but excluding any acquisition by the Company or any of its Affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its Affiliates, or by any Permitted Holder;

(ii) a change in the composition of the Board such that members of the Board during any consecutive 12-month period (the “Incumbent Directors”) cease to constitute a majority of the Board. Any person becoming a director through election or nomination for election approved by a valid vote of at least two-thirds of the Incumbent Directors shall be deemed an Incumbent Director; provided, however, that no individual becoming a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company; or

(iv) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity (other than a Permitted Holder) that is not an Affiliate of the Company (a “Sale”), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of the entity resulting from such Business Combination or the entity that acquired all or substantially all of the business or assets of the Company in such Sale (in either case, the “Surviving Company”), or the ultimate parent entity that has Beneficial Ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company, and other than a Permitted Holder), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto. References to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successors thereto.

(h) “Committee” means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to obtain the exception for performance-based compensation under Section 162(m) of the Code or to comply with Rule 16b-3 promulgated under the Exchange Act in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(i) “Common Stock” means the common stock of the Company, par value $0.01 per share (and any stock or other securities into which such common shares may be converted or into which it may be exchanged).

(j) “Disability” means cause for termination of the Participant’s employment or service due to a determination that the Participant is disabled in accordance with a long-term disability insurance program maintained by the Company or a determination by the U.S. Social Security Administration that the Participant is totally disabled.

(k) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) solely to the extent necessary for purposes of administering Awards that may qualify as “performance-based compensation” under Section 162(m) of the Code, an “outside director” within the meaning of Section 162(m) of the Code and/or (iii) an “independent director” under the rules of Nasdaq or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(l) “Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person; (ii) director or officer of the Company or an Affiliate; or (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act.

(m) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto. References to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successors thereto.

(n) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on such exchange on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; or (ii) if the Common Stock is not listed on any national securities exchange, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(o) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(p) “Nasdaq” means The Nasdaq Global Market.

(q) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(r) “Option” means an Award granted under Section 7 of the Plan.

(s) “Performance Compensation Award” means an Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(t) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(u) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(v) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(w) “Performance Period” shall mean the one or more periods of time as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining the Participant’s right to, and the payment of, a Performance Compensation Award.

(x) “Permitted Holder” shall mean the informal group of unaffiliated holders of First Lien Bank Claims and 10.5% Notes Claims that have executed the Restructuring Support Agreement, dated as of May 10, 2012, by and among the parties thereto (as amended from time to time) (but excluding any such holder that as of June 22, 2012, was not the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of Common Stock or voting power of the Company), and their Affiliates, advisors, nominees or investment managers.

(y) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.

(z) “Prior Plan” means the HMH Holdings (Delaware), Inc. 2012 Management Incentive Plan.

(aa) “Restricted Stock” means an Award of Common Stock, subject to certain specified restrictions, granted under Section 9 of the Plan.

(bb) “Restricted Stock Unit” means an Award of an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain specified restrictions, granted under Section 9 of the Plan.

(cc) “Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(dd) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

4. Administration.

(a) The Committee shall administer the Plan, and shall have the sole and plenary authority to: (i) designate Participants; (ii) determine the type, size, and terms and conditions of Awards to be granted; (iii) determine the method by which an Award may be settled, exercised, canceled, forfeited, or suspended; (iv) determine the circumstances under which the delivery of cash, property or other amounts payable with respect to an Award may be deferred either automatically or at the Participant’s or Committee’s election; (v) interpret and administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any Award granted under, the Plan; (vi) establish, amend, suspend or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (vii) subject to Section 15(b) hereof, accelerate the vesting, delivery or exercisability of, payment for or lapse of restrictions on, or waive any condition in respect of, Awards; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan or to comply with any applicable law, including Section 162(m) of the Code. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if applicable and if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, or any exception or exemption under the rules of Nasdaq or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, as applicable, it is intended that each member of the Committee shall, at the time the Participant takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.

(b) The Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person(s) selected by it, except for grants of Awards to persons who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act. Any such allocation or delegation may be revoked by the Committee at any time.

(c) As further set forth in Section 15(f) of the Plan, the Committee shall have the authority to amend the Plan and Awards to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without shareholder approval if such approval is required by applicable law or regulation.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions regarding the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

(e) No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be involved as a party, witness or otherwise by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or By-laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or By-laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) The Board may at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations.

(a) The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Subject to Section 12 of the Plan and subsections (c) and (d) below, the following limitations apply to the grant of Awards: (i) no more than (x) 3,630,000 shares of Common Stock plus (y) any shares of Common Stock that as of the Effective Date are subject to outstanding awards under the Prior Plan that become available after the Effective Date for issuance pursuant to Section 5(c) below, may be delivered in the aggregate pursuant to Awards granted under the Plan; (ii) no more than 1 million shares of Common Stock may be subject to grants of Options or SARs under the Plan to any single Participant during any single fiscal year; (iii) no more than 3,630,000 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) no more than 1 million shares of Common Stock may be delivered in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any Participant for a single Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 1 million shares of Common Stock on the last day of the Performance Period to which such Award relates; (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year) pursuant to a Performance Compensation Award denominated in cash described in Section 11(a) of the Plan shall be $10 million; and (vi) the maximum amount (based on the fair value of shares of Common Stock on the date of grant as determined in accordance with applicable financial accounting rules) of Awards that may be granted in any single fiscal year to any non-employee director shall be $500,000, exclusive of voluntary deferrals by such director of his or her director fees and committee retainers.

(c) Shares of Common Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered; provided, that if the Fair Market Value equivalent of such shares is paid in cash, such shares shall again become available for other Awards. In the case of the exercise of a Stock Appreciation Right, the number of shares counted against the shares available under the Plan and against the sublimits referenced in Section 5(b) shall be the full number of shares subject to the Stock Appreciation Right multiplied by the percentage of the Stock Appreciation Right actually exercised, regardless of the number of shares actually used to settle such Stock Appreciation Right upon exercise. If and to the extent all or any portion of an Award expires, terminates or is canceled or forfeited for any reason without the Participant having received any benefit therefrom, the shares covered by such Award or portion thereof shall again become available for other Awards; provided however that in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code. For purposes of the foregoing sentence, the Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled by reason of a new Award being granted in substitution therefor. Shares delivered (either by actual physical delivery, attestation or net exercise) to the Company by the Participant to pay the Exercise Price of an Option or satisfy tax withholding obligations of an Award (including shares retained from the Award creating the tax obligation) shall not again become available for other Awards. Shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.  The foregoing provisions of this Section 5(c) shall apply to both (x) Awards granted under the Plan (including Substitute Awards) and (y) awards under the Prior Plan that are outstanding on the Effective Date.

(d) The Committee may grant Awards in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”), and such Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards; provided, that Substitute Awards issued or intended as Incentive Stock Options shall be counted against the aggregate number of Incentive Stock Options available under the Plan.

(e) Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.

6. Eligibility. Participation shall be limited to Eligible Persons who have been selected by the Committee and who have entered into an Award agreement with respect to an Award granted to them under the Plan (each such Eligible Person, a “Participant”).

7. Options.

(a) Generally. Each Option shall be subject to the conditions set forth in the Plan and in the Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the Award agreement expressly states otherwise. Incentive Stock Options shall be granted only subject to and in compliance with Section 422 of the Code, and only to Eligible Persons who are employees of the Company and its Affiliates and who are eligible to receive an Incentive Stock Option under the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. The exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share, determined as of the date of grant. Any modification to the Exercise Price of an outstanding Option shall be subject to the prohibition on repricing set forth in Section 14(b).

(c) Vesting, Exercise and Expiration. Subject to Section 15(b), the Committee shall determine the manner and timing of vesting, exercise and expiration of Options. The period between date of grant and the scheduled expiration date of the Option (“Option Period”) shall not exceed ten years, unless the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s securities trading policy or a Company-imposed “blackout period”, in which case the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code). Subject to Section 15(b), the Committee may accelerate the vesting and/or exercisability of any Option, which acceleration shall not affect any other terms and conditions of such Option.

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until the Participant has made payment in full to the Company of the Exercise Price and an amount equal to any U.S. Federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. Options may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third party administrator) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price and all applicable required withholding taxes shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock (or any combination of the foregoing) valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest; or (ii) by such other method as the Committee may permit, in its sole discretion, including without limitation: (A) in other property having a Fair Market Value on the date of exercise equal to the Exercise Price and all applicable required withholding taxes; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and all applicable required withholding taxes; or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes. The Committee may provide in an Award agreement that, if on the last day of the Option Period, the Fair Market Value exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by the Participant on such last day by means of a “net exercise” procedure described above. Any fractional shares of Common Stock shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) two years after the date of grant of the Incentive Stock Option and (ii) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.

(f) Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall the Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the Common Stock of the Company is listed or quoted.

(g) Incentive Stock Option Grants to 10% Shareholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a subsidiary or a parent of the Company, the Option Period shall not exceed five years from the date of grant of such Option and the Option Price shall be at least 110% of the Fair Market Value (on the date of grant) of the shares subject to the Option.

(h) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(i) No Reload.  No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

8. Stock Appreciation Rights (SARs).

(a) Generally. Each SAR shall be subject to the conditions set forth in the Plan and the Award agreement. Any Option granted under the Plan may include a tandem SAR. The Committee also may award SARs independent of any Option.

(b) Strike Price. The strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the date of grant); provided, however, that a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option. Any modification to the Strike Price of an outstanding SAR shall be subject to the prohibition on repricing set forth in Section 14(b).

(c) Vesting and Expiration. A SAR granted in tandem with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. Subject to Section 15(b), a SAR granted independently of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting or exercisability dates set by the Committee, the Committee may, subject to Section 15(b), accelerate the vesting and/or exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to vesting and/or exercisability. If the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s securities trading policy or a Company-imposed “blackout period”, the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code).

(d) Method of Exercise. SARs may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third party administrator) in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. The Committee may provide in an Award agreement that, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the holder thereof an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any U.S. federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

(f) No Reload.  No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in the Plan and the Award agreement. Subject to Section 15(b), the Committee shall establish restrictions applicable to such Restricted Stock and Restricted Stock Units, including the period over which the restrictions shall apply (the “Restricted Period”), and the time or times at which Restricted Stock or Restricted Stock Units shall become vested. Subject to Section 15(b), the Committee may accelerate the vesting and/or the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units, which acceleration shall not affect any other terms and conditions of such Awards. No shares shall be issued at the time an Award of Restricted Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award.

(b) Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions. The Committee also may cause a stock certificate registered in the name of the Participant to be issued. In such event, the Committee may provide that such certificates shall be held by the Company or in escrow rather than delivered to the Participant pending vesting and release of restrictions, in which case the Committee may require the Participant to execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock. If the Participant shall fail to execute and deliver the escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the Award agreement, the Participant shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock.

(c) Restrictions; Forfeiture. Restricted Stock and Restricted Stock Units awarded to the Participant shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and shall be subject to the restrictions on transferability set forth in the Award agreement. In the event of any forfeiture, all rights of the Participant to such Restricted Stock (or as a shareholder with respect thereto), and/or to such Restricted Stock Units, as applicable, including to any dividends and/or dividend equivalents that may have been accumulated and withheld during the Restricted Period in respect thereof, shall terminate without further action or obligation on the part of the Company. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of grant of the Restricted Stock

Award or Restricted Stock Unit Award, such action is appropriate, provided that where removal of restrictions is appropriate by reason of changes in circumstances unrelated to changes in applicable laws, any such removal shall be subject to Section 15(b).

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock and the attainment of any other vesting criteria, the restrictions set forth in the applicable Award agreement shall be of no further force or effect, except as set forth in the Award agreement. If an escrow arrangement is used, upon such expiration the Company shall deliver to the Participant or the Participant’s beneficiary (via book entry notation or, if applicable, in stock certificate form) the shares of Restricted Stock with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to the Restricted Stock shall be distributed to the Participant in cash or in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share.

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or the Participant’s beneficiary (via book entry notation or, if applicable, in stock certificate form), one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained (“Released Unit”); provided, however, that the Committee may elect to (A) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Released Units or (B) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, if determined by the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, if determined by the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the holder thereof shall have no right to such dividend equivalent payments.

(e) Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE AMENDED AND RESTATED HOUGHTON MIFFLIN HARCOURT COMPANY 2015 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF                     , BETWEEN HOUGHTON MIFFLIN HARCOURT COMPANY AND                     . A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF HOUGHTON MIFFLIN HARCOURT COMPANY.

10. Other Stock-Based Awards. Subject to the terms of the Plan, the Committee may issue unrestricted Common Stock, rights to receive future grants of Awards, or other Awards denominated in Common Stock (including performance shares or performance units), or Awards that provide for cash payments based in whole or in part on the value or future value of shares of Common Stock under the Plan to

Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time determine (“Other Stock-Based Awards”). Each Other Stock-Based Award shall be evidenced by an Award agreement which may include conditions including without limitation the payment by the Participant of the Fair Market Value of such shares of Common Stock on the date of grant. Subject to Section 15(b), the Committee may accelerate the vesting and/or the lapse of any or all of the restrictions on any Other Stock-Based Award, which acceleration shall not affect any other terms and conditions of such Award.

11. Performance Compensation Awards.

(a) Generally. The Committee shall have the authority, at or before the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award.  In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award.  Performance Compensation Awards, including any cash bonus awards designated as Performance Compensation Awards, that are eligible for grandfathered status to qualify as “performance-based compensation” are intended to qualify as “performance-based compensation” under Section 162(m) of the Code and shall be administered in accordance with the terms thereof.  Notwithstanding the foregoing, any Award that is eligible for grandfathered status to qualify as “performance-based compensation” made to a Participant who is a “covered employee” within the meaning of Section 162(m) for a fiscal year that satisfies the requirements of this Section 11 may be treated as a Performance Compensation Award intended to qualify as “performance based compensation” under Section 162(m) of the Code in the absence of any such Committee designation and shall be administered in accordance with the terms thereof.

(b) Discretion of Committee with Respect to Performance Compensation Awards. Subject to Section 15(b), the Committee may select the length of a Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) and the Performance Formula.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing) and shall be based on the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth, or gross billings or gross billings growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis; (viii) earnings before or after taxes, interest, depreciation, and amortization on an adjusted or unadjusted basis (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other “value creation” metrics; (xvii) enterprise value; (xviii) stockholder return; (xix) client retention; (xx) competitive market metrics; (xxi) employee retention; (xxii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxiii) system-wide revenues; (xxiv) cost of capital, debt leverage year-end cash position or book value; (xxv) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; (xxvi) any combination of the foregoing or (xxvii) any other performance measure established by the Committee. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or a percentage of a prior period’s Performance Criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee deems appropriate, or as compared to various stock market indices. Subject to Section 15(b), the Committee also has the authority to provide for accelerated vesting, delivery and exercisability of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph.

(d) Modification of Performance Goal(s). The Committee may modify the calculation of a Performance Goal at any time (provided that, with respect to Performance Compensation Awards that are eligible for grandfathered status to qualify as “performance-based compensation” under Section 162(m), the change would not cause any Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m)), to reflect any of the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual or nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; (x) a change in the Company’s fiscal year; and (xi) any other events or factors as the Committee may determine.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, the Participant must be employed by or rendering services for the Company or an Affiliate on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. Unless otherwise provided in the applicable Award agreement, or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, the Participant shall be eligible to receive payment or delivery, as applicable, in respect of a Performance Compensation Award only to the extent the Committee determines that: (A) the Performance Goals for such period are achieved, as determined by the Committee; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals, as determined by the Committee.  Subject to Section 15(b), the Committee may accelerate the vesting and/or the lapse of any or all of the restrictions on a Performance Compensation Award, which acceleration shall not affect any other terms and conditions of such Award.

(f) Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following certification by the Committee regarding whether and to what extent the Performance Goals for the Performance Period have been achieved. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Unless otherwise provided in an Award agreement, any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii)).

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in any case an adjustment is determined by the Committee to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i)

adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria, Performance Formula and Performance Goals);

(ii)

providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the delivery, vesting and/or exercisability of, lapse of restrictions and/or other conditions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii)

cancelling any one or more outstanding Awards (or awards of an acquiring company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect any “equity restructuring” (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)). Except as otherwise determined by the Committee, any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 promulgated under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13. Effect of Change in Control. Except to the extent otherwise provided in an Award agreement, or any applicable employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary:

(a) In the event the Participant’s employment with the Company or an Affiliate is terminated by the Company or Affiliate without Cause (and other than due to death or Disability) on or within 12 months following a Change in Control, the Committee may provide that all Options and SARs held by such Participant shall become immediately exercisable with respect to 100% of the shares subject to such Options and SARs, and that the Restricted Period (and any other conditions) shall expire immediately with respect to 100% of the shares of Restricted Stock and Restricted Stock Units and any other Awards held by such Participant (including a waiver of any applicable Performance Goals); provided, that in the event the vesting or exercisability of any Award would otherwise be subject to the achievement of performance conditions, the portion of such Award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of target performance as determined by the Committee and prorated for the number of days elapsed from the grant date of such Award through the date of termination.

(b) In addition, the Committee may upon at least ten (10) days’ advance notice to the affected persons, cancel any outstanding Award and pay to the holders thereof, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the above, the Committee shall exercise such discretion over any Award subject to Code Section 409A at the time such Award is granted.

To the extent practicable, the provisions of this Section 13 shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Common Stock subject to their Awards.

14. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted, for changes in GAAP to new accounting standards); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, unless the Committee determines that such amendment, alteration, suspension, discontinuance or termination either is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 14(b) without shareholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent not inconsistent with the terms of any applicable Award agreement and the Plan, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after the Participant’s termination of employment or service with the Company); provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant unless the Committee determines that such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination either is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation; provided, further, that except as otherwise permitted under Section 12 of the Plan, if (i) the Committee reduces the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee cancels any outstanding Option or SAR and replaces it with a new Option or SAR (with a lower Exercise Price or

Strike Price, as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement or Form 10-K (if applicable) as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment), (iii) the Committee cancels any outstanding Option or SAR that has a per share Exercise Price or per share Strike Price (as applicable) at or above the Fair Market Value of a share of Common Stock on the date of cancellation, and pays any consideration to the holder thereof, whether in cash, securities or other property, or any combination thereof, or (iv) the Committee takes any other action which is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, then, in the case of the immediately preceding clauses (i) through (iv), any such action shall not be effective without shareholder approval.

15. General.

(a) Award Agreements; Other Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. An Award agreement may be in written or electronic form and shall be signed (either in written or electronic form) by the Participant and a duly authorized representative of the Company. The terms of any Award agreement, or any employment, change-in-control, severance or other agreement in effect with the Participant, may have terms or features different from and/or additional to those set forth in the Plan, and, unless expressly provided otherwise in such Award or other agreement, shall control in the event of any conflict with the terms of the Plan.

(b) Minimum Vesting.  No Award granted on or after the Effective Date shall vest earlier than the first anniversary of its date of grant, unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant.  The minimum vesting provision in the foregoing sentence shall not apply to (i) early vesting by reason of death, disability or a change in control of the Company or (ii) Awards granted in the aggregate for up to 5% of the maximum number of authorized shares set forth in Section 5(a) hereof.

(c) Nontransferability.

(i) Each Award shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may permit Awards (other than Incentive Stock Options) to be transferred by the Participant, without consideration, subject to such rules as the Committee may adopt, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant and the Participant’s Immediate Family Members; or (D) any other transferee as may be approved either (1) by the Board or the Committee, or (2) as provided in the applicable Award agreement; (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to the Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the transferred Award, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(d) Dividends and Dividend Equivalents. The Committee may provide the Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee, including, without limitation reinvestment in additional shares of Common Stock, Restricted Stock or other Awards, but any such dividends or dividend equivalents will in any event be subject to the same restrictions on transfer and forfeitability (including, for the avoidance of doubt, time-based vesting conditions) as the Award with respect to which the dividends or dividend equivalents are paid; provided, that no dividends or dividend equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time); provided, further, that any dividend equivalents shall be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no more than 60 days, after such Awards are earned and become payable or distributable (and the right to any such accumulated dividends or dividend equivalents shall be forfeited upon the forfeiture of the Award to which such dividends or dividend equivalents relate).

(e) Tax Withholding.

(i) The Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right (but not the obligation) and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to the Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may permit the Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) payment in cash; (B) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (C) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability, provided that, in the case of (C), the number of shares of Common Stock which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income, except that, to the extent that the Company is able to retain shares of Common Stock having a Fair Market Value that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a Fair Market Value equal to the maximum individual statutory rate of tax) as the Company shall determine in its discretion to satisfy the tax liability associated with any Award.

(f) No Claim to Awards; No Rights to Continued Employment. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board.

(g) International Participants. With respect to Participants who reside or work outside of the United States, the Committee may amend the terms of the Plan or appendices thereto, or outstanding Awards, with respect to such Participants, in order to conform such terms with or accommodate the requirements of local laws, procedures or practices or to obtain more favorable tax or other treatment for the Participant, the Company or its Affiliates. Without limiting the generality of this subsection, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability, retirement or other terminations of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions or payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

(h) Beneficiary Designation. The Participant’s beneficiary shall be deemed to be the Participant’s spouse (or domestic partner if such status is recognized by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, the Participant’s estate, except to the extent a different beneficiary is designated in accordance with procedures that may be established by the Committee from time to time for such purpose. Notwithstanding the foregoing, in the absence of a beneficiary validly designated under such Committee-established procedures and/or applicable law who is living (or in existence) at the time of death of a Participant residing or working outside the United States, any required distribution under the Plan shall be made to the executor or administrator of the estate of the Participant, or to such other individual as may be prescribed by applicable law.

(i) Termination of Employment or Service. Except as otherwise provided in an Award agreement, or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if the Participant’s employment with the Company or its Affiliates terminates, but such Participant continues to provide services with the Company or its Affiliates in a non-employee capacity (including as a non-employee director) (or vice versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan.

(j) No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

(k) Government and Other Regulations.

(i) Nothing in the Plan shall be deemed to authorize the Committee or Board or any members thereof to take any action contrary to applicable law or regulation, or rules of Nasdaq or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

(ii) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to and in compliance with the terms of an available exemption. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the U.S. federal securities laws, or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(iii) The Committee may cancel an Award or any portion thereof if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless prevented by applicable laws, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(l) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If the Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(m) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to the Participant’s spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(n) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(o) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and the Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

(p) Reliance on Reports. Each member of the Committee and each member of the Board (and their respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent registered public accounting firm of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(q) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(r) Purchase for Investment. Whether or not the Options and shares covered by the Plan have been registered under the Securities Act, each person exercising an Option under the Plan or acquiring shares under the Plan, may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant upon the exercise of any Option granted under the Plan.

(s) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(t) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(u) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company.

(v) 409A of the Code.

(i) It is intended that the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan or any other plan maintained by the Company, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant or any beneficiary harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(ii) Notwithstanding anything in the Plan to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is (i) six months after the date of such Participant’s “separation from service” within the meaning of Section 409A of the Code or, if earlier, (ii) the first practicable date, consistent with the terms of Section 409A of the Code, following the Participant’s date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) In the event that the timing of payments in respect of any Award that would otherwise be considered “deferred compensation” subject to Section 409A of the Code would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(w) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, the Committee may provide in an Award agreement that: (i) clawback, forfeiture or similar provisions shall apply if the Participant engages in activity that is in conflict with or adverse to the interest of the Company or any of its Affiliates while employed by or providing services to the Company or any of its Affiliates, including fraud or conduct contributing to any financial restatements or irregularities, or if the Participant violates a noncompete, nonsolicit, nondisclosure or nondisparagement covenant or agreement with the Company or any of its Affiliates; (ii) in the case of an event described in the preceding subclause (i), the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of such Award, and must promptly repay such amounts to the Company; and/or (iii) if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company. In addition, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of Nasdaq or any other securities exchange or inter-dealer quotation service on which the

Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award agreements).

(x) No Representations or Covenants With Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(y) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

*     *     *

As adopted by the Board of Directors of the Company on February 25, 2020.

As approved by the shareholders of the Company on ____________, 2020.

ANNUAL MEETING OF HOUGHTON MIFFLIN HARCOURT COMPANY Date: Tuesday, May 19, 2020 Time: 8:00 A.M. (Eastern Time) Place: www.proxydocs.com/HMHC Please make your marks like this: È Use dark black pencil or pen only Proposals – The Board of Directors recommends a vote FOR all of the nominees listed; FOR the advisory approval of the compensation of our named executive officers; FOR EVERY YEAR on frequency of advisory vote on executive compensation; FOR the approval of the adoption of the Amended and Restated 2015 Omnibus Incentive Plan; and FOR the ratification of the appointment of our independent registered public accounting firm for fiscal year 2020. 1: ELECTION OF NINE DIRECTORS: Nominees: For Withhold (01) Daniel Allen ‘ ‘ (02) L. Gordon Crovitz ‘ ‘ (03) Jean S. Desravines ‘ ‘ (04) Lawrence K. Fish ‘ ‘ (05) Jill A. Greenthal ‘ ‘ (06) John F. Killian ‘ ‘ (07) John J. Lynch, Jr. ‘ ‘ (08) John R. McKernan, Jr. ‘ ‘ (09) Tracey D. Weber ‘ ‘ For Against Abstain 2: Advisory Approval of Compensation of Named Executive Officers ‘ ‘ ‘ Every year Every two years Every three years Abstain 3: Advisory Vote on Frequency of Advisory Vote on Executive Compensation. ‘ ‘ ‘ ‘ For Against Abstain 4: Approval of the adoption of the Amended and Restated 2015 Omnibus Incentive Plan ‘ ‘ ‘ For Against Abstain 5: Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2020 ‘ ‘ ‘ TO ATTEND The Annual Meeting of Houghton Mifflin Harcourt Company Please visit www.proxydocs.com/HMHC To Register for the Virtual Meeting. Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. By signing and dating this proxy you will be deemed to have acknowledged and assented to the terms of this proxy set forth on the reverse side. Please separate carefully at the perforation and return just this portion in the envelope provided. Annual Meeting of Houghton Mifflin Harcourt Company to be held on Tuesday, May 19, 2020 for Stockholders as of March 20, 2020 This proxy is being solicited on behalf of the Board of Directors VOTE BY: INTERNET TELEPHONE Go To Call www.proxypush.com/HMHC 866-390-5371 • Cast your vote online 24 hours a day/7 days a week. OR • Use any touch-tone telephone toll-free 24 hours a day/7 days a week. • Have your Proxy Card/Voting Instructions Form ready. •• Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions. • View Meeting Documents. MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned, revoking all previous proxies, hereby appoints Joseph P. Abbott, Jr. and William F. Bayers, or either of them, as attorneys and proxies with full power of substitution and resubstitution to represent the undersigned and to vote all shares of common stock of Houghton Mifflin Harcourt Company (the “Company”) that the undersigned is entitled to vote at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”), to be held virtually on Tuesday, May 19, 2020, at 8:00 a.m., Eastern Time or any subsequent time that may be necessary by any adjournment or postponement thereof for the purposes listed on the reverse side, with all powers which the undersigned would possess if present at the virtual meeting. To register for the virtual meeting go to www.proxydocs.com/HMHC. This proxy (which is being solicited on behalf of the Board of Directors), when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. If voting by proxy, please exercise your right to vote by promptly completing, signing and returning this proxy card by May 18, 2020. You may later revoke the proxy and, if you are able to attend the virtual Annual Meeting, you may vote your shares electronically during the virtual Annual Meeting until the polls close. PROXY TABULATOR FOR HOUGHTON MIFFLIN HARCOURT COMPANY c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903  Houghton Mifflin Harcourt

Please separate carefully at the perforation and return just this portion in the envelope provided. Proxy for Annual Meeting of Stockholders to be held on Tuesday, May 19, 2020 This proxy is being solicited on behalf of the Board of Directors Please vote, date and sign this Proxy on the other side and return it in the enclosed envelope. The undersigned, revoking all previous proxies, hereby appoints Joseph P. Abbott, Jr. and William F. Bayers, or either of them, as attorneys and proxies with full power of substitution and resubstitution to represent the undersigned and to vote all shares of common stock of Houghton Mifflin Harcourt Company (the “Company”) that the undersigned is entitled to vote at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”), to be held virtually on Tuesday, May 19, 2020, at 8:00 a.m., Eastern Time or any subsequent time that may be necessary by any adjournment or postponement thereof for the purposes listed on the reverse side, with all powers which the undersigned would possess if present at the virtual meeting. To register for the virtual meeting go to www.proxydocs.com/HMHC. This proxy (which is being solicited on behalf of the Board of Directors), when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.  Houghton Mifflin Harcourt